Filed Pursuant to Rule 424(b)(5)
Registration No. 333-220369

The information in this preliminary prospectus supplement is not complete and may be changed or supplemented without notice. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted.

Subject to Completion, Dated April 8, 2019

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated September 20, 2017)

SOTHERLY HOTELS INC.

Shares

% Series D Cumulative Redeemable Perpetual

Preferred Stock

(Liquidation Preference $25.00 Per Share)

We are offering              shares of our newly designated     % Series D cumulative redeemable perpetual preferred stock, par value $0.01 per share (the “Series D Preferred Stock”). We will pay cumulative distributions on our Series D Preferred Stock at a distribution rate of     % per annum of the $25.00 liquidation preference per share, which is equivalent to $             per share of Series D Preferred Stock. Distributions on our Series D Preferred Stock sold in this offering will be payable quarterly in arrears on the 15th day of January, April, July and October of each year. The first distribution on the Series D Preferred Stock sold in this offering will be paid on July 15, 2019, and will be in the pro-rated amount of $             per share. Our Series D Preferred Stock is not subject to any sinking fund. Upon liquidation, dissolution or winding up, our Series D Preferred Stock will rank senior to our common stock, par value $0.01 per share (the “common stock”), with respect to the payment of distributions and pari passu with our 8.0% Series B cumulative redeemable perpetual preferred stock, which we refer to as Series B Preferred Stock, and our 7.875% Series C cumulative redeemable perpetual preferred stock, which we refer to as Series C Preferred Stock.

We may not redeem our Series D Preferred Stock prior to            , except as described in the immediately following paragraph and in limited circumstances to preserve our status as a real estate investment trust (“REIT”). On or after             , we may, at our option, redeem our Series D Preferred Stock, in whole or from time to time in part, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid distributions on such shares of Series D Preferred Stock up to, but not including, the redemption date.

In addition, upon the occurrence of a Change of Control (as defined herein), we may, at our option, redeem shares of our Series D Preferred Stock, in whole or in part and within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid distributions to, but not including, the date of redemption.

To the extent we exercise our redemption rights relating to the Series D Preferred Stock, holders of shares of Series D Preferred Stock will not be permitted to exercise the conversion right described below in respect of their shares called for redemption. The Series D Preferred Stock has no maturity date and will remain outstanding indefinitely unless redeemed by us or converted by the holders of shares of the Series D Preferred Stock. Holders of our Series D Preferred Stock will have no voting rights except as set forth in this prospectus supplement under “Description of the Series D Preferred Stock—Limited Voting Rights.”

Upon the occurrence of a Change of Control, each holder of shares of Series D Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date (as defined herein), we have provided or provide notice of our election to redeem the Series D Preferred Stock) to convert some or all of the Series D Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of our common stock per share of our Series D Preferred Stock to be converted equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid distributions to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series D Preferred Stock distribution payment and prior to the corresponding Series D Preferred Stock distribution payment date, in which case no additional amount for such accrued and unpaid distribution will be included in this sum) by (ii) the Common Stock Price (as defined herein); and

•	, (the “Share Cap”) subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration as described in this prospectus supplement.

The Series D Preferred Stock is subject to certain restrictions on ownership designed to preserve our qualification as a REIT for federal income tax purposes. See “Description of Common Stock and Preferred Stock—Restrictions on Ownership and Transfer” in the accompanying prospectus and “Description of the Series D Preferred Stock—Restrictions on Ownership and Transfer” in this prospectus supplement.

We have filed an application to list the Series D Preferred Stock on the NASDAQ Global Market (“NASDAQ”) under the symbol “SOHON.” If the application is approved, we expect trading of the Series D Preferred Stock on NASDAQ to commence within 30 days after the initial date of issuance. Our common stock is traded on NASDAQ under the symbol “SOHO.”

Investing in our Series D Preferred Stock involves risks. Please carefully read the “Risk Factors ” beginning on page S-11 of this prospectus supplement, on page 5 of the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement, including our Annual Report on Form 10-K for the year ended December 31, 2018 and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, for a discussion of certain factors that you should consider before making your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total(2)
Public offering price(1)	$	$
Underwriting discounts and commissions(3)	$	$
Proceeds, before expenses, to us	$	$

(1)	Plus accrued distributions, if any, from (but excluding) , 2019.
(2)	Assumes no exercise of the underwriters’ option to purchase additional shares of our Series D Preferred Stock to cover over-allotments, if any.
(3)	See “Underwriting” for additional information regarding underwriter compensation.

We granted the underwriters the right to purchase up to an additional             shares of our Series D Preferred Stock at the public offering price, less underwriting discounts and commissions, within 30 days from the date of this prospectus supplement to cover over-allotments, if any. The underwriters expect to deliver the shares of our Series D Preferred Stock in book-entry form only, through the facilities of the Depository Trust Company (“DTC”), on or about                     , 2019, which is the fifth business day following the date of this prospectus supplement.

Sandler O’Neill + Partners, L.P.	Janney Montgomery Scott

American Capital Partners, LLC	Boenning & Scattergood, Inc.

The date of this prospectus supplement is April     , 2019

Prospectus Supplement

Prospectus

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You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus issued by us. Neither the underwriters nor we have authorized any other person to provide you with different or additional information. If anyone provides you with different, additional or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and any free writing prospectus, as well as information that we have previously filed with the U.S. Securities and Exchange Commission (the “SEC”) that is incorporated by reference, is accurate only as of the date of the applicable document. Our business, financial condition, liquidity, results of operations and prospects may have changed since those respective dates. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus supplement and accompanying prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs or that information contained herein is correct as of any time subsequent to the date hereof.

We may use market data and industry forecasts and projections throughout this prospectus supplement, the accompanying prospectus and any related free writing prospectus, including data from publicly available information and industry publications. These sources generally state that the information they provide has been obtained from sources believed to be reliable, but that the accuracy and completeness of the information are not guaranteed. The forecasts and projections are based on industry surveys and the preparers’ experience in the industry and there can be no assurance that any of the forecasts or projections will be achieved. We believe that the surveys and market research others have performed are reliable, but we have not independently investigated or verified this information. In addition, the market data and industry forecasts and projections obtained from STR, Inc. that we may include in this prospectus supplement, accompany prospectus or any free writing prospectus have not been expertized and are, therefore, solely our responsibility. As a result, STR, Inc. does not have, and will not have, any liability or responsibility whatsoever for any market data and industry forecasts and projections that are contained in this prospectus supplement or otherwise disseminated in connection with the offer or sale of shares of our Series D Preferred Stock. If you purchase shares of our Series D Preferred Stock, your sole recourse for any alleged or actual inaccuracies in the market data and industry forecasts and projections used in this prospectus will be against us.

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ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

This document is in two parts. The first part is this prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information about securities that we may offer from time to time, some of which does not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. We urge you to carefully read this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein, before buying any shares of Series D Preferred Stock being offered under this prospectus supplement. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent or conflicts with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

We urge you to carefully read this prospectus supplement, the accompanying prospectus and any related free writing prospectus, together with the information incorporated by reference herein and therein, in each case, as described under the heading “Where You Can Find More Information,” before buying any of the Series D Preferred Stock being offered.

In this prospectus supplement, unless otherwise indicated or the context otherwise requires, references to “Sotherly,” “Company,” “we,” “us” and “our” refer collectively to Sotherly Hotels Inc., its operating partnership, Sotherly Hotels LP, and its consolidated subsidiaries.

TRADE NAMES, LOGOS AND TRADEMARKS

All brand and trade names, logos or trademarks contained or referred to in this prospectus supplement and the accompanying prospectus, as well as any document incorporated by reference in this prospectus supplement and the accompanying prospectus, are the properties of their respective owners. These references shall not in any way be construed as participation by, or endorsement of, the offering of any of our securities by any of our franchisors.

“Hilton”, “DoubleTree” and “Tapestry Collection” are registered trademarks of Hilton Worldwide, Inc. or one of its affiliates. All references below to “DoubleTree”, “Tapestry Collection” or “Hilton” mean Hilton Worldwide, Inc. and all of its affiliates and subsidiaries.

“Crowne Plaza” is the registered trademark of Intercontinental Hotels Group or one of its affiliates. All references below to “Crowne Plaza” include Intercontinental Hotels Group and all of its affiliates and subsidiaries.

“Sheraton” is the registered trademark of Marriott International, Inc. or one of its affiliates. All references below to “Sheraton” include Marriott International, Inc. and all of its affiliates and subsidiaries.

“Hyatt” is the registered trademark of Hyatt Corporation or one of its affiliates. All references below to “Hyatt” include Hyatt Corporation and all of its affiliates and subsidiaries.

“Hyde Resort & Residences” is the registered trademark of SBE Entertainment Group or one of its affiliates. All references below to “Hyde” include SBE Entertainment Group and all of its affiliates and subsidiaries.

None of DoubleTree, Hilton, Tapestry Collection, Crowne Plaza, Sheraton, Hyatt or Hyde (collectively, the “trademark owners”) is responsible for the content of this prospectus supplement or the accompanying

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prospectus, or for the information incorporated by reference in this prospectus supplement and the accompanying prospectus, whether relating to hotel information, operating information, financial information, its relationship with us or otherwise. None of the trademark owners are involved in any way, whether as an “issuer” or “underwriter” or otherwise, in any offering by us of the securities covered by this prospectus supplement and the accompanying prospectus. None of the trademark owners have expressed any approval or disapproval regarding the offering of securities pursuant to this prospectus supplement and the accompanying prospectus, and the grant by any of them of any franchise or other rights to us shall not be construed as any expression of approval or disapproval. None of the trademark owners nor any of their respective officers, directors, members, managers, agents, stockholders, employees, accountants or attorneys have assumed, and none shall have, any liability in connection with the offering of securities contemplated by this prospectus supplement and the accompanying prospectus. If you purchase securities in an offering pursuant to this prospectus supplement and the accompanying prospectus, your sole recourse for any alleged or actual impropriety relating to any offer and sale of securities and the operation of our business will be against us (and/or, as may be applicable, the seller of such securities) and in no event may you seek to impose liability arising from or related to such activity, directly or indirectly, upon any of the trademark owners or any of their respective officers, directors, members, managers, agents, stockholders, employees, accountants or attorneys.

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SUMMARY

This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement and in the accompanying prospectus and in the documents we incorporate by reference herein and therein. This summary is not complete and does not contain all of the information that you should consider before investing in our Series D Preferred Stock. After you read this summary, to fully understand this offering and its consequences to you, you should read and consider carefully the more detailed information and financial statements and related notes that we include in or incorporate by reference into this prospectus supplement and the accompanying prospectus, especially the sections entitled “Risk Factors” beginning on page S-11 of this prospectus supplement and in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2018 and in subsequent reports filed with the SEC. If you invest in our Series D Preferred Stock, you are assuming a high degree of risk. This prospectus supplement may add to, update or change information in the accompanying prospectus.

Company Overview

Sotherly was formed in August 2004 to own, acquire, renovate and reposition full-service, primarily upscale and upper-upscale hotel properties located in the Mid-Atlantic and Southern United States. On December 21, 2004, Sotherly successfully completed its initial public offering and elected to be treated as a self-advised real estate investment trust (“REIT”) for federal income tax purposes. As of the date of this prospectus supplement, Sotherly Hotels Inc. owns approximately 88.9% of the units of limited partnership interest in our operating partnership, Sotherly Hotels LP. Limited partners (including certain of Sotherly’s officers and directors) own the remaining units of limited partnership interest in our operating partnership.

As of the date of this prospectus supplement, our portfolio consists of twelve full-service, primarily upscale and upper-upscale hotels with 3,156 rooms and the hotel commercial condominium unit of the Hyde Resort & Residences condominium hotel, with approximately 157,000 square feet of total meeting space. All of our hotels are wholly-owned by subsidiaries of our operating partnership and nine operate under the Hilton™, DoubleTree by Hilton™, Tapestry Collection by Hilton™, Sheraton™, Hyatt™ and Crowne Plaza™ brands, while three hotels operate independently of any brand affiliation. Our hotels are managed on a day-to-day basis by either MHI Hotels Services, LLC, which does business as, and which we refer to in this prospectus supplement as, Chesapeake Hospitality, or by Highgate Hotels, L.P., which we refer to in this prospectus supplement as Highgate Hotels.

Our portfolio is concentrated in markets that we believe possess multiple demand generators and have significant barriers to entry for new product delivery, which are important factors for us in identifying hotel properties that we expect will be capable of providing strong risk-adjusted returns.

Our Strengths and Strategies

Experienced Management Team. Our top three senior executives have an average of 22 years of experience working in all facets of the lodging industry. We expect to continue to benefit from our management team’s extensive experience and significant relationships throughout the lodging industry.

Strong Geographic Growth Markets. Most of our properties are located in, and we expect to continue to focus our investment strategies on, major growth markets in the Southern United States, which we believe are characterized by population growth, economic expansion, growth in new businesses and growth in the resort, recreation and leisure segments.

Stable, Diversified Hotel Portfolio. We currently own twelve full services hotels and an interest in a condominium hotel in the Mid-Atlantic and Southern United States and, for the year ended December 31, 2018, our portfolio had average occupancy of more than 69% and an average daily rate of more than $158.

Focused Business Model on Full-Service Hotels. All of our hotels are full-service hotels in the upscale and upper-upscale categories. We expect to continue to focus our investment strategies on full-service hotels in the upscale and upper-upscale categories because we believe these types of hotels will outperform the broader U.S. hotel industry, and thus offer the highest returns on invested capital.

Repositioning of Hotels. We plan to reposition certain hotel properties as independent hotels and will consider on a case-by-case basis upon the expiration of the respective franchise agreements or the acquisition of new hotel properties.

Significant Industry Relationships to Source Unique Acquisitions. Our management team has extensive relationships with sellers and other lodging industry participants, which we believe will continue to provide us with opportunities to source off-market acquisition opportunities that may not be available to our competitors.

Disciplined Acquisition Focus. We historically have sought, and expect to continue to seek, to acquire hotels that cater to both leisure and business travelers in prime locations in markets with significant barriers to entry and significant demand generators such as large universities, airports, convention centers, corporate headquarters, sports venues, and office buildings.

Our Properties

As of the date of this prospectus supplement, our portfolio consisted of the following hotel properties, consisting of twelve full-service, primarily upscale and upper-upscale hotels with 3,156 rooms, nine of which operate under well-known brands such as Hilton, Crowne Plaza, DoubleTree, Hyatt and Sheraton, and three of which are independent hotels, and the hotel commercial condominium unit of the Hyde Resort & Residences condominium hotel:

Property	Number of Rooms	Location	Date of Acquisition	Chain/Class Designation
Wholly-owned Hotels
Crowne Plaza Tampa Westshore	222	Tampa, FL	October 29, 2007	Upscale
The DeSoto	246	Savannah, GA	December 21, 2004	Upper Upscale(1)
DoubleTree by Hilton Jacksonville Riverfront	293	Jacksonville, FL	July 22, 2005	Upscale
DoubleTree by Hilton Laurel	208	Laurel, MD	December 21, 2004	Upscale
DoubleTree by Hilton Philadelphia Airport	331	Philadelphia, PA	December 21, 2004	Upscale
DoubleTree by Hilton Raleigh Brownstone-University	190	Raleigh, NC	December 21, 2004	Upscale
DoubleTree Resort by Hilton Hollywood Beach	311	Hollywood, FL	August 9, 2007	Upscale
Georgian Terrace	326	Atlanta, GA	March 27, 2014	Upper Upscale(1)
Hotel Ballast Wilmington, Tapestry Collection by Hilton(2)	272	Wilmington, NC	December 21, 2004	Upscale
Hyatt Centric Arlington	318	Arlington, VA	March 1, 2018	Upper Upscale
Sheraton Louisville Riverside	180	Jeffersonville, IN	September 20, 2006	Upper Upscale

Property	Number of Rooms		Location	Date of Acquisition	Chain/Class Designation
The Whitehall	259		Houston, TX	November 13, 2013	Upper Upscale(1)

Hotel Rooms Subtotal	3,156

Condominium Hotel
Hyde Resort & Residences	215	(3)	Hollywood, FL	January 30, 2017	Luxury(1)

Total Hotel & Participating Condominium Hotel Rooms	3,371

(1)	Operated as an independent hotel.
(2)	Formerly Hilton Wilmington Riverside.
(3)

We own the hotel commercial unit and operate a rental program. Reflects only those condominium units that were participating in the rental program as of December 31, 2018. At any given time, some portion of the units participating in our rental program may be occupied by the unit owner(s) and unavailable for rental to hotel guests. We sometimes refer to each participating condominium unit as a “room”.

In order for Sotherly to qualify as a REIT, it cannot directly manage or operate its wholly-owned hotels. Therefore, our wholly-owned hotel properties are leased to MHI Hospitality TRS, LLC (“our TRS Lessee”), and managed by either Chesapeake Hospitality or Highgate Hotels. Chesapeake Hospitality and Highgate Hotels are each eligible independent management companies. Chesapeake Hospitality is owned and controlled by certain individuals, including Andrew M. Sims, Sotherly’s chairman and chief executive officer, and Kim E. Sims and Christopher L. Sims, each of whom is an immediate family member of our chairman and chief executive officer. Andrew, Kim and Christopher Sims are siblings. Our TRS Lessee is wholly-owned by MHI Hospitality TRS Holding, Inc. (“MHI Holding”), a taxable REIT subsidiary that is wholly-owned by our operating partnership. Our TRS Lessee is disregarded as an entity separate from MHI Holding for U.S. federal income tax purposes. Chesapeake Hospitality and its affiliates have been in continuous operation since 1957. By using Chesapeake Hospitality and Highgate Hotels as our management companies, we intend to continue to capitalize on the extensive experience of their management teams. Chesapeake Hospitality and its predecessors have operated for many years in markets where we have a presence, and its operations are driven primarily by a focused sales, marketing and food and beverage strategy that we believe is critical to the success of a full-service hotel.

Corporate Information

Sotherly was incorporated in Maryland in August 2004 and changed its name from MHI Hospitality Corporation to Sotherly Hotels Inc., effective April 16, 2013. Our principal executive offices are located at 410 W. Francis Street, Williamsburg, VA 23185. Our telephone number is (757) 229-5648. Our website is http://www.sotherlyhotels.com. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus.

THE OFFERING

The following summary contains basic information about the Series D Preferred Stock and the offering and is not intended to be complete. For a more complete description of the terms of the Series D Preferred Stock, see “Description of the Series D Preferred Stock” in this prospectus supplement and “Description of Common Stock and Preferred Stock” in the accompanying prospectus. We reserve the right to reopen this series and issue additional shares of Series D Preferred Stock either through public or private sale at any time.

Issuer	Sotherly Hotels Inc.

Securities Offered	shares (or shares if the underwriter exercises its over-allotment option in full) of our Series D Preferred Stock.

Ranking	The Series D Preferred Stock will rank, with respect to distribution rights and rights upon our liquidation, dissolution or winding-up:

•

senior to all classes or series of our common stock, and to all other classes or series of our capital stock which is expressly designated as ranking junior to the Series D Preferred Stock (the “Junior Stock”);

•

on parity with our Series B Preferred Stock and our Series C Preferred Stock and any other class or series of our capital stock which is expressly designated as ranking on parity with the Series D Preferred Stock (the “Parity Stock”); and

•

junior to any class or series of our capital stock that we may later authorize or issue which is expressly designated as ranking senior to the Series D Preferred Stock and junior to our existing and future indebtedness.

Any future authorization or issuance of a class or series of our capital stock expressly designated as ranking senior to the Series D Preferred Stock would require the affirmative vote of the holders of at least two-thirds of the outstanding shares of our Series D Preferred Stock voting together as a class with holders of any Parity Stock, including our Series B Preferred Stock and our Series C Preferred Stock.

Distributions

Holders of shares of our Series D Preferred Stock will be entitled to receive cumulative cash distributions on the Series D Preferred Stock, payable quarterly in arrears on the 15th day of January, April, July and October of each year (or if not a business day, on the next succeeding business day), commencing on July 15, 2019, at the rate of         % per annum of the $25.00 liquidation preference per share (equivalent to an annual rate of $             per annum per share). Any         distribution payable on the Series D Preferred Stock for any partial or longer distribution period (including the first distribution period after the sale of Series D Preferred Stock in this offering) shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions on the Series D Preferred Stock will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized or declared. The first distribution on the Series D Preferred Stock sold in this offering will be paid on July 15, 2019 and will be in the pro rated amount of $ per share.

Generally, distributions paid by regular C corporations to persons or entities that are taxed as United States individuals are taxed for U.S. federal income tax purposes at the rate applicable to long-term capital gains, which is currently a maximum of 20%, subject to certain limitations. Because we are a REIT, however, our distributions, including distributions paid on our Series D Preferred Stock, generally will continue to be taxed at regular ordinary income tax rates for such purposes, except to the extent that the special rules relating to qualified distribution income and capital gains distributions paid by a REIT apply. In addition, non-corporate holders of our stock, including the Series D Preferred Stock, that receive distributions from the Company characterized as ordinary dividends (i.e., not a capital gain dividend or qualified dividend income) for U.S. federal income tax purposes are eligible to claim a tax deduction for each taxable year prior to January 1, 2026 equal to 20% of the amount of ordinary dividends they receive from us in such taxable year. See “Description of the Series D Preferred Stock—Distributions” and the discussion under the heading “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus.

Optional Redemption	We may not redeem the Series D Preferred Stock prior to , except as described below under “Special Optional Redemption” and in limited circumstances to preserve our status as a REIT. On and after , the Series D Preferred Stock will be redeemable at our option, in whole or in part at any time or from time to time, for cash at a redemption price of $25.00 per share of Series D Preferred Stock, plus all accrued and unpaid distributions up to, but not including, the redemption date. Any partial redemption will be on a pro rata basis or by lot. See “Description of the Series D Preferred Stock—Optional Redemption” in this prospectus supplement.

Special Optional Redemption	Upon the occurrence of a Change of Control (as defined in “Description of the Series D Preferred Stock—Special Optional Redemption”), we may, at our option, redeem the Series D Preferred Stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share of Series D Preferred Stock, plus any accrued and unpaid distributions to, but not including, the date of redemption. If, prior to the Change of Control Conversion Date, we exercise our redemption right (whether our optional redemption right or our special optional redemption right), you will not have the conversion right described below in respect of shares of our Series D Preferred Stock called for redemption.

The “Change of Control Conversion Date” will be a business day that is no less than 20 days nor more than 35 days after the date on which we provide the notice described under “Description of Series D Preferred Stock—Conversion Rights” to the holders of shares of the

Series D Preferred Stock. See “Description of the Series D Preferred Stock—Special Optional Redemption” in this prospectus supplement.

Conversion Rights	Upon the occurrence of a Change of Control, each holder of shares of the Series D Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem shares of our Series D Preferred Stock) to convert some or all of the shares of the Series D Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of our common stock per share of our Series D Preferred Stock to be converted equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid distributions to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series D Preferred Stock distribution payment and prior to the corresponding Series D Preferred Stock distribution payment date, in which case no additional amount for such accrued and unpaid distribution will be included in this sum) by (ii) the Common Stock Price (as defined herein); and

•	, (the “Share Cap”), subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration, as described in this prospectus supplement.

The Share Cap is subject to pro rata adjustments for any Share Splits (as defined herein) with respect to shares of our common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of our common stock that is equivalent to the product of (i) the Share Cap in effect immediately prior to such Share Split multiplied by (ii) a fraction, the numerator of which is the number of shares of our common stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Share Split.

If we have provided or provide a redemption notice, whether pursuant to our special optional redemption right in connection with a Change of Control or our optional redemption right, holders of shares of our Series D Preferred Stock that we have called for redemption will not have any right to convert the shares of Series D Preferred Stock that we have called for redemption in connection with the Change of Control Conversion Right (as defined herein) and any of the shares of Series D Preferred Stock subsequently selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

For definitions of “Change of Control Conversion Right,” “Change of Control Conversion Date,” “Common Stock Price” and “Share Split” and for a description of the adjustments and provisions for the receipt of alternative consideration that may be applicable to the Change of

Control Conversion Right, see “Description of the Series D Preferred Stock—Conversion Rights” in this prospectus supplement.

Except as provided above in connection with a Change of Control, the Series D Preferred Stock is not convertible into or exchangeable for any other securities or property.

A “Change of Control” is when, after the original issuance of the Series D Preferred Stock, the following have occurred and are continuing:

•

the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our company entitling that person to exercise more than 50% of the total voting power of all shares of our company entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•

following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE American or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or NASDAQ.

Notwithstanding any other provision of the Series D Preferred Stock, no holder of shares of our Series D Preferred Stock will be entitled to convert such shares of our Series D Preferred Stock into shares of our common stock to the extent that receipt of such shares of common stock would cause such holder (or any other person) to exceed the share ownership limits contained in our charter, including the articles supplementary setting forth the terms of the Series D Preferred Stock. See “Description of Our Common Stock and Preferred Stock—Restrictions on Ownership and Transfer” in the accompanying prospectus.

Liquidation Preference

If we liquidate, dissolve or wind-up, holders of shares of the Series D Preferred Stock will have the right to receive $25.00 per share of Series D Preferred Stock, plus accrued and unpaid distributions (whether or not earned or declared) up to, but not including, the date of payment, before any payment is made to holders of our common stock and any other class or series of Junior Stock. The rights of holders of shares of our Series D Preferred Stock to receive their liquidation preference will be subject to the proportionate rights of holders of the Series B Preferred Stock and the Series C Preferred Stock and any other class or series of our capital stock ranking senior to or on parity with our Series D Preferred Stock as to liquidation. See “Description of the Series D Preferred Stock—Liquidation Preference” in this prospectus supplement.

No Maturity, Sinking Fund or Mandatory Redemption	The Series D Preferred Stock has no maturity date and we are not required to redeem the Series D Preferred Stock at any time.

Accordingly, shares of our Series D Preferred Stock will remain outstanding indefinitely, unless we decide, at our option, to exercise our redemption rights or, under circumstances where the holders of shares of our Series D Preferred Stock have a conversion right, the holders of shares of the Series D Preferred Stock decide to convert the Series D Preferred Stock. The Series D Preferred Stock is not subject to any sinking fund. See “Description of the Series D Preferred Stock—No Maturity, Sinking Fund or Mandatory Redemption” in this prospectus supplement.

Further Issuances	We may classify and issue additional shares of Series D Preferred Stock ranking equally and ratably with the Series D Preferred Stock offered by this prospectus supplement in all respects, so that such additional shares of Series D Preferred Stock will be consolidated and form a single series with the Series D Preferred Stock offered by this prospectus supplement and will have the same terms as to status, redemption or otherwise.

Limited Voting Rights

Holders of shares of our Series D Preferred Stock will generally have no voting rights. However, if we are in arrears on distributions on the Series D Preferred Stock for six or more quarterly periods, whether or not consecutive, holders of shares of the Series D Preferred Stock (voting together as a class with the holders of our Series B Preferred Stock and our Series C Preferred Stock and all other classes or series of Parity Stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote at a special meeting or at our next annual meeting and each subsequent annual meeting of stockholders for the election of two additional directors to serve on our board of directors until all unpaid distributions and the distribution for the then current period with respect to the Series D Preferred Stock and any other class or series of Parity Stock have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. The affirmative vote of the holders of at least two-thirds of the outstanding shares of Series D Preferred Stock, voting together as a single class with the holders of any other class or series of our Parity Stock upon which like voting rights have been conferred and are exercisable, is required for us to authorize, create or increase the number of shares of any class or series of our capital stock expressly designated as ranking senior to the Series D Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up. In addition, the affirmative vote of at least two-thirds of the outstanding shares of our Series D Preferred Stock (voting as a separate class) is required to amend our charter (including the articles supplementary designating our Series D Preferred Stock)

in a manner that materially and adversely affects the rights of the holders of shares of our Series D Preferred Stock disproportionately relative to other classes or series of Parity Stock.

Among other things, we may, without any vote of the holders of shares of the Series D Preferred Stock, issue additional shares of Series D Preferred Stock and we may authorize and issue additional shares of any class or series of senior stock or parity stock. See “Description of the Series D Preferred Stock—Limited Voting Rights” in this prospectus supplement.

Information Rights	During any period in which we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, and any shares of Series D Preferred Stock are outstanding, we will (i) transmit by mail or other permissible means under the Exchange Act to all holders of shares of the Series D Preferred Stock as their names and addresses appear in our record books and without cost to such holders, copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) within 15 days following written request, supply copies of such reports to any prospective holder of shares of the Series D Preferred Stock. We will mail (or otherwise provide) the reports to the holders of shares of the Series D Preferred Stock within 15 days after the respective dates by which we would have been required to file such reports with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act. See “Description of the Series D Preferred Stock—Information Rights” in this prospectus supplement.

Listing	We have filed an application to list the Series D Preferred Stock on NASDAQ under the symbol “SOHON.” If the listing is approved, we expect trading of the Series D Preferred Stock on NASDAQ to commence within 30 days after initial delivery of the Series D Preferred Stock.

Restrictions on Ownership and Transfer	For us to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), not more than 50% in value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code. In order to assist us in meeting these requirements, among other purposes, no one person may own, actually or constructively, more than 9.9% of the aggregate number of the outstanding shares of Series D Preferred Stock or more than 9.9% in value of the aggregate of the outstanding shares of our classes of stock. See “Description of Common Stock and Preferred Stock—Restrictions on Ownership and Transfer” in the accompanying prospectus and “Description of the Series D Preferred Stock—Restrictions on Ownership and Transfer” in this prospectus supplement.

Use of Proceeds	We estimate that the net proceeds to us from this offering will be approximately $ , after deducting the underwriting discount and other estimated offering expenses payable by us (or approximately $ if the underwriters fully exercise their option to purchase additional shares). We intend to contribute all of the net proceeds from this offering to our operating partnership in exchange for Series D Cumulative Redeemable Preferred units of limited partnership interest in our operating partnership, the economic terms of which are substantially similar to the terms of the Series D Preferred Stock. We intend that our operating partnership will subsequently use the net proceeds from this offering to redeem in full our operating partnership’s 7.25% Senior Unsecured Notes due 2021, which may be redeemed at our option on or after February 15, 2019 at a redemption price equal to 101% of the principal amount thereof plus accrued and unpaid interest thereon to the date of redemption and the remaining net proceeds for general corporate purposes, including potential future acquisitions of hotel properties. See “Use of Proceeds” in this prospectus supplement.

Tax Considerations	The material federal income tax considerations of purchasing, owning and disposing of shares of our Series D Preferred Stock are summarized in the discussions under the heading “Supplemental Material U.S. Federal Income Tax Considerations” in this prospectus supplement and under the heading “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus.

Form	The Series D Preferred Stock will be issued and maintained in book-entry form registered in the name of the nominee DTC, except under limited circumstances.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase additional shares of Series D Preferred Stock to cover over-allotments, if any.

RISK FACTORS

An investment in shares of our Series D Preferred Stock involves a high degree of risk. You should carefully consider the risk factors in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, and the risk factors and other information contained in this prospectus supplement, the accompanying prospectus and any related free writing prospectus before acquiring shares of Series D Preferred Stock. The occurrence of any of these risks might cause you to lose all or part of your investment in the Series D Preferred Stock. Please also refer to the section below entitled “Cautionary Note on Forward-Looking Statements.”

Risks Related to the Series D Preferred Stock and this Offering

Our Series D Preferred Stock is subordinate to our existing and future debt, and your interests could be diluted by the issuance of additional preferred shares and by other transactions.

The Series D Preferred Stock will rank junior to all of our existing and future debt and to other non-equity claims on us and our assets available to satisfy claims against us, including claims in bankruptcy, liquidation or similar proceedings. Our future debt may include restrictions on our ability to pay distributions to preferred stockholders. Our charter currently authorizes the issuance of up to 11,000,000 shares of preferred stock in one or more classes or series. As of the date of this prospectus supplement, there are 1,610,000 shares of Series B Preferred Stock outstanding and 1,352,141 shares of Series C Preferred Stock outstanding. Subject to limitations prescribed by Maryland law and our charter, our board of directors is authorized to issue, from our authorized but unissued shares of capital stock, preferred stock in such classes or series as our board of directors may determine and to establish from time to time the number of shares of preferred stock to be included in any such class or series. The issuance of additional shares of Series D Preferred Stock or additional shares of Series B Preferred Stock or Series C Preferred Stock or another series of preferred stock designated as ranking on parity with the Series D Preferred Stock would dilute the interests of the holders of shares of the Series D Preferred Stock, and the issuance of shares of any class or series of our capital stock expressly designated as ranking senior to the Series D Preferred Stock or the incurrence of additional indebtedness could affect our ability to pay distributions on, redeem or pay the liquidation preference on the Series D Preferred Stock. Other than the conversion right afforded to holders of shares of the Series D Preferred Stock as described in this prospectus supplement, the provisions relating to the Series D Preferred Stock do not contain any terms relating to or limiting our indebtedness or affording the holders of shares of the Series D Preferred Stock protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all our assets, that might adversely affect the holders of shares of the Series D Preferred Stock, so long as the rights, preferences, privileges or voting power of the Series D Preferred Stock or the holders thereof are not materially and adversely affected.

The Series D Preferred Stock has not been rated.

Our Series D Preferred Stock has not been rated by any nationally recognized statistical rating organization, which may negatively affect their market value and your ability to sell such shares. No assurance can be given, however, that one or more rating agencies might not independently determine to issue such a rating or that such a rating, if issued, would not adversely affect the market price of our Series D Preferred Stock. In addition, we may elect in the future to obtain a rating of our Series D Preferred Stock, which could adversely impact the market price of our Series D Preferred Stock. Ratings only reflect the views of the rating agency or agencies issuing the ratings and such ratings could be revised downward or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. Any such downward revision or withdrawal of a rating could have an adverse effect on the market price of our Series D Preferred Stock.

As a holder of shares of the Series D Preferred Stock, you have extremely limited voting rights.

Your voting rights as a holder of shares of the Series D Preferred Stock will be limited. Our shares of common stock are the only class of our securities carrying full voting rights. Voting rights for holders of shares of the

Series D Preferred Stock exist primarily with respect to adverse changes in the terms of the Series D Preferred Stock, the creation of additional classes or series of preferred shares that are senior to the Series D Preferred Stock and our failure to pay distributions on the Series D Preferred Stock for six or more quarterly periods (whether or not consecutive). Other than these limited voting rights described in this prospectus supplement, holders of shares of the Series D Preferred Stock will not have any voting rights. See “Description of the Series D Preferred Stock—Limited Voting Rights” in this prospectus supplement.

If you own shares of our Series D Preferred Stock, you will not be entitled to any rights with respect to shares of our common stock, but you will be subject to all changes made with respect to our common stock.

If you own shares of our Series D Preferred Stock, you will not be entitled to any rights with respect to shares of our common stock (including, without limitation, voting rights and rights to receive any distributions or other distributions on our common stock), but you will be subject to all changes affecting the common stock.

You will have rights with respect to shares of our common stock only if and when we deliver common stock to you upon conversion of your shares of Series D Preferred Stock in connection with a Change of Control, and, in certain cases, under the conversion rate adjustments applicable to our Series D Preferred Stock. For example, in the event that an amendment is proposed to our charter requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the delivery of common stock to you following a conversion, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

Our cash available for distributions may not be sufficient to pay distributions on the Series D Preferred Stock at expected levels, and we cannot assure you of our ability to pay distributions in the future. We may use borrowed funds or funds from other sources to pay distributions, which may adversely impact our operations.

We intend to pay regular quarterly distributions to holders of our Series D Preferred Stock. Distributions declared by us will be authorized by our board of directors in its sole discretion out of assets legally available for distribution and will depend upon a number of factors, including our earnings, our financial condition, the requirements for qualification as a REIT, restrictions under applicable law, our need to comply with the terms of our existing financing arrangements, the capital requirements of our company and other factors as our board of directors may deem relevant from time to time. We may be required to fund distributions from working capital, proceeds of this offering or a sale of assets to the extent distributions exceed earnings or cash flows from operations. Funding distributions from working capital would restrict our operations. If we are required to sell assets to fund distributions, such asset sales may occur at a time or in a manner that is not consistent with our disposition strategy. If we borrow to fund distributions, our leverage ratios and future interest costs would increase, thereby reducing our earnings and cash available for distribution from what they otherwise would have been. We may not be able to pay distributions in the future. In addition, some of our distributions may be considered a return of capital for income tax purposes. If we decide to make distributions in excess of our current and accumulated earnings and profits, such distributions would generally be considered a return of capital for federal income tax purposes to the extent of the holder’s adjusted tax basis in its shares. A return of capital is not taxable, but it has the effect of reducing the holder’s adjusted tax basis in its investment. If distributions exceed the adjusted tax basis of a holder’s shares, they will be treated as gain from the sale or exchange of such stock.

Our ability to pay distributions is limited by the requirements of Maryland law.

Our ability to pay distributions on our Series D Preferred Stock is limited by the laws of Maryland. Under applicable Maryland law, a Maryland corporation may not make a distribution if, after giving effect to the distribution, the corporation would not be able to pay its debts as the debts become due in the usual course of business, or the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution.

Accordingly, we may not make a distribution on our Series D Preferred Stock if, after giving effect to the distribution, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the preferential rights upon dissolution of the holders of shares of any series of preferred stock then outstanding, if any, with preferences senior to those of our Series D Preferred Stock.

Holders of shares of the Series D Preferred Stock should not expect us to redeem the Series D Preferred Stock on or after the date they become redeemable at our option.

The Series D Preferred Stock will be a perpetual equity security. This means that it will have no maturity or mandatory redemption date and will not be redeemable at the option of the holders. The Series D Preferred Stock may be redeemed by us at our option either in whole or in part, from time to time, at any time on or after             , or upon the occurrence of a Change of Control. Any decision we may make at any time to propose a redemption of the Series D Preferred Stock will depend upon, among other things, our evaluation of our capital position, the composition of our stockholders’ equity and general market conditions at that time.

The Change of Control conversion feature of the our Series D Preferred Stock may not adequately compensate you, and the change of control conversion and redemption features of our Series D Preferred Stock may make it more difficult for a party to take over our company or discourage a party from taking over our company.

Upon a Change of Control, holders of our Series D Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to exercise our special optional redemption right) to convert some or all of their shares of our Series D Preferred Stock into shares of our common stock (or equivalent value of alternative consideration). See “Description of the Series D Preferred Stock—Special Optional Redemption” and “—Conversion Rights” in this prospectus supplement. Upon such a conversion, holders will be limited to a maximum number of shares equal to the Share Cap, subject to adjustments. If the Common Stock Price is less than $             (which is approximately 50% of the per-share closing sale price of our common stock on            , 2019), subject to adjustment, holders will receive a maximum of             shares of our common stock per share of Series D Preferred Stock, which may result in a holder receiving value that is less than the liquidation preference of the Series D Preferred Stock. In addition, those features of our Series D Preferred Stock may have the effect of inhibiting or discouraging a third party from making an acquisition proposal for our company or of delaying, deferring or preventing a change in control of our company under circumstances that otherwise could provide the holders of shares of our common stock and shares of our Series D Preferred Stock with the opportunity to realize a premium over the then current market price or that stockholders may otherwise believe is in their best interests.

There is no established trading market for the Series D Preferred Stock, listing on NASDAQ does not guarantee a market for the Series D Preferred Stock and the market price and trading volume of the Series D Preferred Stock may fluctuate significantly.

The Series D Preferred Stock is a new issue of securities with no trading market. We have filed an application to list the Series D Preferred Stock on NASDAQ. However, an active and liquid trading market to sell the Series D Preferred Stock may not develop after the issuance of the Series D Preferred Stock offered hereby or, even if it develops, may not be sustained. Because the Series D Preferred Stock has no stated maturity date, investors seeking liquidity may be limited to selling their shares in the secondary market. If an active trading market does not develop, the market price and liquidity of the Series D Preferred Stock may be adversely affected. Even if an active public market does develop, we cannot guarantee you that the market price for the Series D Preferred Stock will equal or exceed the price you pay for your Series D Preferred Stock.

The market determines the trading price for the Series D Preferred Stock and may be influenced by many factors, including our history of paying distributions on the Series D Preferred Stock, variations in our financial results, the market for similar securities, investors’ perception of us, our issuance of additional preferred equity or indebtedness and general economic, industry, interest rate and market conditions. Because the Series D Preferred Stock carries a fixed distribution rate, their value in the secondary market will be influenced by changes in interest rates and will tend to move inversely to such changes. In particular, an increase in market interest rates may result in higher yields on other financial instruments and may lead purchasers of Series D Preferred Stock to demand a higher yield on the price paid for the Series D Preferred Stock, which could adversely affect the market price of the Series D Preferred Stock.

Market interest rates may have an effect on the value of the Series D Preferred Stock.

One of the factors that will influence the price of the Series D Preferred Stock will be the distribution yield on the Series D Preferred Stock (as a percentage of the market price of the Series D Preferred Stock) relative to market interest rates. An increase in market interest rates, which are currently at low levels relative to historical rates, may lead prospective purchasers of the Series D Preferred Stock to expect a higher distribution yield (and higher interest rates would likely increase our borrowing costs and potentially decrease funds available for distribution payments). Thus, higher market interest rates could cause the market price of the Series D Preferred Stock to decrease and reduce the amount of funds that are available and may be used to make distribution payments.

If our common stock is delisted, your ability to transfer or sell your Series D Preferred Stock may be limited and the market value of the Series D Preferred Stock will be materially adversely affected.

The Series D Preferred Stock does not contain provisions that protect you if shares of our common stock are delisted. Since the Series D Preferred Stock has no mandatory redemption date, you may be forced to hold your shares of our Series D Preferred Stock and receive stated distributions on the shares when, as and if authorized by our board of directors and declared by us with no assurance as to ever receiving the liquidation preference. In addition, if shares of our common stock are delisted, it is likely that the Series D Preferred Stock will be delisted as well. Accordingly, if shares of our common stock are delisted, your ability to transfer or sell your shares of our Series D Preferred Stock may be limited and the market value of the Series D Preferred Stock will be materially adversely affected.

In the event of a liquidation, you may not receive the full amount of your liquidation preference.

In the event of a liquidation of the Company, the proceeds will be used first to repay indebtedness and then to pay holders of shares of the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock and any other class or series of our capital stock ranking senior to or on parity with the Series D Preferred Stock as to liquidation the amount of each holder’s liquidation preference and accrued and unpaid distributions through the date of payment. In the event the Company has insufficient funds to make payments in full to holders of the shares of the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock and any other class or series of our capital stock ranking senior to or on parity with the Series D Preferred Stock as to liquidation, such funds will be distributed ratably among such holders and such holders may not realize the full amount of their liquidation preference.

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

Forward-looking statements, which are based on certain assumptions and describe our current strategies, expectations and future plans, are generally identified by our use of words, such as “intend,” “plan,” “may,” “should,” “will,” “project,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “ potential,” “opportunity,” and similar expressions, whether in the negative or affirmative, but the absence of these words does not necessarily mean that a statement is not forward-looking. The factors listed under “Risk Factors” on page S-11 of this prospectus supplement and in any documents incorporated by reference into this prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2018 and subsequent reports filed with the SEC, as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Such risks and uncertainties include, among other things, risks and uncertainties related to:

•	national and local economic and business conditions that affect occupancy rates and revenues at our hotels and the demand for hotel products and services;

•	risks associated with the hotel industry, including competition and new supply of hotel rooms, increases in wages, energy costs and other operating costs;

•	risks associated with adverse weather conditions, including hurricanes;

•	the availability and terms of financing and capital and the general volatility of the securities markets;

•	the Company’s intent to repurchase shares from time to time;

•

risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements and, if necessary, to refinance or seek an extension of the maturity of such indebtedness or modify such debt agreements;

•	management and performance of our hotels;

•	risks associated with maintaining our system of internal controls;

•	risks associated with the conflicts of interest of the Company’s officers and directors;

•	risks associated with redevelopment and repositioning projects, including delays and cost overruns;

•	supply and demand for hotel rooms in our current and proposed market areas;

•	risks associated with our ability to maintain our franchise agreements with our third party franchisors;

•	our ability to acquire additional properties and the risk that potential acquisitions may not perform in accordance with expectations;

•	our ability to successfully expand into new markets;

•	legislative/regulatory changes, including changes to laws governing taxation of REITs;

•	the Company’s ability to maintain its qualification as a REIT;

•	our ability to maintain adequate insurance coverage; and

•	other factors, including those discussed in “Risk Factors” in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein.

These risks and uncertainties should be considered in evaluating any forward-looking statement contained in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference or incorporated by reference herein, or therein. All forward-looking statements speak only as of the date of this prospectus or, in the case of any document incorporated by reference, the date of that document. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section. We undertake no obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this prospectus supplement, except as required by law. In addition, our past results are not necessarily indicative of our future results.

USE OF PROCEEDS

We estimate that the net proceeds from this offering after deducting the underwriting discount and estimated offering costs and expenses payable by us, will be approximately $                 (or $                 if the underwriters fully exercise their option to purchase additional shares). We currently intend to contribute all of the net proceeds from the sale of shares of the Series D Preferred Stock to the operating partnership in exchange for newly classified Series D Cumulative Redeemable Preferred units of limited partnership interest in our operating partnership, the economic terms of which are substantially similar to the terms of the Series D Preferred Stock. We intend that our operating partnership will use the net proceeds from this offering to redeem in full our operating partnership’s 7.25% Senior Unsecured Notes due 2021, which may be redeemed at our option on or after February 15, 2019 at a redemption price equal to 101% of the principal amount thereof plus accrued and unpaid interest thereon to the date of redemption. The aggregate outstanding balance of our operating partnership’s 7.25% Senior Unsecured Notes due 2021 was $25.0 million as of the date of this prospectus supplement. We intend for our operating partnership to use the remaining net proceeds from this offering for general corporate purposes, including potential future acquisitions of hotel properties.

Pending the permanent use of the net proceeds of this offering, we may invest the net proceeds in interest-bearing, short-term investment-grade securities, money-market accounts or other investments that are consistent with our qualification to be taxed as a REIT for federal income tax purposes.

DESCRIPTION OF THE SERIES D PREFERRED STOCK

The following is a summary of the material terms and provisions of the         % Series D Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share, which we refer to in this prospectus supplement as the Series D Preferred Stock. This summary is in all respects subject to, and qualified in its entirety by, reference to the applicable provisions of our charter, including the articles supplementary relating to the Series D Preferred Stock offered hereby, which will be filed as an exhibit to a Current Report on Form 8-K in connection with this offering, and our bylaws, each of which is available from us as described under “Where You Can Find More Information” in this prospectus supplement and is incorporated by reference in this prospectus supplement. This description of the specific terms of the Series D Preferred Stock supplements the description of the general terms and provisions of our preferred stock set forth in the accompanying prospectus under “Description of Common and Preferred Stock.”

General

We currently are authorized to issue up to 11,000,000 shares of preferred stock in one or more series. Each series will have the designations, powers, preferences, rights, qualifications, limitations or restrictions as Maryland law may permit and our board of directors may determine by adoption of applicable articles supplementary to our charter. Prior to this offering, there were 1,610,000 shares of our Series B Preferred Stock outstanding and 1,352,141 shares of our Series C Preferred Stock outstanding.

In connection with this offering, our board of directors will adopt, and we will file with the Maryland State Department of Assessments and Taxation, articles supplementary designating the terms of the Series D Preferred Stock. Our board of directors may, without notice to or the consent of holders of shares of the Series D Preferred Stock, authorize the issuance and sale of additional shares of Series D Preferred Stock from time to time.

Ranking

The Series D Preferred Stock will rank, with respect to distribution rights and rights upon voluntary or involuntary liquidation, dissolution or winding-up of our affairs, senior to all classes or series of our common stock and to any other class or series of our capital stock which is expressly designated as ranking junior to the Series D Preferred Stock (collectively, “Junior Stock”), on parity with any class of our capital stock which is expressly designated as ranking on parity with the Series D Preferred Stock (collectively, “Parity Stock”), including our Series B Preferred Stock and our Series C Preferred Stock, junior to any other class or series of our capital stock that we may later authorize or issue which is designated as ranking senior to the Series D Preferred Stock, and junior to our existing and future indebtedness. Any future authorization or issuance of a class or series of our capital stock expressly designated as ranking senior to the Series D Preferred Stock will require the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series D Preferred Stock and all other shares of any class or series ranking on parity with the Series D Preferred Stock that are entitled to similar voting rights, including our Series B Preferred Stock and our Series C Preferred Stock (voting together as a single class).

Distributions

Subject to the preferential rights of any security senior to the Series D Preferred Stock as to distributions, the holders of shares of the Series D Preferred Stock will be entitled to receive, when, as and if authorized by our board of directors and declared by us out of funds legally available for the payment of distributions, cumulative cash distributions at the rate of         % per annum of the $25.00 liquidation preference per share of the Series D Preferred Stock (equivalent to an annual rate of $             per share of the Series D Preferred Stock). Distributions will be payable quarterly in arrears on the 15th day of January, April, July and October of each year (or if not a business day, on the next succeeding business day), commencing on July 15, 2019. Distributions payable on the Series D Preferred Stock for any partial or longer period (including the first distribution period after the sale of Series D Preferred Stock in this offering) will be computed on the basis of a 360-day year consisting of twelve 30-day months. Accrued but unpaid distributions on the Series D Preferred Stock will accumulate as of the distribution payment date on which they first became payable. Distributions on the Series D Preferred Stock will accrue whether or not:

•	we have earnings;

•	there are funds legally available for the payment of those distributions; or

•	those distributions are authorized or declared.

Except as described in the next paragraph, unless full cumulative distributions on the Series D Preferred Stock for all past distribution periods shall have been, or contemporaneously are, declared and paid in cash or declared and a sum sufficient for the payment thereof in cash is set aside for payment, we will not:

•

declare or pay or set aside for payment of distributions, and we will not declare or make any distribution of cash or other property, directly or indirectly, on or with respect to any shares of our common stock, or any other class or series of Parity Stock or Junior Stock for any period; or

•

redeem, purchase or otherwise acquire for any consideration, or make any other distribution of cash or other property, directly or indirectly, on or with respect to, or pay or make available any monies for a sinking fund for the redemption of, any common stock, or any other class or series of Parity Stock or Junior Stock.

The foregoing sentence, however, will not prohibit:

•	distributions payable solely in shares of our common stock or shares of Junior Stock;

•	the conversion into or exchange for other shares of any class or series of Junior Stock; and

•	our purchase of Series D Preferred Stock, Parity Stock or Junior Stock pursuant to our charter to the extent necessary to preserve our status as a REIT.

The first distribution on the shares of our Series D Preferred Stock sold in this offering will be paid on July 15, 2019 and will be in the pro-rated amount of $             per share.

Optional Redemption

We may not redeem the Series D Preferred Stock prior to                , except as described below under “—Special Optional Redemption” and “—Restrictions on Ownership and Transfer.” On and after                , we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series D Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share of Series D Preferred Stock, plus all accrued and unpaid distributions (whether or not declared) up to, but not including, the date fixed for redemption, without interest, to the extent we have funds legally available for that purpose. Unless full cumulative distributions on all outstanding Series D Preferred Stock shall have been or contemporaneously are authorized, declared and paid in cash or declared and a sufficient sum set aside for payment of all past distribution periods and the then-current distribution period, no shares of the Series D Preferred Stock shall be redeemed unless all outstanding shares of the Series D Preferred Stock are simultaneously redeemed. All shares of Series D Preferred Stock that we redeem or repurchase will be retired and restored to the status of authorized but unissued shares of preferred stock, without designation as to series or class.

If (i) we have given a notice of redemption, (ii) we have set aside sufficient funds for the redemption in trust for the benefit of the holders of shares of the Series D Preferred Stock called for redemption and (iii) irrevocable instructions have been given to pay the redemption price and all accrued and unpaid distributions, then from and after the redemption date, those shares of Series D Preferred Stock will be treated as no longer being outstanding, no further distributions will accrue and all other rights of the holders of those shares of Series D Preferred Stock will terminate (including, with respect to such shares of Series D Preferred Stock called for redemption, the conversion rights described below under “—Conversion Rights”), except the right to receive the redemption price plus any accrued and unpaid distributions payable upon such redemption, without interest. The holders of those shares of Series D Preferred Stock will retain their right to receive the redemption price for their shares and any accrued and unpaid distributions payable upon such redemption, without interest.

The holders of shares of Series D Preferred Stock at the close of business on a distribution record date will be entitled to receive the distribution payable with respect to the Series D Preferred Stock on the corresponding payment date notwithstanding the redemption of the Series D Preferred Stock between such record date and the corresponding payment date. Except as provided above, we will make no payment or allowance for unpaid distributions, whether or not in arrears, in respect of shares of Series D Preferred Stock called for redemption.

Special Optional Redemption

Upon the occurrence of a Change of Control (as defined below), we may, at our option, redeem the Series D Preferred Stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share of Series D Preferred Stock, plus any accrued and unpaid distributions to, but not including, the date of redemption. If, prior to the Change of Control Conversion Date (as defined below), we have provided or provide notice of redemption with respect to the Series D Preferred Stock (whether pursuant to our optional redemption right or our special optional redemption right), you will not have the conversion right described below under “—Conversion Rights,” in respect of the shares of Series D Preferred Stock called for redemption.

We will mail to you, if you are a record holder of shares of the Series D Preferred Stock, a notice of redemption no less than 30 days nor more than 60 days before the redemption date. We will send the notice to your address, as shown on our share transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series D Preferred Stock except as to the holder to whom notice was defective. Each notice will state the following:

•	the redemption date;

•	the redemption price;

•	the number of shares of Series D Preferred Stock to be redeemed;

•	the place or places where the certificates for the shares of the Series D Preferred Stock, if any, are to be surrendered for payment;

•	the procedures for surrendering non-certificated shares of Series D Preferred Stock, to the extent the shares of Series D Preferred Stock are uncertificated, for payment of the redemption price;

•	that distributions on the shares of Series D Preferred Stock to be redeemed will cease to accumulate on such redemption date;

•	that payment of the redemption price and any accumulated and unpaid distributions will be made upon presentation and surrender of such Series D Preferred Stock; and

•

that the holders of the shares of our Series D Preferred Stock to which the notice relates will not be able to tender such shares of Series D Preferred Stock for conversion in connection with the Change of Control and each share of Series D Preferred Stock tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

If we redeem fewer than all of the outstanding shares of Series D Preferred Stock, the notice of redemption mailed to each stockholder will also specify the number of shares of Series D Preferred Stock that we will redeem from each holder of Series D Preferred Stock. In this case, we will determine the number of outstanding shares of Series D Preferred Stock to be redeemed on a pro rata basis or by lot.

If (i) we have given a notice of redemption, (ii) we have set aside sufficient funds for the redemption in trust for the benefit of the holders of the shares of Series D Preferred Stock called for redemption and (iii) irrevocable instructions have been given to pay the redemption price and all accrued and unpaid distributions, then from and after the redemption date, those shares of Series D Preferred Stock will be treated as no longer being outstanding, no further distributions will accrue and all other rights of the holders of those shares of Series D Preferred Stock will terminate, except the right to receive the redemption price plus any accrued and unpaid distributions payable upon such redemption, without interest. The holders of those shares of Series D Preferred Stock will retain their right to receive the redemption price for their shares and any accrued and unpaid distributions payable upon such redemption, without interest.

The holders of shares of Series D Preferred Stock at the close of business on a distribution record date will be entitled to receive the distribution payable with respect to the Series D Preferred Stock on the corresponding payment date notwithstanding the redemption of the Series D Preferred Stock between such record date and the corresponding payment date. Except as provided above, we will make no payment or allowance for unpaid distributions, whether or not in arrears, in respect of Series D Preferred Stock called for redemption.

A “Change of Control” is when, after the original issuance of the Series D Preferred Stock, the following have occurred and are continuing:

•

the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our company entitling that person to exercise more than 50% of the total voting power of all shares of our company entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•

following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE American or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or NASDAQ.

Conversion Rights

Upon the occurrence of a Change of Control, each holder of shares of Series D Preferred Stock will have the right, unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the shares of Series D Preferred Stock as described under “—Optional Redemption” or “—Special Optional Redemption,” to convert some or all of the shares of Series D Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of common stock per share of Series D Preferred Stock (the “Common Stock Conversion Consideration”) equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of the Series D Preferred Stock to be converted plus the amount of any accrued and unpaid distributions to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series D Preferred Stock distribution payment and prior to the corresponding Series D Preferred Stock distribution payment date, in which case no additional amount for such accrued and unpaid distribution will be included in this sum) by (ii) the Common Stock Price (such quotient, the “Conversion Rate”); and

•	(the “Share Cap”), subject to adjustments, as described below.

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a common stock distribution), subdivisions or combinations (in each case, a “Share Split”) with respect to shares of our common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of our common stock that is equivalent to the product of (i) the Share Cap in effect immediately prior to such Share Split multiplied by (ii) a fraction, the numerator of which is the number of shares of our common stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Share Split.

For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of our common stock (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable in connection with the exercise of the Change of Control Conversion Right will not exceed                shares of common stock, subject to increase to the extent the underwriter’s option to purchase additional shares of Series D Preferred Stock is exercised, not to exceed                shares of common stock in total (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap.

In the case of a Change of Control pursuant to which shares of our common stock will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of shares of Series D Preferred Stock will receive upon conversion of such Series D Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of our common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration,” and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, is referred to as the “Conversion Consideration”).

If the holders of shares of our common stock have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of shares of the Series D Preferred Stock will receive will be the form of consideration elected by the holders of the shares of common stock who participate in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of shares of common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

We will not issue fractional shares of common stock upon the conversion of our Series D Preferred Stock. Instead, we will pay the cash value of such fractional shares.

Within 15 days following the occurrence of a Change of Control, we will provide to holders of shares of the Series D Preferred Stock a notice of the occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. This notice will state the following:

•	the events constituting the Change of Control;

•	the date of the Change of Control;

•	the last date on which the holders of shares of the Series D Preferred Stock may exercise their Change of Control Conversion Right;

•	the method and period for calculating the Common Stock Price;

•	the Change of Control Conversion Date, which will be a business day occurring within 20 to 35 days following the date of the notice;

•

that if, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem all or any portion of the Series D Preferred Stock, you will not be able to convert Series D Preferred Stock called for redemption and such Series D Preferred Stock will be redeemed on the related redemption date, even if they have already been tendered for conversion pursuant to the Change of Control Conversion Right;

•	if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series D Preferred Stock;

•	the name and address of the paying agent and the conversion agent; and

•	the procedures that the holders of shares of Series D Preferred Stock must follow to exercise the Change of Control Conversion Right.

We will issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of shares of the Series D Preferred Stock.

To exercise the Change of Control Conversion Right, the holder of shares of the Series D Preferred Stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) evidencing the Series D Preferred Stock to be converted, duly endorsed for transfer, together with a written conversion notice completed, to our transfer agent. The conversion notice must state:

•	the relevant Change of Control Conversion Date;

•	the number of Series D Preferred Stock to be converted; and

•	that the Series D Preferred Stock is to be converted pursuant to the applicable terms of the Series D Preferred Stock.

The “Change of Control Conversion Date” will be a business day that is no less than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of shares of the Series D Preferred Stock.

The “Common Stock Price” will be (i) if the consideration to be received in the Change of Control by holders of shares of our common stock is solely cash, the amount of cash consideration per share of common stock, or (ii) if the consideration to be received in the Change of Control by holders of shares of our common stock is other than solely cash, the average of the closing price per share of common stock on the 10 consecutive trading days immediately preceding, but not including, the effective date of the Change of Control.

Holders of shares of the Series D Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal must state:

•	the number of withdrawn shares of Series D Preferred Stock;

•	if certificated shares of Series D Preferred Stock have been issued, the certificate numbers of the withdrawn shares of Series D Preferred Stock; and

•	the number of shares of Series D Preferred Stock, if any, which remain subject to the conversion notice.

Notwithstanding the foregoing, if the Series D Preferred Stock is held in global form, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures of The Depository Trust Company.

Series D Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable

Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided or provide notice of our election to redeem such Series D Preferred Stock, whether pursuant to our optional redemption right or our special optional redemption right. If we elect to redeem Series D Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such Series D Preferred Stock will not be so converted and the holders of such shares of Series D Preferred Stock will be entitled to receive on the applicable redemption date $25.00 per share of Series D Preferred Stock, plus any accrued and unpaid distribution thereon to, but not including, the redemption date.

We will deliver amounts owing upon conversion no later than the third business day following the Change of Control Conversion Date.

In connection with the exercise of any Change of Control Conversion Right, we will comply with all U.S. federal and state securities laws and stock exchange rules in connection with any conversion of shares of Series D Preferred Stock into shares of common stock. Notwithstanding any other provision of our Series D Preferred Stock, no holder of shares of our Series D Preferred Stock will be entitled to convert such shares Series D Preferred Stock for shares of our common stock to the extent that receipt of such shares of common stock would cause such holder (or any other person) to exceed the share ownership limits contained in our charter, including the articles supplementary setting forth the terms of the Series D Preferred Stock. See “—Restrictions on Ownership and Transfer” below and “Description of Common Stock and Preferred Stock—Restrictions on Ownership and Transfer” in the accompanying prospectus.

These Change of Control conversion and redemption features may make it more difficult for or discourage a party from taking over our company. See “Risk Factors—The change of control conversion feature may not adequately compensate you, and the change of control conversion and redemption features of the Series D Preferred Stock may make it more difficult for a party to take over our company or discourage a party from taking over our company” in this prospectus supplement.

Except as provided above in connection with a Change of Control, shares of Series D Preferred Stock are not convertible into or exchangeable for any other securities or property.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, and before any distribution or payment shall be made to holders of our common stock or any other class or series of Junior Stock, the holders of shares of the Series D Preferred Stock are entitled to be paid out of our assets legally available for distribution to our stockholders, after payment or provision for our debts and other liabilities, payments to holders of senior securities, if any, a liquidation preference of $25.00 per share of Series D Preferred Stock, plus an amount equal to any accrued and unpaid distributions (whether or not earned or declared) up to, but not including, the date of payment or the date the amount of payment is set aside. The rights of holders of shares of the Series D Preferred Stock to receive their liquidation preference will be subject to the proportionate rights of holders of our Series B Preferred Stock and our Series C Preferred Stock any other class or series of Parity Stock. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of shares of the Series D Preferred Stock will have no right or claim to any of our remaining assets. Our consolidation, conversion or merger with or into any other corporation, trust or other entity, or the voluntary sale, lease, transfer or conveyance of all or substantially all of our property or business, will not be deemed to constitute a liquidation, dissolution or winding-up of our affairs.

No Maturity, Sinking Fund or Mandatory Redemption

The Series D Preferred Stock has no maturity date and we are not required to redeem shares of the Series D Preferred Stock at any time. Accordingly, the Series D Preferred Stock will remain outstanding indefinitely, unless we decide, at our option, to exercise our optional redemption right described under—“Optional

Redemption” or, upon a Change of Control, we decide, at our option, to exercise our special redemption right described under “—Special Optional Redemption” or holders of shares of the Series D Preferred Stock decide to exercise the conversion right described under “—Conversion Rights.” The Series D Preferred Stock is not subject to any sinking fund.

Limited Voting Rights

Holders of shares of the Series D Preferred Stock will have no voting rights, except as set forth below.

If distributions on the Series D Preferred Stock are in arrears for six or more quarterly periods, whether or not consecutive, holders of shares of the Series D Preferred Stock (voting together as a single class with holders of our Series B Preferred Stock and our Series C Preferred Stock and all other classes or series of Parity Stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote at a special meeting or at our next annual meeting of stockholders and each subsequent annual meeting of stockholders, for the election of two additional directors to serve on our board of directors (which we refer to as a preferred stock director), until all unpaid distributions and the distribution for the then current period with respect to the Series D Preferred Stock and any other class or series of Parity Stock have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In such a case, the number of directors serving on the board of directors will be increased by two members. The preferred stock directors will be elected by a plurality of the votes cast in the election to serve until our next annual meeting and until their successors are duly elected and qualified or until such directors’ right to hold the office terminates pursuant to the Termination Event (as defined below), whichever occurs earlier. In no event will the holders of Series D Preferred Stock be entitled to nominate or elect an individual as a director, and no individual will be qualified to be nominated for election or to serve as a director, if the individual’s service as a director would cause us to fail to satisfy a requirement relating to director independence of any national securities exchange on which any class or series of our stock is then-listed or otherwise conflict with our charter or bylaws.

If and when all accumulated distributions and the distribution for the current distribution period on the Series D Preferred Stock and for all classes and series of Parity Stock and upon which similar voting rights have been conferred and are exercisable shall have been paid in full or a sum sufficient for such payment is irrevocably deposited in trust for payment, the holders of shares of the Series D Preferred Stock shall be immediately divested of the voting rights set forth above and, if all distributions in arrears and the distributions for the current distribution period have been paid in full or set aside for payment in full on all other classes or series of Parity Stock, the term and office of such preferred stock directors so elected will terminate immediately and the number of members constituting our board of directors will be reduced accordingly (the “Termination Event”). The right of the holders of Series D Preferred Stock to elect the additional directors will again vest if and whenever dividends are in arrears for six additional quarterly periods, whether or not consecutive, as described above.

In addition, so long as any shares of Series D Preferred Stock remain outstanding, we will not, without the consent or the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series D Preferred Stock and each other class or series of Parity Stock with respect to the payment of distributions or the distribution of assets upon our liquidation, dissolution or winding-up upon which similar voting rights have been conferred, voting as a single class, given in person or by proxy, either in writing or at a meeting:

•

authorize, create or issue, or increase the authorized or issued amount of, any class or series of stock ranking senior to the Series D Preferred Stock with respect to payment of distributions, or the distribution of assets upon the liquidation, dissolution or winding-up of our affairs, or reclassify any of our authorized stock into any such stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such stock; or

•

amend, alter or repeal the provisions of our charter or the terms of the Series D Preferred Stock, whether by merger, consolidation, transfer or conveyance of all or substantially all of our assets or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series D Preferred Stock or the holders thereof;

•

except that with respect to the occurrence of any of the events described in the second bullet point immediately above, so long as shares of the Series D Preferred Stock remain outstanding with the terms of the Series D Preferred Stock materially unchanged or the holders of shares of Series D Preferred Stock receive capital stock of the successor with substantially identical rights (taken as a whole), taking into account that, upon the occurrence of an event described in the second bullet point above, we may not be the surviving entity, the occurrence of such event will not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of holders of shares of the Series D Preferred Stock, and in such case such holders shall not have any voting rights with respect to the events described in the second bullet point immediately above.

Furthermore, if the holders of shares of the Series D Preferred Stock receive the greater of the full trading price of the Series D Preferred Stock on the date of an event described in the second bullet point immediately above or the $25.00 liquidation preference per share of Series D Preferred Stock pursuant to the occurrence of any of the events described in the second bullet point immediately above, then such holders shall not have any voting rights with respect to the events described in the second bullet point immediately above. If any event described in the second bullet point above would materially and adversely affect the rights, preferences, privileges or voting powers of the Series D Preferred Stock disproportionately relative to other classes or series of Parity Stock with respect to the payment of distributions and the distribution of assets upon our liquidation, dissolution or winding up, the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series D Preferred Stock voting separately as a class, will also be required.

Information Rights

During any period in which we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any shares of Series D Preferred Stock are outstanding, we will (i) transmit by mail or other permissible means under the Exchange Act to all holders of shares of the Series D Preferred Stock as their names and addresses appear in our record books and without cost to such holders, copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) within 15 days following written request, supply copies of such reports to any prospective holder of shares of the Series D Preferred Stock. We will mail (or otherwise provide) the reports to the holders of shares of the Series D Preferred Stock within 15 days after the respective dates by which we would have been required to file such reports with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act.

Restrictions on Ownership and Transfer

To qualify as a REIT under Sections 856 through 860 of the Code, we must meet certain requirements concerning the ownership of our outstanding shares of equity stock. Specifically, not more than 50% in value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as private foundations) at any time during the last half of a taxable year. Additionally, shares of our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.

Our charter and articles supplementary for the Series D Preferred Stock contain restrictions on the ownership and transfer of our capital stock that are intended, among other purposes, to assist us in complying with these requirements and continuing to qualify as a REIT. The articles supplementary for the Series D Preferred Stock provide that, subject to the exceptions described below, no one person or entity may actually or beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.9% of the aggregate number of the outstanding shares of Series D Preferred Stock. In addition, the relevant sections of our charter provide that, subject to certain exceptions, no one person or entity may actually or beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.9% in value of the aggregate of the outstanding shares of all classes and series of our stock. We refer to each of these restrictions as an “ownership limit” and collectively as the “ownership limits.”

Our board of directors, in its sole discretion, may exempt a person from the ownership limits and may from time to time increase or decrease the ownership limits, subject to certain limitations, if the board of directors determines that such exemption will not cause us to fail to qualify as a REIT under the Code. The person seeking an exemption from the ownership limits applicable to the Series D Preferred Stock may be required to provide to our board of directors such representations or undertakings or to agree that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in the articles supplementary) will result in such shares of Series D Preferred Stock being transferred to a charitable trust. Our board of directors may require a ruling from the United States Internal Revenue Service or an opinion of counsel, in either case in form and substance satisfactory to the board of directors, in its sole discretion, in order to determine or ensure our status as a REIT. For a description of the consequences of having shares of stock, including shares of Series D Preferred Stock, transferred to a charitable trust, please see “Description of Common Stock and Preferred Stock—Restrictions on Ownership and Transfer” in the accompanying prospectus.

Ownership limits also apply to the shares of common stock and other classes of our capital stock. See “Description of Common Stock and Preferred Stock—Restrictions on Ownership and Transfer” in the accompanying prospectus. Notwithstanding any other provision of the Series D Preferred Stock, no holder of shares of the Series D Preferred Stock will be entitled to convert any shares of Series D Preferred Stock into shares of common stock to the extent that receipt of shares of common stock would cause such holder or any other person to exceed the ownership limits applicable to shares of common stock contained in the charter.

These ownership limitations could have the effect of precluding, and may be used to preclude, a third party from obtaining control over us.

Listing

We have filed an application to list the Series D Preferred Stock on NASDAQ under the symbol “SOHON.” If listing is approved, we expect trading to commence within 30 days after the initial delivery of the Series D Preferred Stock.

Transfer Agent and Registrar

The transfer agent, registrar and distribution agent for the Series D Preferred Stock is American Stock Transfer & Trust Company, LLC.

SUPPLEMENTAL MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of additional material U.S. federal tax considerations with respect to the ownership of our Series D Preferred Stock and any common stock received upon conversion of the Series D Preferred Stock. This summary supplements and, where applicable, supersedes the discussion under “Material U. S. Federal Income Tax Considerations” in the accompanying prospectus, and should be read together with such discussion.

Conversion of Our Series D Preferred Stock into Common Stock.

Upon the occurrence of a Change of Control, each holder of shares of the Series D Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the shares of the Series D Preferred Stock) to convert some or all of such holder’s shares of the Series D Preferred Stock into shares of our common stock or the Alternative Conversion Consideration—i.e., an amount of cash, securities or other property or assets that such holder would have received upon the Change of Control had such holder converted the holder’s shares of the Series D Preferred Stock into shares of our common stock immediately prior to the effective time of the Change of Control (see “Description of the Series D Preferred Stock—Conversion Rights” in this prospectus supplement). Except as provided below, a U.S. stockholder generally will not recognize gain or loss upon the conversion of our Series D Preferred Stock into shares of our common stock. A U.S. stockholder’s basis and holding period in the shares of common stock received upon conversion (other than shares received in exchange for accrued and unpaid distributions, discussed below) generally will be the same as those of the converted shares of the Series D Preferred Stock (but the basis will be reduced by the portion of the U.S. stockholder’s adjusted tax basis allocated to any fractional share of common stock exchanged for cash).

Cash received upon conversion in lieu of a fractional share of common stock generally will be treated as a payment in a taxable exchange for such fractional share of common stock, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional common share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. stockholder has held the shares of the Series D Preferred Stock for more than one year. Any common stock received in exchange for accrued and unpaid distributions generally will be treated as a distribution by us, and subject to the tax treatment described in “Taxation of Taxable U.S. Stockholder—Distributions” in the discussion under the heading “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus. A U.S. stockholder’s basis in shares of common stock received in exchange for accrued and unpaid distributions will generally be equal to the amount of such accrued and unpaid distributions, and its holding period in such shares will begin on the day immediately following the date of the distribution.

In addition, if a U.S. stockholder receives the Alternative Conversion Consideration (in lieu of shares of our common stock) in connection with the conversion of the stockholder’s shares of the Series D Preferred Stock, the tax treatment of the receipt of any such other consideration will depend on the nature of the consideration, and it may be a taxable exchange. U.S. stockholders converting their shares of the Series D Preferred Stock should consult their tax advisors regarding the U.S. federal income tax treatment of the consideration received upon such conversion.

UNDERWRITING

Sandler O’Neill & Partners, L.P. is acting as representative of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement, dated                , 2019, each underwriter named below has severally, and not jointly, agreed to purchase from us, and we have agreed to sell to that underwriter, the number of shares of Series D Preferred Stock set forth opposite that underwriter’s name in the table below.

Underwriters	Number of Shares
Sandler O’Neill & Partners, L.P.
Janney Montgomery Scott LLC
American Capital Partners, LLC
Boenning & Scattergood, Inc.

Total

The underwriting agreement provides that the obligations of the underwriters to purchase the shares of Series D Preferred Stock in this offering are subject to approval of certain legal matters by counsel and to certain other conditions. Subject to these conditions, the underwriters are obligated to purchase all of the shares of Series D Preferred Stock sold under the underwriting agreement if any of these shares are purchased. The underwriters’ obligations to purchase the shares of Series D Preferred Stock from us are several and not joint. If an underwriter defaults, the underwriting agreement provides that the purchase commitment of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act or to contribute to payments the underwriters may be required to make in respect of any of those liabilities.

We expect that delivery of the Series D Preferred Stock will be made against payment thereof on or about                , 2019, which will be the fifth business day following the pricing of the Series D Preferred Stock (such settlement cycle being herein referred to as “T + 5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Series D Preferred Stock on any date prior to two business days before delivery will be required, by virtue of the fact that the Series D Preferred Stock initially will settle T + 5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of shares of Series D Preferred Stock who wish to trade shares of Series D Preferred Stock on any date prior to two business days before delivery of the shares Series D Preferred Stock sold in this offering should consult their own advisor.

Commissions and Discounts

The representative has advised us that the underwriters propose initially to offer the shares of Series D Preferred Stock to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at the public offering price minus a concession not in excess of $                per share. After the initial offering, the public offering price, concession and any other selling terms of this offering may be changed by the underwriters.

The following table shows the public offering price, underwriting discount and proceeds, before expenses, that we will pay to the underwriters in connection with this offering. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares of Series D Preferred Stock to cover over-allotments, if any.

Underwriters	Per Share	Without Over- Allotment	With Over- Allotment
Public Offering Price
Underwriting Discount
Proceeds to Us, before expenses

Certain expenses associated with this offering, exclusive of the underwriting discount, are estimated to be approximately $ and will be payable by us. In addition to the underwriting discount, we will reimburse the underwriters for their reasonable out-of-pocket expenses incurred in connection with their engagement as underwriters, including, without limitation, all marketing, syndication and travel expenses and legal fees and expenses up to a maximum aggregate amount of $100,000 if this offering is consummated and up to a maximum aggregate amount of $70,000 if this offering is not consummated.

Over-Allotment Option

We have granted the underwriters an option to purchase additional shares solely to cover over-allotments, if any. This option, which is exercisable for up to 30 days after the date of the underwriting agreement, permits the underwriters to purchase a maximum of                additional shares of Series D Preferred Stock from us. If the underwriters exercise all or part of this option, each underwriter will be obligated to purchase its proportionate number of shares covered by the option at the public offering price that appears on the cover page of this prospectus supplement, less the underwriting discount.

No Sales of Similar Securities

We have agreed that, for a period of 90 days from the date of this prospectus supplement, we will not, without the prior written consent of the representative on behalf of the underwriters, issue, offer, pledge, sell, contract to sell, or otherwise dispose of any shares of Series D Preferred Stock or any shares of preferred stock ranking on parity with or senior to the Series D Preferred Shares or any securities convertible into or exercisable or exchangeable for shares of Series D Preferred Stock or shares of preferred stock ranking on par with or senior to the Series D Preferred Stock; enter into any swap or other arrangement that transfers any of the economic consequences of ownership of the Series D Preferred Stock or such parity or senior preferred stock; file any registration statement relating to the offering of any shares of Series D Preferred Stock or any shares of preferred stock ranking on par with or senior to the Series D Preferred Stock; or publicly announce an intention to effect any such transaction.

Price Stabilization, Short Position

Until the distribution of the shares of Series D Preferred Stock is completed, SEC rules may limit the ability of the underwriters to bid for or purchase shares of Series D Preferred Stock. However, the underwriters may engage in transactions that have the effect of stabilizing the price of the Series D Preferred Stock, such as purchases that peg, fix or maintain that price.

If the underwriters create a short position in the Series D Preferred Stock in connection with this offering, i.e., if they sell more shares of Series D Preferred Stock than are listed on the cover page of this prospectus supplement, the underwriters may reduce that short position by purchasing Series D Preferred Stock in the open market. The underwriters may also elect to reduce any short position by exercising all or part of the over-allotment option described above. Purchases of shares of Series D Preferred Stock that stabilize the per share price or reduce a short position may cause the price of the Series D Preferred Stock to be higher than it might be in the absence of those purchases.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Series D Preferred Stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in those transactions or that those transactions, once commenced, will not be discontinued without notice.

Electronic Offer, Sale and Distribution of Shares

In connection with this offering, certain of the underwriters or securities dealers may distribute this prospectus supplement and the accompanying prospectus by electronic means, such as e-mail. In addition, certain of the underwriters may facilitate Internet distribution for this offering to certain of their Internet subscription customers. Each such underwriter may allocate a limited number of shares of Series D Preferred Stock for sale to its online brokerage customers. An electronic prospectus supplement and the accompanying prospectus may be available on the Internet web site maintained by each such underwriter. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on any such underwriter’s web site is not part of this prospectus supplement or the accompanying prospectus.

Conflicts of Interest

The underwriters have not historically, but may in the future, provide investment banking and advisory services to us and our affiliates in the ordinary course of business, for which they have received, or may receive, compensation for such services. An affiliate of Janney Montgomery Scott LLC owns a portion of our operating partnership’s 7.25% Senior Unsecured Notes due 2021 which will be redeemed with the net proceeds of this offering and, as a result, will receive a portion of the net proceeds of this offering.

LEGAL MATTERS

Certain legal matters in connection with this offering, including the validity of the Series D Preferred Shares to be offered by Sotherly, will be passed upon for us by Baker & McKenzie LLP. Certain legal matters will be passed upon for the underwriters by Morrison & Foerster LLP.

EXPERTS

The consolidated financial statements of Sotherly Hotels Inc. and Sotherly Hotels LP as of December 31, 2018 and December 31, 2017 and for each of the years in the three-year period ended December 31, 2018 (including the schedules appearing therein), have been incorporated by reference herein in reliance upon the reports of Dixon Hughes Goodman LLP, independent registered public accounting firm, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We maintain a website, www.sotherlyhotels.com, which contains additional information concerning us. We file annual, quarterly and current reports, proxy statements and other information, as applicable, with the SEC. You may read and copy any materials we file with the SEC at the SEC’s public reference room at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC (http://www.sec.gov).

We have filed a registration statement on Form S-3 of which this prospectus supplement is a part and related exhibits under the Securities Act with respect to the securities being offered by this prospectus supplement. The registration statement contains additional information about us. You may inspect the registration statement and exhibits without charge at the office of the SEC at Room 1580, 100 F Street, N.E., Washington, D.C. 20549, and you may obtain copies from the SEC at prescribed rates.

We make available free of charge through our website all our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, definitive proxy statements and other reports filed with the SEC as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. We have also posted on this website our Code of Business Conduct and the charters of our Audit and Nominating, Corporate Governance and Compensation Committees of our board of directors. The information contained in or accessed through our website is neither part of nor incorporated into this prospectus supplement or the accompanying prospectus.

This prospectus supplement does not contain all of the information included in the registration statement. We have omitted certain parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement, including its exhibits and schedules, which may be found at the SEC’s website at http://www.sec.gov. Statements contained in this prospectus supplement or the accompanying prospectus about the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete. Please refer to the actual exhibit for a more complete description of the matters involved. Each of these statements is qualified in all respects by this reference.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document prior to the completion of this offering. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC prior to the completion of this offering will automatically update and supersede the previously filed information. We incorporate by reference into this prospectus supplement and the accompanying prospectus the documents listed below as well as any future filings made by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (File No. 001-32379), including any filings made after the date of this prospectus supplement until we sell all of the securities under this prospectus supplement, except that we do not incorporate any document or portion of a document that is “furnished” to the SEC, but not deemed “filed.” The following documents filed with the SEC are incorporated by reference in this prospectus supplement and the accompanying prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2018;

•

our definitive Proxy Statement for our Annual Meeting of Stockholders to be held on April 30, 2019, with respect to information expressly incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2018;

•	the description of our common stock included in our Registration Statement on Form 8-A filed with the SEC on March 10, 2008;

•	the description of the Series B Preferred Stock included in our Registration Statement on Form 8-A filed with the SEC on August 22, 2016; and

•	the description of the Series C Preferred Stock included in our Registration Statement on Form 8-A filed with the SEC on October 10, 2017.

Any statement in a document incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus is deemed to be modified or superseded to the extent that a statement contained in this prospectus supplement, or in any other document we subsequently file with the SEC prior to the completion of this offering, modifies or supersedes that statement. If any statement is modified or superseded, it does not constitute a part of this prospectus supplement and the accompanying prospectus, except as modified or superseded.

You may request a copy of any or all of the information incorporated by reference into this prospectus supplement and the accompanying prospectus (other than an exhibit to the filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

Sotherly Hotels Inc.

410 W. Francis Street

Williamsburg, Virginia 23185-4046

Attention: Investor Relations/Scott Kucinski,

Telephone: 757-229-5648

PROSPECTUS

$250,000,000

SOTHERLY HOTELS INC.

Common Stock

Preferred Stock

Debt Securities

Guarantees of Debt Securities

Depositary Shares

Warrants

Rights

Units

SOTHERLY HOTELS LP

Debt Securities

Sotherly Hotels Inc. and Sotherly Hotels LP may offer and sell from time to time, in one or more series of classes, up to $250,000,000 in aggregate principal amount, the following securities: common stock, preferred stock, debt securities, guarantees of debt securities, preferred stock represented by depositary shares, warrants and other rights to purchase common stock, and units representing an interest in two or more other securities. The debt securities issued by Sotherly Hotels Inc. may be non-convertible or convertible into or exercisable or exchangeable for securities of Sotherly Hotels Inc.

This prospectus describes the general terms of securities that may be offered. Each time Sotherly Hotels Inc. or Sotherly Hotels LP sells securities, a prospectus supplement will be provided that will contain specific information about the terms of any securities offered and the specific manner in which the securities will be offered. The prospectus supplement will also contain information, where appropriate, about material United States federal income tax consequences relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement. The prospectus supplement may add to, update or change the information in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in our securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Sotherly Hotels Inc. is organized and conducts its operations to qualify as a real estate investment trust, or REIT, for federal income tax purposes. To assist it in complying with certain federal income tax requirements applicable to REITs, Sotherly Hotels Inc.’s charter contains certain restrictions relating to the ownership and transfer of its stock, including an ownership limit of 9.9% of our capital stock.

Sotherly Hotels Inc.’s common stock is traded on The NASDAQ Global Market, or “NASDAQ,” under the symbol “SOHO.” On September 5, 2017, the last reported sale price of our common stock on NASDAQ was $6.04 per share. The 8.0% Series B Cumulative Redeemable Perpetual Preferred Stock of the Company are traded on NASDAQ under the symbol “SOHOB.” The 7% Senior Unsecured Notes Due 2019 of Sotherly Hotels LP are traded on NASDAQ under the symbol “SOHOM”.

Investing in our securities involves risks. Please carefully read the “Risk Factors” beginning on page 5 of this prospectus, in any accompanying prospectus supplement, and any documents that are incorporated by reference into this prospectus, for a discussion of certain factors that you should consider before making your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is September 20, 2017.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in any applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process, with Sotherly Hotels Inc. and Sotherly Hotels LP, which is a majority-owned subsidiary of Sotherly Hotels Inc. Under the shelf registration process, Sotherly Hotels Inc. may sell, at any time and from time to time, in one or more offerings, an unspecified amount of shares of common stock, preferred stock, debt securities (including any related guarantees), depositary shares, warrants, rights, and units and Sotherly Hotels LP may sell, at any time and from time to time, in one or more offerings, an unspecified amount of debt securities. The securities to be sold pursuant to this registration statement may have a total aggregate value of up to $250,000,000.

We have provided to you in this prospectus a general description of the securities that we may offer. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add, update or change in the applicable prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus and any prospectus supplement, you should rely on the information in the applicable prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.” As permitted by the rules and regulations of the SEC, the registration statement that contains this prospectus includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices described below under the heading “Where You Can Find More Information.”

We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein and therein by reference as described under the heading “Where You Can Find More Information,” before buying any of the securities being offered.

PROSPECTUS SUMMARY

To fully understand this offering and its consequences to you, you should read the following summary along with the more detailed information and our consolidated financial statements and the notes to those financial statements incorporated by reference in this prospectus.

Unless the context otherwise requires or where otherwise indicated, in this prospectus, all references in this prospectus to the “Company” or “Sotherly” means only Sotherly Hotels Inc., a Maryland corporation and the sole general partner of Sotherly Hotels LP. All references to the “Operating Partnership” means only Sotherly Hotels LP, a Delaware limited partnership. All references in this prospectus to “we,” “us” and “our” refer to Sotherly and its subsidiaries and predecessors, including the Operating Partnership, unless the context otherwise requires or where otherwise indicated. When we refer to Sotherly’s “charter,” we mean Sotherly’s articles of incorporation, as amended and supplemented from time to time.

Sotherly Hotels Inc. and the Operating Partnership

The Company is a self-managed and self-administered lodging real estate investment trust focused on the acquisition, renovation, upbranding and repositioning of upscale to upper-upscale full-service hotels in the southern United States. Sotherly was formed in August 2004 and on December 21, 2004, it successfully completed its initial public offering and elected to be treated as a self-advised REIT for U.S. federal income tax purposes.

The Company conducts its business through the Operating Partnership, of which Sotherly is the sole general partner. As of June 30, 2017, Sotherly owned approximately 89.1% of the partnership units in the Operating Partnership. Limited partners (including certain of our officers and directors) own the remaining units of the Operating Partnership.

To qualify as a REIT, the Company cannot directly manage or operate our wholly-owned hotels. Therefore, our wholly-owned hotel properties are leased to entities we refer to as our TRS Lessees, and managed by MHI Hotel Services, LLC, which does business as Chesapeake Hospitality, an eligible independent management company. Chesapeake Hospitality is owned and controlled by certain individuals, including Andrew M. Sims, Sotherly’s chairman and chief executive officer and Kim E. Sims and Christopher L. Sims, each of whom is a former director of Sotherly. Our TRS Lessees are each wholly-owned by MHI Hospitality TRS Holding, Inc., or MHI Holding, a taxable REIT subsidiary that is wholly-owned by our Operating Partnership. Our TRS Lessees are each disregarded as an entity separate from MHI Holding for U.S. federal income tax purposes. Chesapeake Hospitality and its affiliates have been in continuous operation since 1957. By using Chesapeake Hospitality as the management company, we intend to continue to capitalize on its extensive experience. Chesapeake Hospitality and its predecessors have operated for many years in markets where we have a presence, and its operations are driven primarily by a focused sales, marketing and food and beverage strategy that we believe is critical to the success of a full-service hotel.

As of June 30, 2017, our hotel portfolio consisted of eleven full-service, primarily upscale and upper-upscale hotels with 2,838 rooms and approximately 149,435 square feet of meeting space as well as the hotel commercial condominium unit of the Hyde Resort & Residences. All of our properties, except for The DeSoto, the Georgian Terrace, The Whitehall and the Hyde Resort & Residences, operate under the Hilton, Crowne Plaza, DoubleTree, and Sheraton brands. Our hotels are managed on a day-to-day basis by Chesapeake Hospitality. Our portfolio is concentrated in markets that we believe possess multiple demand generators and have significant barriers to entry for new product delivery, which are important factors for us in identifying hotel properties that we expect will be capable of providing strong risk adjusted returns.

As of June 30, 2017, our portfolio consisted of the following hotel properties and condominium hotel interest:

Property	Number of Rooms		Location	Date of Acquisition	Years Built/Renovated(1)	Chain Designation
Wholly-owned Hotels
Crowne Plaza Hollywood Beach Resort	311		Hollywood, FL	August 9, 2007	1972/2007/2017	Upscale
Crowne Plaza Tampa Westshore	222		Tampa, FL	October 29, 2007	1973/2009	Upscale
The DeSoto(1)	246		Savannah, GA	December 21, 2004	1968/2008/2017	Independent(2)
DoubleTree by Hilton Jacksonville Riverfront	293		Jacksonville, FL	July 22, 2005	1970/2006/2015	Upscale
DoubleTree by Hilton Laurel	208		Laurel, MD	December 21, 2004	1985/2005/2015	Upscale
DoubleTree by Hilton Philadelphia Airport	331		Philadelphia, PA	December 21, 2004	1972/2005/2014	Upscale
DoubleTree by Hilton Raleigh Brownstone-University	190		Raleigh, NC	December 21, 2004	1971/2002/2011	Upscale
Georgian Terrace	326		Atlanta, GA	March 27, 2014	1911/1991/2009 /2011/2015	Independent(2)
Hilton Wilmington Riverside	272		Wilmington, NC	December 21, 2004	1970/2007	Upper Upscale
Sheraton Louisville Riverside	180		Jeffersonville, IN	September 20, 2006	1972/2008	Upper Upscale
The Whitehall	259		Houston, TX	November 13, 2013	1963/2001/ 2011/2016	Independent(2)

Hotel Rooms Subtotal	2,838

Condominium Hotel
Hyde Resort & Residences	200	(3)	Hollywood, FL	January 30, 2017	2017	Independent(2)

Total Hotel & Participating Condominium Hotel Rooms	3,038

(1)	Year Renovated represents the year in which the replacement of a significant portion of the hotel’s furniture, fixtures or equipment was completed.
(2)

We believe that The DeSoto, the Georgian Terrace and The Whitehall are equivalent to hotels that carry a chain scale designation of upper upscale, and that the Hyde Resort & Residences is equivalent to hotels that carry a chain scale designation of luxury.

(3)

The number of condominium hotel rooms reflects only those rooms that were participating in the rental program as of June 30, 2017. At any given time, some portion of the rooms participating in our rental program may be occupied by the unit owner(s) and unavailable for rental to hotel guests. We sometimes refer to each participating condominium unit as a “room.”

Corporate Information

Sotherly was incorporated in Maryland in August 2004 and changed its name from MHI Hospitality Corporation to Sotherly Hotels Inc., effective April 16, 2013. The Operating Partnership was formed in Delaware as a limited partnership in August 2004 and changed its name from MHI Hospitality, L.P. to Sotherly Hotels LP effective August 2, 2013. Our principal executive offices are located at 410 W. Francis Street, Williamsburg, VA 23185. Our telephone number is (757) 229-5648. Our website is http://www.sotherlyhotels.com. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

RISK FACTORS

Investment in our securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q and the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any related free writing prospectus before acquiring any of our securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Please also refer to the section below entitled “Cautionary Note Regarding Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

Forward-looking statements, which are based on certain assumptions and describe our current strategies, expectations and future plans, are generally identified by our use of words, such as “intend,” “plan,” “may,” “should,” “will,” “project,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “ potential,” “opportunity,” and similar expressions, whether in the negative or affirmative, but the absence of these words does not necessarily mean that a statement is not forward-looking. The factors listed under “Risk Factors” in this prospectus and in any documents incorporated by reference into this prospectus as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Such risks and uncertainties include, among other things, risks and uncertainties related to:

•	national and local economic and business conditions that affect occupancy rates and revenues at our hotels and the demand for hotel products and services;

•	risks associated with the hotel industry, including competition and new supply of hotel rooms, increases in wages, energy costs and other operating costs;

•	risks associated with adverse weather conditions, including hurricanes;

•	the availability and terms of financing and capital and the general volatility of the securities markets;

•	the Company’s intent to repurchase shares from time to time;

•

risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements and, if necessary, to refinance or seek an extension of the maturity of such indebtedness or modify such debt agreements;

•	management and performance of our hotels;

•	risks associated with maintaining our system of internal controls;

•	risks associated with the conflicts of interest of the Company’s officers and directors;

•	risks associated with redevelopment and repositioning projects, including delays and cost overruns;

•	supply and demand for hotel rooms in our current and proposed market areas;

•	risks associated with our ability to maintain our franchise agreements with our third party franchisors;

•	our ability to acquire additional properties and the risk that potential acquisitions may not perform in accordance with expectations;

•	our ability to successfully expand into new markets;

•	legislative/regulatory changes, including changes to laws governing taxation of REITs;

•	the Company’s ability to maintain its qualification as a REIT; and

•	our ability to maintain adequate insurance coverage.

These risks and uncertainties should be considered in evaluating any forward-looking statement contained in this prospectus or incorporated by reference herein. All forward-looking statements speak only as of the date of this prospectus or, in the case of any document incorporated by reference, the date of that document. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section. We undertake no obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this prospectus, except as required by law. In addition, our past results are not necessarily indicative of our future results.

TRADE NAMES, LOGOS AND TRADEMARKS

All brand and trade names, logos or trademarks contained or referred to in this prospectus and any accompanying prospectus supplement, as well as any document incorporated by reference in this prospectus and any accompanying prospectus supplement, are the properties of their respective owners. These references shall not in any way be construed as participation by, or endorsement of, the offering of any of our securities by any of our franchisors.

“Hilton” and “DoubleTree” are registered trademarks of Hilton Worldwide, Inc. or one of its affiliates. All references below to “DoubleTree” or “Hilton” mean Hilton Worldwide, Inc. and all of its affiliates and subsidiaries.

“Crowne Plaza” is the registered trademark of Intercontinental Hotels Group or one of its affiliates. All references below to “Crowne Plaza” include Intercontinental Hotels Group and all of its affiliates and subsidiaries.

“Sheraton” is the registered trademark of Marriott International, Inc. or one of its affiliates. All references below to “Sheraton” include Marriott International, Inc. and all of its affiliates and subsidiaries.

“Hyde Resort & Residences” is the registered trademark of SBE Entertainment Group or one of its affiliates. All references below to “Hyde” include SBE Entertainment Group and all of its affiliates and subsidiaries.

None of DoubleTree, Hilton, Crowne Plaza, Sheraton or Hyde (collectively, the “trademark owners”) is responsible for the content of this prospectus or any accompanying prospectus supplement, or for the information incorporated by reference in this prospectus and any accompanying prospectus supplement, whether relating to hotel information, operating information, financial information, its relationship with us or otherwise. None of the trademark owners are involved in any way, whether as an “issuer” or “underwriter” or otherwise, in any offering by us of the securities covered by this prospectus and any accompanying prospectus supplement. None of the trademark owners have expressed any approval or disapproval regarding the offering of securities pursuant to this prospectus and any accompanying prospectus supplement, and the grant by any of them of any franchise or other rights to us shall not be construed as any expression of approval or disapproval. None of the trademark owners nor any of their respective officers, directors, members, managers, agents, stockholders, employees, accountants or attorneys have assumed, and none shall have, any liability in connection with the offering of securities contemplated by this prospectus and any accompanying prospectus supplement. If you purchase securities in an offering pursuant to this prospectus and any accompanying prospectus supplement, your sole recourse for any alleged or actual impropriety relating to any offer and sale of securities and the operation of our business will be against us (and/or, as may be applicable, the seller of such securities) and in no event may you seek to impose liability arising from or related to such activity, directly or indirectly, upon any of the trademark owners or any of their respective officers, directors, members, managers, agents, stockholders, employees, accountants or attorneys.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth Sotherly’s ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for the periods shown for Sotherly:

	Sotherly Hotels Inc.
	Six Months Ended June 30, 2017	Year Ended December 31, 2016	Year Ended December 31, 2015	Year Ended December 31, 2014	Year Ended December 31, 2013	Year Ended December 31, 2012
Ratio of earnings (loss) to fixed charges	1.48	0.98	1.32	0.87	0.76	0.64
Deficiency of earnings to fixed charges	N/A	$389,686	N/A	$1,945,803	$2,349,197	$3,763,687

The following table sets forth the Operating Partnership’s ratios of earnings to fixed charges and earnings to combined fixed charges for the periods shown for the Operating Partnership:

	Sotherly Hotels LP
	Six Months Ended June 30, 2017	Year Ended December 31, 2016	Year Ended December 31, 2015	Year Ended December 31, 2014	Year Ended December 31, 2013	Year Ended December 31, 2012
Ratio of earnings (loss) to fixed charges	1.48	0.98	1.32	0.87	0.76	0.64
Deficiency of earnings to fixed charges	N/A	$389,686	N/A	$1,945,803	$2,349,197	$3,763,687

The ratios of earnings to fixed charges are computed by dividing earnings by fixed charges. The ratios of earnings to combined fixed charges and preferred stock dividends or preferred unit distributions, as applicable, are computed by dividing earnings by the sum of fixed charges and preferred stock dividends or preferred unit distributions, as applicable. For this purpose, “earnings” consist of net income (loss) before noncontrolling interests and fixed charges, less capitalized interest, “fixed charges” consist of interest expense, capitalized interest and amortization of deferred financing fees, whether expensed or capitalized, and “preferred stock dividends” or “preferred unit distributions,” as applicable, consist of the amount of pre-tax earnings required to pay dividends or distributions, as applicable, on Sotherly’s previously outstanding Series A Cumulative Redeemable Preferred Stock, or the Series A Preferred Stock, and the 8.0% Series B Cumulative Redeemable Perpetual Preferred Stock, or the Series B Preferred Stock. For periods after September 30, 2013, the date that the remaining shares of Series A Preferred Stock were redeemed, and prior to August 23, 2016, the date of the initial issuance of the Series B Preferred Stock, there were no outstanding shares of preferred stock. Therefore, there were no preferred stock dividends included in the calculations of ratios of earnings to fixed charges and preferred stock dividends, as applicable, for these periods.

USE OF PROCEEDS

We cannot guarantee that we will receive any proceeds in connection with this offering because we may be unable or choose not to issue and sell any securities covered by this prospectus.

Unless we specify otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of securities by us for general corporate purposes, which may include acquisitions of additional properties, the repayment of outstanding indebtedness, capital expenditures, the expansion, redevelopment and/or improvement of properties in our portfolio, working capital and other general purposes. Any specific allocation of the net proceeds of an offering of securities will be determined at the time of such offering and will be described in the accompanying supplement to this prospectus.

Pending the permanent use of any such net proceeds, we may invest the net proceeds in interest-bearing, short-term investment grade securities, money-market accounts or other investments that are consistent with our qualification to be taxed as a REIT for federal income tax purposes.

SECURITIES THAT MAY BE OFFERED

The descriptions of the securities contained in this prospectus, collectively, the securities, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material U.S. federal income tax considerations relating to the securities and the securities exchange, if any, on which the securities will be listed.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

The following summary of the terms of Sotherly’s common stock does not purport to be complete and is subject to and qualified in its entirety by reference to Sotherly’s charter and bylaws and the Maryland General Corporation Law, or MGCL. Sotherly has filed its charter and bylaws as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

General

Sotherly’s authorized capital stock consists of 49,000,000 shares of common stock, $0.01 par value per share, of which 13,815,035 shares of common stock were issued and outstanding as of June 30, 2017. As permitted by the MGCL, Sotherly’s charter contains a provision permitting its board of directors, without any action by its stockholders, to amend the charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that Sotherly have authority to issue.

Voting Rights

Subject to the provisions of Sotherly’s charter regarding the restrictions on the transfer and ownership of shares of common stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except for the rights that may be held by the holders of shares of the Company’s Series B Preferred Stock and as may be provided with respect to any other subsequently issued class or series of common or preferred stock, the holders of such common stock possess the exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding common stock, voting as a single class, can elect all of the directors and the holders of the remaining stock are not able to elect any directors.

Distributions, Liquidation and Other Rights

All common stock offered by this prospectus will be duly authorized, fully paid and nonassessable. Holders of Sotherly’s common stock are entitled to receive distributions when authorized by Sotherly’s board of directors and declared by Sotherly out of assets legally available for the payment of distributions. They also are entitled to share ratably in the assets legally available for distribution to Sotherly’s stockholders in the event of Sotherly’s liquidation, dissolution or winding up, after payment of or adequate provision for all of Sotherly’s known now or hereafter incurred debts and liabilities. These rights are subject to the preferential rights of any other class or series of Sotherly’s stock, including the holders of our Series B Preferred Stock, and to the provisions of Sotherly’s charter regarding restrictions on transfer of its stock. Holders of Sotherly’s common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to the restrictions on transfer of stock contained in Sotherly’s charter, all common stock will have equal distribution, liquidation and other rights.

Power to Reclassify Stock

Sotherly’s charter authorizes its board of directors to classify any unissued common stock or preferred stock, and to reclassify any previously classified but unissued common stock and preferred stock of any series from time to time in one or more classes or series, as authorized by the board of directors. Prior to issuance of stock of each class or series, the board of directors is required by the MGCL and Sotherly’s charter to set forth each such class or series, subject to the provisions of the charter regarding the restriction on transfer of common stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such class or series.

Power to Issue Additional Common Stock

We believe that the power to issue additional common stock and to classify or reclassify unissued common stock and thereafter to issue the classified or reclassified stock provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. These actions can be taken without stockholder approval, unless stockholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which Sotherly’s securities may be listed or traded. Although we have no current intention of doing so, we could issue a class or series of stock that could delay, defer or prevent a transaction or a change in control that might involve a premium price for holders of common stock or otherwise be in their best interest.

Restrictions on Ownership and Transfer

For Sotherly to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, Sotherly’s shares of stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which Sotherly’s REIT election became effective) or during a proportionate part of a shorter taxable year. Also, not more than 50.0% of the value of the outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which Sotherly’s REIT election became effective). In addition, we cannot receive significant amounts of rents from tenants that are related to us, directly or constructively, through ownership.

Because Sotherly’s board of directors believes it is beneficial at present for it to qualify as a REIT, Sotherly’s charter, subject to certain exceptions, contains restrictions on the number of Sotherly’s shares of stock that a person may own. Sotherly’s charter provides that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.9% (the “Aggregate Stock Ownership Limit”) in value of its outstanding shares of stock. In addition, the charter prohibits any person from acquiring or holding, directly or indirectly, shares of common stock in excess of 9.9% of the number of Sotherly’s outstanding shares of common stock (the “Common Stock Ownership Limit”).

Sotherly’s charter prohibits (a) any person from beneficially or constructively owning its shares of stock that would result in us being “closely held” under Section 856(h) of the Code, (b) any person from transferring Sotherly’s shares of stock if such transfer would result in Sotherly’s shares of stock being owned by fewer than 100 persons, (c) any transfer that would cause us to own, directly or indirectly, 10.0% or more of the ownership interests in a tenant of the Company (or a tenant of the Operating Partnership or any entity owned or controlled directly or indirectly by the Operating Partnership) other than a taxable REIT subsidiary if the requirements of Section 856(d)(8)(B) of the Code are satisfied and (d) any transfer that would cause any of our hotel management companies to fail to qualify as an “eligible independent contractor” within the meaning of Section 856(d)(9) of the Code. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of Sotherly’s shares of stock that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned Sotherly’s shares of stock that resulted in a transfer of shares to the Charitable Trust (as defined below), is required to give written notice immediately to us, or in the case of a proposed or attempted transaction, to give at least 15 days’ prior written notice, and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if Sotherly’s board of directors determines that it is no longer in its best interests to attempt to qualify, or to continue to qualify, as a REIT.

Furthermore, Sotherly’s board of directors, in its sole discretion, may exempt a proposed transferee from the Aggregate Stock Ownership Limit, the Common Stock Ownership Limit and/or any of the restrictions described in the first sentence of the paragraph directly above (an “Excepted Holder”). However, the board of directors may not grant such an exemption to any person if such exemption would result in our failing to qualify as a REIT. Sotherly’s board of directors may require a ruling from the IRS or an opinion of counsel, in either case in form and substance satisfactory to the board of directors, in its sole discretion, in order to determine or ensure Sotherly’s status as a REIT.

If any transfer of Sotherly’s shares of stock occurs which, if effective, would result in any person beneficially or constructively owning shares of stock in excess or in violation of the above transfer or ownership limitations (a “Prohibited Owner”), then that number of shares of stock the beneficial or constructive ownership of which otherwise would cause such person to violate such limitations (rounded to the nearest whole share) shall be automatically transferred to a trust (the “Charitable Trust”) for the exclusive benefit of one or more charitable beneficiaries (the “Charitable Beneficiary”), and the Prohibited Owner shall not acquire any rights in such shares. Such automatic transfer shall be deemed to be effective as of the close of business on the Business Day (as defined in the charter) prior to the date of such violative transfer. If any automatic transfer to the Charitable Trust is not effective, then the initial transfer of stock will be void ab initio to the extent necessary to prevent a violation of the above transfer or ownership limitations. Shares of stock held in the Charitable Trust shall be issued and outstanding shares of stock. The Prohibited Owner shall not benefit economically from ownership of any shares of stock held in the Charitable Trust, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the shares of stock held in the Charitable Trust. The trustee of the Charitable Trust (the “Trustee”) shall have all voting rights and rights to dividends or other distributions with respect to shares of stock held in the Charitable Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the Trustee shall be paid by the recipient of such dividend or distribution to the Trustee upon demand, and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividend or distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares of stock held in the Charitable Trust and, subject to Maryland law, effective as of the date that such shares of stock have been transferred to the Trustee, the Trustee shall have the authority (at the Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to our discovery that such shares have been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary. However, if we have already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote.

Within 20 days of receiving notice from us that shares of stock have been transferred to the Charitable Trust, the Trustee shall sell the shares of stock held in the Charitable Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in the charter. Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as follows: The Prohibited Owner shall receive the lesser of (i) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Charitable Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price (as defined in the charter) of such shares on the day of the event causing the shares to be held in the Charitable Trust and (ii) the price per share received by the Trustee from the sale or other disposition of the shares held in the Charitable Trust. Any net sale proceeds in excess of the amount payable to the Prohibited Owner shall be paid immediately to the Charitable Beneficiary. If, prior to our discovery that shares of stock have been transferred to the Charitable Trust, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Charitable Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to the aforementioned requirement, such excess shall be paid to the Trustee upon demand.

In addition, shares of stock held in the Charitable Trust shall be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Charitable Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date we, or our designee, accepts such offer. We shall have the right to accept such offer until the Trustee has sold the shares of stock held in the Charitable Trust. Upon such a sale to us, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and any dividends or other distributions held by the Trustee shall be paid to the Charitable Beneficiary.

All certificates representing Sotherly’s shares of stock will bear a legend referring to the restrictions described above.

Every owner of 5.0% or more (or such lower percentages as required by the Code or the Treasury Regulations promulgated thereunder) of all classes or series of Sotherly’s shares of stock, including common stock, within 30 days after the end of each taxable year, is required to give written notice to the Company stating the name and address of such owner, the number of shares of each class and series of shares of stock which the owner beneficially owns and a description of the manner in which such shares are held. Each such owner shall provide to the Company such additional information as the Company may request in order to determine the effect, if any, of such beneficial ownership on Sotherly’s status as a REIT and to ensure compliance with the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit. In addition, each stockholder shall upon demand be required to provide to the Company such information as it may request, in good faith, in order to determine Sotherly’s status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit.

These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or otherwise be in the best interest of Sotherly’s stockholders.

Sotherly has certain limitations regarding transfers of interest in the Company and its affiliates pursuant to the Company’s franchise agreements with its third party franchisors. Some of these franchise agreements require the Company to obtain consent to certain transfers of equity in Sotherly, or of transfers of Sotherly’s assets, including its hotels and franchise agreements.

Preferred Stock

Shares of Sotherly’s preferred stock may be issued from time to time, in one or more series (including additional shares of Series B Preferred Stock), as authorized by Sotherly’s board of directors. Prior to the issuance of any preferred stock, Sotherly’s board of directors is required by Maryland law to designate the class or series of preferred stock to distinguish it from all other classes and series of shares, specify the number of shares to be included in the class or series, and set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such class or series and cause Sotherly to file articles supplementary with the State Department of Assessments and Taxation of Maryland.

The Company’s charter provides that the Company may issue up to 11,000,000 shares of preferred stock, par value $0.01 per share, or preferred stock, of which 1,851,500 shares have been designated as 8.0% Series B cumulative redeemable perpetual preferred stock, $0.01 par vale per share. As of the date of this prospectus,

1,610,000 shares of the Series B Preferred Stock were issued and outstanding. The Company’s charter authorizes the Company’s board of directors to amend the Company’s charter to increase or decrease the number of authorized shares of any class or series without stockholder approval.

The Company previously issued shares of the Series A Preferred Stock pursuant to a private transaction. All shares of the Series A Preferred Stock have been redeemed and the Company does not intend to issue shares of the Series A Preferred Stock in the future.

If we offer additional shares of Sotherly’s preferred stock, the accompanying prospectus supplement will describe each of the following terms that may be applicable in respect of any preferred stock offered and issued pursuant to this prospectus:

•	the specific designation, number of shares, seniority and purchase price;

•	any liquidation preference per share;

•	any additional restrictions on ownership and transfer;

•	any maturity date;

•	any mandatory or optional redemption or repayment dates and terms or sinking fund provisions;

•	any dividend rate or rates and the dates on which any dividends will be payable (or the method by which such rates or dates will be determined);

•	any voting rights;

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any rights to convert the shares of preferred stock into other securities or rights, including a description of the securities or rights into which such preferred stock are convertible or exchangeable (which may include shares of other preferred stock) and the terms and conditions upon which such conversions will be effected, including, without limitation, conversion rates or formulas, conversion periods and other related provisions;

•	whether interests in the preferred stock will be represented by depositary shares as more fully described below under “Description of Depositary Shares;”

•	the place or places where dividends and other payments with respect to the preferred stock will be payable; and

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any additional voting, dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions, including restrictions imposed for the purpose of maintaining our qualification as a REIT under the Code.

As described under “Description of Depositary Shares,” we may, at our option, elect to offer depositary shares evidenced by depositary receipts. If we elect to do this, each depositary receipt will represent a fractional interest in a share of the particular series of preferred stock issued and deposited with a depositary. The applicable prospectus supplement will specify that fractional interest.

Series B Preferred Stock

The Series B Preferred Stock generally provides for the following rights, preferences and obligations.

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Liquidation Preference: If the Company liquidates, dissolves or winds-up, holders of shares of the Series B Preferred Stock will have the right to receive $25.00 per share of Series B Preferred Stock, plus accrued and unpaid distributions (whether or not earned or declared) up to, but not including, the date of payment, before any payment is made to holders of the Company’s common stock and any other class or series of stock ranked junior to the Series B Preferred Stock. The rights of holders of shares of the Series B Preferred Stock to receive their liquidation preference will be subject to the proportionate rights of any other class or series of the Company’s capital stock ranking senior to or on parity with the Series B Preferred Stock as to liquidation.

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Distributions: Holders of shares of the Company’s Series B Preferred Stock will be entitled to receive cumulative cash distributions on the Series B Preferred Stock, payable quarterly in arrears on the 15th day of January, April, July and October of each year (or if not a business day, on the next succeeding business day), at the rate of 8.0% per annum of the $25.00 liquidation preference per share (equivalent to an annual rate of $2.00 per annum per share).

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Redemption Provisions: The Series B Preferred Stock may not be redeemed prior to August 23, 2021, except in limited circumstances to preserve the Company’s status as a REIT or in the event of a change of control of the Company. On and after August 23, 2021, the Series B Preferred Stock will be redeemable at the Company’s option, in whole or in part at any time or from time to time, for cash at a redemption price of $25.00 per share of Series B Preferred Stock, plus all accrued and unpaid distributions up to, but not including, the redemption date.

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Voting Rights: Holders of shares of the Series B Preferred Stock will generally have no voting rights. However, if the Company is in arrears on distributions on the Series B Preferred Stock for six or more quarterly periods, whether or not consecutive, holders of shares of the Series B Preferred Stock (voting together as a class with the holders of all other classes or series of stock ranking on parity with the Series B Preferred Stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote at a special meeting or at the Company’s next annual meeting and each subsequent annual meeting of stockholders for the election of two additional directors to serve on the Company’s board of directors until all unpaid distributions and the distribution for the then current period with respect to the Series B Preferred Stock and any other class or series of stock ranking on parity with the Series B Preferred Stock have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. The affirmative vote of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock, voting together as a single class with the holders of any other class or series of the Company’s preferred stock upon which like voting rights have been conferred and are exercisable, is required for the Company to authorize, create or increase the number of shares of any class or series of the Company’s capital stock expressly designated as ranking senior to the Series B Preferred Stock as to distribution rights and rights upon the Company’s liquidation, dissolution or winding up. In addition, the affirmative vote of at least two-thirds of the outstanding shares of Series B Preferred Stock (voting as a separate class) is required to amend the Company’s charter (including the articles supplementary designating the Series B Preferred Stock) in a manner that materially and adversely affects the rights of the holders of shares of the Series B Preferred Stock disproportionately relative to other classes or series of stock ranking on parity with the Series B Preferred Stock.

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Conversion Rights: Except in connection with certain changes in control of the Company, the Series B Preferred Stock is not convertible into or exchangeable for any other securities or property. Notwithstanding any other provision of the Series B Preferred Stock, no holder of shares of the Company’s Series B Preferred Stock will be entitled to convert such shares of the Company’s Series B Preferred Stock for shares of the Company’s common stock to the extent that receipt of such shares of common stock would cause such holder (or any other person) to exceed the share ownership limits contained in the Company’s charter, including the articles supplementary setting forth the terms of the Series B Preferred Stock.

DESCRIPTION OF DEBT SECURITIES AND RELATED GUARANTEES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of our debt securities and related guarantees, if any. When Sotherly or the Operating Partnership offers to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus, including the terms of any related guarantees. We will also indicate in the prospectus supplement the extent to which the general terms and provisions described in this prospectus apply to a particular series of debt securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be the direct, unsecured obligations of either Sotherly Hotels or the Operating Partnership and may be issued in one or more series.

As of June 30, 2017, the Operating Partnership has issued and outstanding 7% Senior Unsecured Notes due 2019 in the aggregate principal amount of $25.3 million.

Any additional debt securities will be issued under an indenture between us and a trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture and debt securities carefully for provisions that may be important to you. Capitalized terms used in the summary and not defined in this prospectus have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of Sotherly’s board of directors and set forth or determined in the manner provided in such resolutions, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement or term sheet.

Unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations, and, if the debt securities are issued by the Operating Partnership, they may be fully and unconditionally guaranteed by the Company. We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement, including any pricing supplement or term sheet, relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, to the extent applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions),

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities,

•	any limit on the aggregate principal amount of the debt securities,

•	the date or dates on which the principal on the debt securities is payable,

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the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date,

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the place or places where principal of, and any premium and interest on, the debt securities will be payable, the method of such payment, where debt securities may be surrendered for registration of transfer or exchange and where notices and demands to us relating to the debt securities may be delivered,

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities,

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any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation,

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the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations,

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof,

•	whether the debt securities will be issued in bearer or registered form and, if the latter, whether they will be issued in the form of certificated debt securities or global debt securities,

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount,

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the currency of denomination of the debt securities, which may be U.S. dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency,

•	the designation of the currency, currencies or currency units in which payment of principal of, and any premium and interest on, the debt securities will be made,

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if payments of principal of, or any premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined,

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the manner in which the amounts of payment of principal of, and any premium and interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index,

•	any provisions relating to any security provided for the debt securities or for any guarantees,

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any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities,

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities,

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any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities,

•	a discussion of any material United States federal income tax considerations applicable to an investment in the debt securities,

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities,

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any provisions relating to conversion or exchange of any debt securities, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, at the option of the holders thereof or at our option, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange if such debt securities are redeemed,

•	whether the debt securities will be senior debt securities or subordinated debt securities and, if applicable, a description of the subordination terms thereof,

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whether the debt securities are entitled to the benefits of the guarantee of any guarantor, and whether any such guarantee is made on a senior or subordinated basis and, if applicable, a description of the subordination terms of any such guarantee,

•	whether any underwriter(s) will act as market maker(s) for the debt securities, and

•	the extent to which a secondary market for the debt securities is expected to develop.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and any premium and interest on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general United States federal income tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary or DTC, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as otherwise set forth in this prospectus or the applicable prospectus supplement, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, and any premium and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. See “Global Securities.”

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we undergo a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a successor person, unless:

•

we are the surviving entity or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture,

•	immediately after giving effect to the transaction, no Default or Event of Default shall have occurred and be continuing,

•

if we are not the successor person, each guarantor (if any), unless it has become the successor person, confirms that its guarantee shall continue to apply to the obligations under the debt securities and the indenture to the same extent as prior to such merger, conveyance, transfer or lease, as applicable, and

•	certain other conditions are met.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default

“Event of Default” means, with respect to any series of debt securities, any of the following:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period),

•	default in the payment of principal of any debt security of that series at its maturity, upon acceleration, redemption or otherwise,

•

default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 90 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than a majority in principal amount of the outstanding debt securities of that series as provided in the indenture,

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of our company, and

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain of our or our subsidiaries’ indebtedness outstanding from time to time.

If an Event of Default with respect to outstanding debt securities of any series occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of, and any accrued and unpaid interest on, all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of, and any accrued and unpaid interest on, all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense that might be incurred by it in exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series, and

•

the holders of at least a majority in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity or security, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of at least a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any premium and interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the debt securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each holder of the debt securities of that series notice of a Default or Event of Default within 90 days after knowledge of its occurrence. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify and amend the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, omission, defect or inconsistency,

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets,”

•	to provide for uncertificated securities in addition to or in place of certificated securities,

•	to surrender any of our rights or powers under the indenture,

•	to add covenants or events of default for the benefit of the holders of debt securities of any series,

•	to comply with the applicable procedures of the applicable depositary,

•	to make any change that does not adversely affect the rights of any holder of debt securities,

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture,

•

to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee,

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended, the Trust Indenture Act,

•	to reflect the release of a guarantor of the debt securities in accordance with the terms of the indenture, or

•	to add guarantors with respect to any or all of the debt securities or to secure any or all of the debt securities or the guarantees.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver,

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security,

•

reduce the principal of or premium on, or change the fixed maturity of, any debt security, or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities,

•	reduce the principal amount of discount securities payable upon acceleration of maturity,

•

waive a Default or Event of Default in the payment of the principal of, or any premium or interest on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration),

•	make the principal of, or any premium or interest on, any debt security payable in any currency other than that stated in the debt security,

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, or any premium and interest on, those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments,

•	waive a redemption payment with respect to any debt security, or

•

if the debt securities of that series are entitled to the benefit of a guarantee, release any guarantor of such series other than as provided in the indenture or modify the guarantee in any manner adverse to the holders.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all of the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or any premium or interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, any premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service, or IRS, a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement, and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series, or covenant defeasance.

The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, any premium and interest on, and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities, and

•

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. In such a case, we would remain liable for those payments.

“Foreign Government Obligations” means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars, direct obligations of, or obligations guaranteed by, the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged and which are not callable or redeemable at the option of the issuer thereof.

Regarding the Trustee

The indenture provides that, except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an Event of Default, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict or resign.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees, stockholders or controlling persons, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under United States federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the debt securities, will be governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof other than Section 5-1401 of the General Obligations Law).

DESCRIPTION OF DEPOSITARY SHARES

Sotherly may, at its option, elect to offer depositary shares rather than full shares of the Company’s preferred stock. Each depositary share will represent ownership of, and entitlement to, all rights and preferences of a fraction of a share of preferred stock of a specified series (including dividend, voting, redemption and liquidation rights). The applicable fraction will be specified in a prospectus supplement. The shares of the Company’s preferred stock represented by the depositary shares will be deposited with a depositary named in the applicable prospectus supplement, under a deposit agreement, among the Company, the depositary and the holders of the certificates representing depositary shares, or depositary receipts. Depositary receipts will be delivered to those persons purchasing depositary shares in the offering. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of the terms of the depositary shares contained in this prospectus does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the deposit agreement, Sotherly’s charter and the form of articles supplementary for the applicable class or series of preferred stock.

Dividends

The depositary will distribute all cash dividends or other cash distributions received in respect of the series of Sotherly’s preferred stock represented by the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by such holders on the relevant record date, which will be the same date as the record date fixed by the Company for the applicable series of preferred stock. The depositary, however, will distribute only such amount as can be distributed without attributing to any depositary share a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, in proportion, as nearly as may be practicable, to the number of depositary shares owned by such holders on the relevant record date, unless the depositary determines (after consultation with the Company) that it is not feasible to make such distribution, in which case the depositary may (with the Company’s approval) adopt any other method for such distribution as it deems equitable and appropriate, including the sale of such property (at such place or places and upon such terms as it may deem equitable and appropriate) and distribution of the net proceeds from such sale to such holders.

No distribution will be made in respect of any depositary share to the extent that it represents any preferred stock transferred to a trust for the benefit of one or more charitable beneficiaries. See “Restrictions on Ownership and Transfer.”

Liquidation Preference

In the event of the liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of each depositary share will be entitled to the fraction of the liquidation preference accorded each share of the applicable series of preferred stock as set forth in the applicable prospectus supplement.

Redemption

If the series of Sotherly’s preferred stock represented by the applicable series of depositary shares is redeemable, such depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the shares of preferred stock held by the depositary. Whenever Sotherly redeems any preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. The depositary will mail the notice of redemption promptly upon receipt of such notice from the Company and not less than 30 nor more than 60 days prior to the date fixed for redemption of the preferred stock and the depositary shares to the record holders of the depositary receipts.

Voting

Promptly upon receipt of notice of any meeting at which the holders of the series of Sotherly’s preferred stock represented by the applicable series of depositary shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts as of the record date for such meeting. Each such record holder of depositary receipts will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by such record holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote such preferred stock represented by such depositary shares in accordance with such instructions, and the Company will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting any of the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due the depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares represented thereby is entitled to delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by such depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder represent a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt representing such excess number of depositary shares. Holders of preferred stock thus withdrawn will not thereafter be entitled to deposit such shares under the deposit agreement or to receive depositary receipts representing depositary shares therefor.

Amendment and Termination of Deposit Agreement

The form of depositary receipt representing the depositary shares and any provision of the deposit agreement may at any time and from time to time be amended by agreement between Sotherly and the depositary. However, any amendment which materially and adversely alters the rights of the holders (other than any change in fees) of depositary shares will not be effective unless such amendment has been approved by at least a majority of the depositary shares then outstanding. No such amendment may impair the right, subject to the terms of the deposit agreement, of any owner of any depositary shares to surrender the depositary receipt representing such depositary shares with instructions to the depositary to deliver to the holder of the preferred stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.

The deposit agreement will be permitted to be terminated by Sotherly upon not less than 30 days’ prior written notice to the applicable depositary if (1) such termination is necessary to preserve Sotherly’s status as a REIT or (2) a majority of each series of preferred stock affected by such termination consents to such termination, whereupon such depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares represented by such depositary receipts together with any other property held by such depositary with respect to such depositary receipts. The Company will agree that if the deposit agreement is terminated to preserve Sotherly’s status as a REIT, then the Company will use its best efforts to list the preferred stock issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if (a) all outstanding depositary shares thereunder shall have been redeemed, (b) there shall have been a final distribution in respect of the related preferred stock in connection with any liquidation, dissolution or winding-up of the Company and such distribution shall have been distributed to the holders of depositary receipts representing the depositary shares representing such preferred stock or (c) each share of the related preferred stock shall have been converted into stock of Sotherly not so represented by depositary shares.

Charges of Depositary

Sotherly will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. Sotherly will pay charges of the depositary in connection with the initial deposit of the preferred stock and initial issuance of the depositary shares, and redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and certain other charges as are provided in the deposit agreement to be for their accounts. In certain circumstances, the depositary may refuse to transfer depositary shares, may withhold dividends and distributions and sell the depositary shares represented by such depositary receipt if such charges are not paid. The applicable prospectus supplement will include information with respect to fees and charges, if any, in connection with the deposit or substitution of the underlying securities, the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the underlying security, and the transferring, splitting or grouping of receipts. The applicable prospectus supplement will also include information with respect to the right to collect the fees and charges, if any, against dividends received and deposited securities.

Miscellaneous

The depositary will forward to the holders of depositary receipts all notices, reports and proxy soliciting material from Sotherly which are delivered to the depositary and which Sotherly is required to furnish to the holders of its preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any notices, reports and proxy soliciting material received from the Company which are received by the depositary as the holder of preferred stock. The applicable prospectus supplement will include information about the rights, if any, of holders of receipts to inspect the transfer books of the depositary and the list of holders of receipts.

Neither the depositary nor the Company assumes any obligation or will be subject to any liability under the deposit agreement to holders of depositary receipts other than for its negligence or willful misconduct. Neither the depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of the Company and the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. The Company and the depositary may rely on written advice of counsel or accountants, on information provided by holders of the depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

In the event the depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and the Company, on the other hand, the depositary shall be entitled to act on such claims, requests or instructions received from the Company.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $150,000,000.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that Sotherly may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that Sotherly may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.

General

Sotherly may issue warrants for the purchase of its common stock, preferred stock and/or debt securities in one or more series. Sotherly may issue warrants independently or together with shares of common stock, shares of preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that Sotherly will issue under a separate warrant agreement. Sotherly will enter into the warrant agreement with a warrant agent and will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the periods during which, and places at which, the warrants are exercisable;

•	the manner of exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

DESCRIPTION OF RIGHTS

Sotherly may issue rights to purchase shares of its common stock or preferred stock. Each series of rights will be issued under a separate rights agreement to be entered into between Sotherly and a bank or trust company, as rights agent. The statements made in this section relating to the rights are summaries only. These summaries are not complete. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each right. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement. For more detail, we refer you to the applicable rights agreement itself, which we will file as an exhibit to, or incorporate by reference in, the registration statement of which this prospectus is a part.

If Sotherly offers any series of rights, certain terms of that series of rights will be described in the applicable prospectus supplement, including, without limitation, the following:

•	the title of the rights,

•	the date of determining the stockholders entitled to the rights distribution,

•	the title and aggregate number of shares of Sotherly’s common stock or preferred stock purchasable upon exercise of the rights,

•	the exercise price,

•	the aggregate number of rights issued,

•	the date, if any, on and after which the rights will be separately transferable,

•	the date on which the right to exercise the rights will commence and the date on which the right will expire,

•	a discussion of any material United States federal income tax considerations applicable to an investment in the rights, and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Exercise of Rights

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of Sotherly’s common stock or preferred stock at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, Sotherly will, as soon as practicable, forward the shares of common stock or preferred stock purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, Sotherly may offer any unsubscribed securities directly, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

Sotherly may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. Sotherly may evidence each series of units by unit certificates that it will issue under a separate agreement and may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that Sotherly selects. Sotherly will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that Sotherly may offer under this prospectus. You should read any prospectus supplement relating to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions, and Sotherly will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that it files with the Securities and Exchange Commission, the form of each unit agreement relating to units offered under this prospectus.

If Sotherly offers any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units,

•	identification and description of the separate constituent securities comprising the units,

•	the price or prices at which the units will be issued,

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable,

•	a discussion of any material United States federal income tax considerations applicable to an investment in the units, and

•	any other terms of the units and their constituent securities.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in a prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised that it is:

•	a limited-purpose trust company organized under the New York Banking Law,

•	a “banking organization” within the meaning of the New York Banking Law,

•	a member of the Federal Reserve System,

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be,

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities, or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF SOTHERLY’S CHARTER AND BYLAWS

The following description of certain provisions of Maryland law and of Sotherly’s charter and bylaws is only a summary. For a complete description, we refer you to Maryland law and Sotherly’s charter and bylaws. We have filed Sotherly’s charter and bylaws as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

Sotherly’s Board of Directors

Sotherly’s bylaws provide that the number of Sotherly’s directors may be established by its board of directors. Sotherly currently has seven directors. The board of directors may increase or decrease the number of directors by a vote of a majority of the members of the board of directors, provided that the number of directors shall never be less than the minimum number required by Maryland law, nor more than fifteen (15), and that the tenure of office of a director shall not be affected by any decrease in the number of directors. Except as may be provided by the board of directors in setting the terms of any class or series of preferred stock, any vacancy may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, or, if no directors remain, by Sotherly’s stockholders. Any director elected to fill a vacancy shall serve for the remainder of the full term in which the vacancy occurred and until a successor is elected and qualifies.

At each annual meeting of stockholders, the holders of the common stock may vote to elect all of the directors on the board of directors. Holders of common stock have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the outstanding shares of common stock are able to elect all of the directors.

Removal of Directors

Subject to rights of holders of one or more classes or series of preferred stock, including the Company’s Series B Preferred Stock and any future classes or series of preferred stock, to elect or remove one or more directors or the entire board of directors, Sotherly’s charter provides that a director may be removed, with or without cause, upon the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors. Absent removal of all of Sotherly’s directors, this provision, when coupled with the exclusive power of the board of directors to fill vacant directorships, precludes stockholders from removing incumbent directors, except upon a substantial affirmative vote, and filling the vacancies created by such removal with their own nominees.

Business Combinations

Maryland law prohibits “business combinations” between us and an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Maryland law defines an interested stockholder as:

•	any person who, directly or indirectly, beneficially owns 10.0% or more of the voting power of our stock after the date on which the corporation had 100 or more beneficial owners of its stock; or

•

an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10.0% or more of the voting power of Sotherly’s then outstanding voting stock after the date on which the corporation had 100 or more beneficial owners of its stock.

A person is not an interested stockholder if Sotherly’s board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by Sotherly’s board of directors.

After the five-year prohibition, any business combination between us and an interested stockholder generally must be recommended by Sotherly’s board of directors and approved by the affirmative vote of at least:

•	80.0% of the votes entitled to be cast by holders of Sotherly’s then outstanding shares of voting stock, voting together as a single group; and

•

two-thirds of the votes entitled to be cast by holders of Sotherly’s voting stock, voting together as a single group, other than stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or stock held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if Sotherly’s common stockholders receive a minimum price, as defined under Maryland law, for their stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its stock.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Sotherly has opted out of the business combination provisions of the MGCL by resolution of Sotherly’s board of directors. However, Sotherly’s board of directors may, by resolution and without stockholders approval, opt into the business combination statute in the future.

Should Sotherly’s board opt in to the business combination statute, it may discourage others from trying to acquire control of Sotherly and increase the difficulty of consummating any transaction.

Control Share Acquisitions

Maryland law provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights unless approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, or by officers or by directors who are Sotherly’s employees are excluded from shares entitled to vote on the matter. “Control shares” are voting shares which, if aggregated with all other shares previously acquired by the acquiring person, or in respect of which the acquiring person is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, directly or indirectly, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel Sotherly’s board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including a written undertaking to pay the expenses of the meeting. If no request for a meeting is made, we may present the question at any stockholders’ meeting.

If voting rights are not approved at the stockholders’ meeting or if the acquiring person does not deliver the acquiring person statement required by Maryland law, then, subject to certain conditions and limitations, Sotherly may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value. Fair value is determined without regard to the absence of voting rights for the control shares and as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights of the shares were considered and not approved. If voting rights for control shares are approved at a stockholders’ meeting and the acquirer may then vote a majority of the shares entitled to vote, then all other stockholders may exercise appraisal rights. The fair value of the shares for purposes of these appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, nor does it apply to acquisitions approved or exempted by Sotherly’s charter or bylaws.

Sotherly’s bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of Sotherly’s shares of stock. Sotherly’s board of directors may amend its bylaws, without stockholder approval, so as to implement the control share acquisition statute in the future.

Maryland Unsolicited Takeovers Act

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

Pursuant to Subtitle 8, Sotherly has elected to provide that vacancies on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in Sotherly’s charter and bylaws unrelated to Subtitle 8, Sotherly already (a) requires a two-thirds vote for the removal of any director from the board, (b) vests in the board the exclusive power to fix the number of directorships and (c) requires, unless called by the chairman of Sotherly’s board of directors, its president, chief executive officer or Sotherly’s board of directors, the request of the holders of a majority of outstanding shares to call for a special meeting.

Merger; Amendment of Charter

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter or merge with another entity unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Sotherly’s charter provides for approval by the holders of a majority of all the votes entitled to be cast on the matter for the matters described in this paragraph, except for amendments to various provisions of the charter, including, but not limited to, the provisions relating to removal of directors, that require the affirmative vote of the holders of two-thirds of the votes entitled to be cast on the matter. As permitted by the MGCL, Sotherly’s charter contains a provision permitting its directors, without any action by its stockholders, to amend the charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that it has authority to issue.

Limitation of Liability and Indemnification

Sotherly’s charter limits the liability of its directors and officers for money damages to the maximum extent permitted by Maryland law.

Sotherly’s charter authorizes it to obligate itself, and Sotherly’s bylaws require it, to the maximum extent permitted by Maryland law, to indemnify, and to pay or reimburse reasonable expenses to, any of Sotherly’s present or former directors or officers or any individual who, while a director or officer and at our request, serves or has served another entity, employee benefit plan or any other enterprise as a trustee, director, officer, partner or otherwise. The indemnification covers any claim or liability against the person by reason of his or her status as a present or former director or officer.

Maryland law permits Sotherly to indemnify its present and former directors and officers against liabilities and reasonable expenses actually incurred by them in any proceeding unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding; and

•	was committed in bad faith; or

•	was the result of active and deliberate dishonesty; or

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in a criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, Maryland law prohibits Sotherly from indemnifying its present and former directors and officers for an adverse judgment in a derivative action. Maryland law requires it, as a condition to advancing expenses in certain circumstances, to obtain:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and

•	a written undertaking by or on behalf of the director or officer to repay the amount reimbursed if the standard of conduct is not met.

Sotherly has entered into indemnification agreements with Sotherly’s directors and executive officers that provide for indemnification of such persons to the fullest extent permitted under Maryland law.

The partnership agreement of the Operating Partnership provides for indemnification of officers, directors and employees of the Operating Partnership, as well as its indemnification, along with its employees, officers and directors. See “Partnership Agreement.”

Insofar as the foregoing provisions permit indemnification of Sotherly’s directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

REIT Status

Sotherly’s charter provides that its board of directors may revoke or otherwise terminate our REIT election, without the approval of its stockholders, if it determines that it is no longer in our best interest to continue to qualify as a REIT.

Dissolution

Pursuant to Sotherly’s charter, and subject to the provisions of any of Sotherly’s classes or series of shares of stock then outstanding and the approval by a majority of the entire board of directors, Sotherly’s stockholders, at any meeting thereof, by the affirmative vote of a majority of all of the votes entitled to be cast on the matter, may approve a plan of liquidation and dissolution.

Advance Notice of Director Nominations and New Business

Sotherly’s bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to Sotherly’s board of directors and the proposal of business to be considered by stockholders at the annual meeting may be made only:

•	pursuant to Sotherly’s notice of the meeting;

•	by or at the direction of Sotherly’s board of directors; or

•

by a stockholder who was a stockholder of record both at the time of the provision of notice and at the time of the meeting who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in Sotherly’s bylaws.

With respect to special meetings of stockholders, only the business specified in Sotherly’s notice of meeting may be brought before the meeting of stockholders and nominations of individuals for election to Sotherly’s board of directors may be made only:

•	pursuant to Sotherly’s notice of the meeting;

•	by or at the direction of Sotherly’s board of directors; or

•

provided that Sotherly’s board of directors has determined that directors shall be elected at such meeting, by a stockholder who was a stockholder of record both at the time of the provision of notice and at the time of the meeting who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in Sotherly’s bylaws.

Possible Anti-Takeover Effect of Certain Provisions of Maryland Law and of Sotherly’s Charter and Bylaws

Sotherly’s board of directors may rescind the resolution opting out of the business combination statute or repeal the bylaw opting-out of the control share acquisition statute without stockholder approval. If the business combination provisions or control share provisions become applicable to Sotherly, those provisions, in addition to the provisions in Sotherly’s charter regarding removal of directors and the restrictions on the transfer of shares of stock and the advance notice provisions of Sotherly’s bylaws could have the effect of delaying, deferring or preventing a transaction or a change in the control that might involve a premium price for holders of the common stock or otherwise be in their best interest.

PARTNERSHIP AGREEMENT

The following description of certain terms of the agreement of limited partnership of the Operating Partnership is only a summary. For a complete description, we refer you to the Agreement of Limited Partnership of Sotherly Hotels LP, as amended, a copy of which is an exhibit to this registration statement.

Management

The Operating Partnership was formed on August 19, 2004, as a limited partnership under the Delaware Revised Uniform Limited Partnership Act. Pursuant to the partnership agreement, Sotherly Hotels Inc., as general partner of the Operating Partnership, has, subject to certain protective rights of limited partners described below, full, exclusive and complete responsibility and discretion in the management and control of the Operating Partnership, including the ability to cause the Operating Partnership to enter into certain major transactions including acquisitions, dispositions, refinancings and selection of lessees and to cause changes in the Operating Partnership’s line of business and distribution policies.

The partnership agreement does not require the partners of the Operating Partnership to hold an annual meeting and the Operating Partnership does not intend to hold annual meetings of the partners, given the general partner’s management responsibility and discretion.

The Operating Partnership amended its Agreement of Limited Partnership in connection with the issuance of the Series B Preferred Stock to classify Series B preferred partnership units, which were issued to the Company in exchange for the contribution by the Company to the Partnership of the net proceeds from the sale and issuance of the Series B Preferred Stock. The terms of the Series B preferred partnership units mirror the terms of the Series B Preferred Stock.

Transferability of Interests

Sotherly may not voluntarily withdraw from the Operating Partnership or transfer or assign its interest in the Operating Partnership or engage in any transaction which would result in a change of control of Sotherly unless:

•

The Operating Partnership receives the consent of limited partners holding more than 50.0% of the partnership interests of the limited partners (other than those held by the general partner or any subsidiary);

•

The consent of limited partners (including the general partner or any subsidiary) holding more than 66.7% of the percentage interests of the limited partnership interests (including those held by the general partner or any subsidiary) is obtained and as a result of such transaction all limited partners will receive for each partnership unit an amount of cash, securities or other property equal in value to the product of the conversion factor and the greatest amount of cash, securities or other property paid in the transaction to a holder of one share of Sotherly’s common stock, provided that if, in connection with the transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than 50.0% of the outstanding shares of Sotherly’s common stock, each holder of units shall be given the option to exchange its units for the greatest amount of cash, securities or other property that a limited partner would have received had it (A) exercised its redemption right (described below) and (B) sold, tendered or exchanged pursuant to the offer shares of Sotherly’s common stock received upon exercise of the redemption right immediately prior to the expiration of the offer; or

•

The consent of limited partners (including the general partner or any subsidiary) holding more than 66.7% of the percentage interests of the limited partnership interests (including those held by the general partner or any subsidiary) is obtained and Sotherly is the surviving entity in the transaction and either (A) Sotherly’s stockholders do not receive cash, securities or other property in the transaction or (B) all limited partners (other than any subsidiary of the general partner) receive for each partnership unit an amount of cash, securities or other property having a value that is no less than the product of the conversion factor and the greatest amount of cash, securities or other property received in the transaction by Sotherly’s stockholders.

In addition, in the event of a change of control of Sotherly, the limited partners will have the right, for a period of 30 days following the change of control event, to cause the Operating Partnership to redeem all of the units held by the limited partners for a cash amount equal to the cash redemption amount otherwise payable upon redemption pursuant to the partnership agreement.

Sotherly also may (i) transfer all or any portion of its general partnership interest to an affiliate of the general partner, and following such transfer, may withdraw as the general partner and (ii) engage in a transaction required by law or by the rules of any national securities exchange on which Sotherly’s common stock is listed.

Limited partners may not transfer their units without Sotherly’s written consent as general partner.

Capital Contribution

Sotherly currently owns a 1.0% interest as general partner and, as of June 30, 2017, owned an approximately 89.1% interest as limited partner in the Operating Partnership. The partnership agreement provides that if the Operating Partnership requires additional funds at any time in excess of funds available to the Operating Partnership from borrowing or capital contributions, Sotherly may borrow such funds from a financial institution or other lender and lend such funds to the Operating Partnership. Under the partnership agreement, Sotherly is obligated to contribute the proceeds of any offering of shares of stock as additional capital to the Operating Partnership. Sotherly is authorized to cause the Operating Partnership to issue partnership interests for less than fair market value if Sotherly has concluded in good faith that such issuance is in both the Operating Partnership’s and Sotherly’s best interests. If Sotherly contributes additional capital to the Operating Partnership, it will receive additional units and Sotherly’s percentage interest will be increased on a proportionate basis based upon the amount of such additional capital contributions and the value of the Operating Partnership at the time of such contributions. Conversely, the percentage interests of the limited partners will be decreased on a proportionate basis in the event of additional capital contributions by Sotherly. In addition, if Sotherly contributes additional capital to the Operating Partnership, we will revalue the property of the Operating Partnership to its fair market value (as determined by Sotherly) and the capital accounts of the partners will be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the capital accounts previously) would be allocated among the partners under the terms of the partnership agreement if there were a taxable disposition of such property for its fair market value (as determined by us) on the date of the revaluation. The Operating Partnership may issue additional preferred partnership interests, in connection with acquisitions of property or otherwise, which could have priority over common partnership interests with respect to distributions from the Operating Partnership, including the partnership interests Sotherly owns as the general partner.

Redemption Rights

Pursuant to the partnership agreement, the limited partners received redemption rights which enable them to cause the Operating Partnership to redeem their units in exchange for cash or, at Sotherly’s option, shares of common stock of Sotherly. The cash redemption amount per unit is based on the average of the market price of Sotherly’s common stock for the 10 trading days immediately preceding the notice of redemption. The number of shares of Sotherly’s common stock issuable upon redemption of units held by limited partners may be adjusted upon the occurrence of certain events such as stock dividends, stock subdivisions or combinations. Notwithstanding the foregoing, a limited partner will not be entitled to exercise its redemption rights if the delivery of Sotherly’s common stock to the redeeming limited partner would:

•	result in any person owning, directly or indirectly, common stock in excess of the stock ownership limit in Sotherly’s charter;

•	result in shares of Sotherly’s common stock being owned by fewer than 100 persons (determined without reference to any rules of attribution);

•	result in Sotherly being “closely held” within the meaning of Section 856(h) of the Code;

•

cause Sotherly to own, actually or constructively, 10.0% or more of the ownership interests in a tenant of Sotherly’s, the Operating Partnership’s or a subsidiary partnership’s real property, within the meaning of Section 856(d)(2)(B) of the Code other than a taxable REIT subsidiary if the requirements of Section 856(d)(8)(B) of the Code are satisfied;

•	cause any of our hotel management companies to fail to qualify as an “eligible independent contractor” within the meaning of Section 856(d)(9) of the Code; or

•

cause the acquisition of Sotherly’s common stock by such redeeming limited partner to be “integrated” with any other distribution of common stock for purposes of complying with the registration provisions of the Securities Act.

Sotherly may, in its sole and absolute discretion, waive any of these restrictions.

With respect to the units issued in connection with the acquisition of our initial properties, the redemption rights may be exercised by the limited partners at any time after the first anniversary of our acquisition of these properties; provided, however, unless Sotherly otherwise agrees:

•

a limited partner may not exercise the redemption right for fewer than 1,000 units or, if such limited partner holds fewer than 1,000 units, the limited partner must redeem all of the units held by such limited partner;

•

a limited partner may not exercise the redemption right for more than the number of units that would, upon redemption, result in such limited partner or any other person owning, directly or indirectly, common stock of Sotherly in excess of the ownership limitation in Sotherly’s charter; and

•	a limited partner may not exercise the redemption right more than two times annually.

The aggregate number of shares of the Sotherly’s common stock issuable upon exercise of the redemption rights is 1,778,140. The number of shares of the Sotherly’s common stock issuable upon exercise of the redemption rights will be adjusted to account for stock splits, mergers, consolidations or similar pro rata stock transactions.

The partnership agreement requires that the Operating Partnership be operated in a manner that enables Sotherly to satisfy the requirements for being classified as a REIT, to avoid any federal income or excise tax liability imposed by the Code (other than any federal income tax liability associated with Sotherly’s retained capital gains) and to ensure that the partnership will not be classified as a “publicly traded partnership” taxable as a corporation under Section 7704 of the Code.

In addition to the administrative and operating costs and expenses incurred by the Operating Partnership, the Operating Partnership generally will pay all of our administrative costs and expenses, including:

•	all expenses relating to Sotherly’s continuity of existence and our subsidiaries’ operations;

•	all expenses relating to offerings and registration of securities;

•

all expenses associated with the preparation and filing of any of Sotherly’s and the Operating Partnership’s periodic or other reports and communications under federal, state or local laws or regulations;

•	all expenses associated with Sotherly’s compliance with laws, rules and regulations promulgated by any regulatory body; and

•	all of Sotherly’s other operating or administrative costs incurred in the ordinary course of business on behalf of the Operating Partnership.

These expenses, however, do not include any of Sotherly’s administrative and operating costs and expenses incurred that are attributable to hotel properties that are owned by Sotherly directly rather than by the Operating Partnership or its subsidiaries.

Distributions

The partnership agreement provides that the Operating Partnership will distribute cash at such time and in such amounts as determined by Sotherly in its sole discretion, to Sotherly and the limited partners in accordance with their respective percentage interests in the Operating Partnership. Furthermore, the partnership agreement provides that the Operating Partnership shall distribute amounts sufficient to enable Sotherly to pay stockholder dividends that will allow Sotherly to meet the distribution requirements to qualify as a REIT and avoid any federal income or excise tax liability.

Upon liquidation of the Operating Partnership, after payment of, or adequate provision for, debts and obligations of the partnership, including any partner loans, any remaining assets of the partnership will be distributed to Sotherly and the limited partners with positive capital accounts in accordance with their respective positive capital account balances.

Allocations

Profits and losses of the partnership (including depreciation and amortization deductions) for each fiscal year generally are allocated to Sotherly and the limited partners in accordance with the respective percentage interests in the partnership. All of the foregoing allocations are subject to compliance with the provisions of Sections 704(b), 704(c) and 706 of the Code and Treasury regulations promulgated thereunder. The Operating Partnership expects to use the “traditional method” under Section 704(c) of the Code for allocating items with respect to contributed property acquired in connection with the offering for which the fair market value differs from the adjusted tax basis at the time of contribution.

Term

The Operating Partnership has perpetual duration unless dissolved upon:

•	Sotherly’s bankruptcy, dissolution, removal or withdrawal (unless the limited partners elect to continue the partnership);

•	the passage of 90 days after the sale or other disposition of all or substantially all the assets of the partnership;

•	the redemption of all units (other than those held by Sotherly, if any); or

•	an election by Sotherly in its capacity as the general partner.

Tax Matters

Pursuant to the partnership agreement, Sotherly is the tax matters partner of the Operating Partnership and, as such, Sotherly has authority to handle tax audits and to make tax elections under the Code on behalf of the Operating Partnership.

Indemnification

Subject to any terms, conditions or restrictions set forth in the Operating Partnership’s partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever. The amended and restated partnership agreement of the Operating Partnership generally requires the

Operating Partnership to indemnify Sotherly and the directors, officers and employees of Sotherly, and any affiliates of either Sotherly or the Operating Partnership and certain other specific persons to the fullest extent permitted by the law against all losses, claims, damages, liabilities, including reasonable legal fees and expenses, or similar events except for those which arise from bad faith, improper receipt of a personal benefit or where there was reasonable knowledge that the act or omission leading to the activity was unlawful.

Sotherly provides insurance from a commercial carrier against certain liabilities that could be incurred by Sotherly’s directors and officers.

Insofar as the foregoing provisions permit indemnification of Sotherly’s directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

General

As used in this “Material U.S. Federal Income Tax Considerations” discussion, unless otherwise expressly so noted, the terms “we,” “us” and “our” refer solely to Sotherly and not to the Operating Partnership nor to our other subsidiaries nor to any of the Operating Partnership’s direct and indirect subsidiaries.

The following is a summary of material U.S. federal income tax considerations relating to our qualification and taxation as a REIT which may be material to a purchaser of our securities or the Operating Partnership’s debt securities. This summary is based on current law, is for general information only, does not address all possible tax considerations that may be material or relevant to such a purchaser and is not tax or legal advice. Also, this summary does not deal with all tax aspects that might be relevant to any such purchaser in light of the purchaser’s particular circumstances, nor does it deal with particular types of purchasers that may be subject to special treatment under the U.S. federal income tax laws, such as insurance companies, those acquiring securities through the exercise of stock options or otherwise as compensation, tax-exempt organizations (except as provided below), financial institutions or broker-dealers, persons subject to the alternative minimum tax, persons purchasing our equity or debt securities, or the Operating Partnership’s debt securities, as part of a hedge, straddle or other risk reduction, constructive sale or conversion transaction, or stockholders that are not “U.S. stockholders” as defined in “—Taxation of Taxable U.S. Stockholders” (except to the limited extent discussed in “—Taxation of Non-U.S. Stockholders” below). Accordingly, this summary may not contain all of the information that may be pertinent to you. Additional material U.S. federal income tax considerations relevant to prospective purchasers of particular offerings of our securities or the Operating Partnership’s debt securities will be addressed in the applicable Prospectus Supplement for those securities.

You are urged to review the applicable Prospectus Supplement in connection with the purchase of any of our securities or any of the Operating Partnership’s debt securities, as the case maybe, and to consult your own tax advisor regarding the specific tax consequences to you of purchasing any such securities, of our election to be taxed as a REIT and regarding potential changes in the applicable tax laws.

This discussion does not cover state or local tax laws or any U.S. federal tax laws other than income tax laws. The statements made in this section of the prospectus are based upon current provisions of the Code and Treasury Regulations promulgated thereunder, as currently applicable, currently published administrative positions of the IRS and judicial decisions, all of which are subject to change, either prospectively or retroactively.

The Code provisions governing the U.S. federal income tax treatment of REITs and their shareholders are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Code provisions, Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof. If a partnership, including any entity that is treated as a partnership for U.S. federal income tax purposes, were to purchase any of our securities or any of the Operating Partnership’s debt securities, the U.S. federal income tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in such a partnership, you should consult your tax advisor regarding the U.S. federal income tax consequences to you of your partnership’s purchase of any of our securities or any of the Operating Partnership’s debt securities.

REIT Qualification

We elected to be taxable as a REIT commencing with our taxable year ending December 31, 2004. This section of the prospectus discusses the laws governing the U.S. federal income tax treatment of a REIT and its stockholders, which are highly technical and complex. In connection with this filing, we will receive an opinion of Baker & McKenzie LLP that we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT for the period commencing with our taxable year ended December 31, 2004 and continuing through our taxable year ended December 31, 2016, and our current organization and method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT.

The opinion of Baker & McKenzie LLP is based on various assumptions relating to our organization and operations, and is conditioned upon factual representations made by us regarding our organization, assets, gross income and the past, present and future conduct of our business operations. The opinion of Baker & McKenzie LLP is not binding on the IRS or any court, and no assurance can be given that the IRS will not successfully challenge the conclusions set forth in such opinion. We have conducted our business operations each taxable year since our formation in 2004 in conformity with the requirements for REIT qualification, and we intend to operate our business operations in conformity with these requirements so as to maintain our status as a REIT. Given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, however, no assurance can be given by Baker & McKenzie LLP or by us that we will be able to maintain our REIT status for any particular year. Baker & McKenzie LLP has no obligation to advise us or the holders of any of our or the Operating Partnership’s securities of any subsequent change in the matters stated, represented or assumed in the opinion, or of any subsequent change in the applicable law.

Maintenance of REIT status depends on our ability to meet, on a continuing basis, through actual operating results, a number of requirements including quarterly asset, annual gross income and distribution, diversity of stock ownership and various other requirements imposed upon REITs by the Code. Satisfaction of some of these asset requirements depend upon the fair market values of assets directly or indirectly owned by us, which values may not be susceptible to a precise determination.

A REIT that is a partner in an entity treated as a partnership for U.S. federal tax purposes is treated as owning its proportionate share of the assets of the partnership and as being entitled to the income of the partnership attributable to such share and which share, for purposes of the REIT requirements of Code Section 856 (including the REIT gross income and asset requirements), is determined in accordance with its capital interest in the partnership. In addition, the character of the assets and gross income of the partnership retains the same character in the hands of the REIT for purposes of such requirements. Accordingly, in applying these REIT requirements (and for purposes of the discussion of these requirements below), our proportionate share of the assets, liabilities and items of income of the Operating Partnership and any Operating Partnership Flow-Through Entity is treated as our assets, liabilities and items of income. For purposes of this discussion, an “Operating Partnership Flow-Through Entity” means any direct or indirect subsidiary of ours or of the Operating Partnership that is a partnership, joint venture, limited liability company or other entity that is treated as a partnership or “disregarded entity” for U.S. federal tax purposes and which is not owned either directly or indirectly by any taxable REIT subsidiary of ours or any C corporation subsidiary in which we or the Operating Partnership has any direct or indirect interest.

While we intend to continue to operate in conformity with the REIT requirements and in a manner that will allow us to maintain our REIT status, no assurance can be given that the actual results of our (and the Operating Partnership’s) operations for any taxable year will allow us to satisfy such requirements or that we will be able to maintain our status as a REIT.

Taxation of Sotherly

As a REIT, we generally are not subject to U.S. federal income tax on that portion of our taxable income that we distribute to stockholders. This treatment substantially eliminates the “double taxation” (at the corporate and stockholder levels) that generally results from investment in a non-REIT “C” corporation. However, we are subject to U.S. federal tax as follows:

1. First, we are subject to U.S. federal income tax at regular corporate rates on any undistributed adjusted REIT taxable income, including undistributed net capital gain (adjusted REIT taxable income is the taxable income of a REIT subject to specified adjustments, including a deduction for dividends paid).

2. Second, under certain circumstances, we may be subject to the U.S. federal “alternative minimum tax” on our items of tax preference.

3. Third, if we have (a) net income from the sale or other disposition of “foreclosure property” (including foreign currency gain that is attributable to otherwise permitted income from foreclosure property) which is held primarily for sale to customers in the ordinary course of business or (b) other nonqualifying income from foreclosure property, we are subject to U.S. federal income tax at the highest U.S. federal corporate rate on such income. Foreclosure property generally is property acquired on foreclosure or otherwise on default on a loan secured by such real property or a lease of such property.

4. Fourth, if we have net income from a “prohibited transaction,” such income is subject to a 100.0% excise tax – generally, a “prohibited transaction” is a sale or other disposition of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property and property involuntarily converted; for this purpose, we would be treated as holding primarily for sale to customers in the ordinary course of business our proportionate share of any property so held by the Operating Partnership or any Operating Partnership Flow-Through Entity. See “Prohibited Transaction Rules” discussion below.

5. Fifth, if we fail to satisfy the 75.0% gross income requirement or the 95.0% gross income requirement that is required to be satisfied for REIT qualification (as discussed below), but nonetheless maintain our qualification as a REIT because certain other requirements have been met, we are subject to a 100.0% tax on an amount equal to (a) the gross income attributable to the greater of the amount by which we fail the 75.0% gross income test or the amount by which 95.0% of our gross income exceeds the amount of income qualifying under the 95.0% gross income test multiplied by (b) a fraction intended to reflect our profitability.

6. Sixth, if we fail to satisfy the asset requirements that are required to be satisfied for REIT qualification (as discussed below) but nonetheless maintain our qualification as a REIT because certain other requirements have been met, we may be subject to a U.S. federal tax that would be the greater of (a) $50,000 or (b) an amount determined by multiplying the highest rate of U.S. federal income tax for corporations by the net income generated by the assets for the period beginning on the first date of the failure and ending on the day we dispose of the assets (or otherwise satisfy the requirements for maintaining REIT qualification).

7. Seventh, if we fail to satisfy one or more requirements for REIT qualification, other than the 95.0% and 75.0% gross income requirements and other than the asset requirements, but nonetheless maintain our qualification as a REIT because certain other requirements have been met, we may be subject to a $50,000 penalty for each failure.

8. Eighth, if we fail to distribute during each calendar year at least the sum of (1) 85.0% of our ordinary income for such year, (2) 95.0% of our net capital gain income for such year, and (3) any undistributed taxable income from prior periods, we will be subject to a nondeductible 4.0% excise tax on the excess of such required distribution over the amounts distributed.

9. Ninth, if we acquire any appreciated assets from a non-REIT C corporation (i.e., a corporation generally subject to full corporate level tax) in a transaction in which the basis of the assets in our hands is determined by reference to the basis of the assets (or any other property) in the hands of the non-REIT C corporation, we may be subject to tax on such appreciation at the highest U.S. federal corporate income tax rate then applicable if we recognize gain on a disposition of such assets during the 10-year period following their acquisition from the non-REIT C corporation. This tax is referred to as the “Built-in Gains Tax.” The Built-in Gains Tax would not apply if the asset acquired in such manner was exchanged for a replacement property in a qualifying exchange under Code Section 1031. However, a sale of the replacement property within that same 10-year period would be subject to the Built-in Gains Tax.

10. Tenth, we may be subject to a 100.0% excise tax if, in general, our dealings with our taxable REIT subsidiaries, defined below, are not at arm’s length.

11. Eleventh, our taxable REIT subsidiaries will be subject to corporate-level U.S. federal income tax on their taxable income (and may also be subject to alternative minimum tax on their alternative minimum taxable income).

12. Finally, we may elect to retain and pay U.S. federal income tax on our net long-term capital gain, in which case a stockholder would include his, her or its proportionate share of our undistributed long-term capital gain in his, her or its taxable income and would be allowed to credit for the stockholder’s proportionate share of the U.S. federal income tax imposed on us and deemed to have been paid by such stockholder, and an adjustment would be made to increase the stockholder’s U.S. federal income tax basis in our stock.

Requirements for REIT Qualification

Organizational Requirements

An entity must satisfy the following requirements in order to qualify as a REIT under the Code: (1) it must be a corporation, trust or association that would be taxable as a domestic corporation but for the REIT provisions of the Code, (2) it must elect to be taxed as a REIT and satisfy relevant filing and other administrative requirements, (3) it must be managed by one or more trustees or directors, (4) its beneficial ownership must be evidenced by transferable shares or by transferable certificates of beneficial interest, (5) it must not be a financial institution or an insurance company subject to special provisions of the U.S. federal income tax laws, (6) it must use a calendar year for U.S. federal income tax purposes, (7) it must have at least 100 beneficial owners for at least 335 days of each taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months, (8) it must not be closely held (i.e., at any time during the last half of any taxable year, more than 50.0% in value of its outstanding capital stock must not be owned, directly or indirectly through the application of certain attribution rules, by five or fewer “individuals,” as such term is defined in the Code to include certain entities), and (9) it must satisfy certain asset, gross income, distribution and other requirements.

To monitor compliance with the stock ownership requirements, a REIT is generally required to maintain records regarding the actual ownership of its stock. A REIT must demand written statements each year from the record holders of 5.0% or more of its stock (or such lesser percentage as is required by applicable Treasury Regulations) pursuant to which the record holders must disclose the actual owners of the stock (i.e., the persons required to include in gross income the dividends paid by the REIT). A REIT must maintain a list of those persons failing or refusing to comply with this demand as part of its records. A REIT could be subject to monetary penalties if it fails to comply with these record-keeping requirements. A stockholder who or that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with his, her or its tax return disclosing such stockholder’s actual ownership of the REIT’s stock and other information. If in any taxable year a REIT did not know, and with the exercise of reasonable diligence could not have known, that it failed to meet the requirement that it cannot be closely held, the REIT will be treated as having met such requirement for such taxable year.

We were organized as a Maryland corporation in August 2004 and elected to be taxable as a REIT commencing with our initial taxable year ending December 31, 2004. We believe that we have complied with the organizational and record-keeping requirements described above for each taxable year since our formation and, unless our board of directors shall determine that it is no longer in our best interests to attempt to qualify (or to continue to qualify) as a REIT, we intend to continue to comply with these requirements in order to maintain our status as a REIT.

Asset Requirements

At the close of each quarter of our taxable year, we must satisfy a number of requirements relating to the nature of our assets. First, at least 75.0% of the value of our total assets must be represented by interests in real property, interests in mortgages on real property, shares in other REITs, debt instruments issued by publicly-offered REITs (i.e., REITs that are required to file annual and periodic reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934), cash, cash items and government securities (as well as certain temporary investments in stock or debt instruments purchased with the proceeds of new capital raised by us) (the “75% asset test”). “Cash” includes foreign currency if we or any “qualified business unit” uses such foreign currency as our functional currency, but only to the extent such foreign currency is held for use in the normal course of our activities or the “qualified business unit” giving rise to income in the numerator for the 75.0% gross income test or the 95.0% gross income test (discussed below), or directly related to acquiring or holding assets qualifying for the numerator in the 75.0% asset test, and is not held in connection with a trade or business of trading or dealing in certain securities. For purposes of the 75% asset test: (1) if the rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, such that the entire rent received with respect to such real property and the personal property leased in connection therewith qualifies as rents from real property for purposes of the 75% gross income test, the value of such personal property, as well as the value of the real property, will be treated as an interest in real property, (2) where a debt obligation is secured by a mortgage on both real property and personal property and the fair market value of the personal property does not exceed 15% of the aggregate fair market values of the personal property and real property, the entire obligation will treated as a mortgage loan secured by real property.

Second, although the remaining 25.0% of our assets generally may be invested without restriction, securities in this class generally may not exceed either (1) 5.0% of the value of our total assets as to any one nongovernment issuer (“5% Asset Requirement”), (2) 10.0% of the outstanding voting securities of any one issuer (“10% Voting Asset Requirement”), or (3) 10.0% of the value of the outstanding securities of any one issuer (“10% Value Asset Requirement”).

Third, in taxable years beginning on or prior to December 31, 2017, not more than 25.0% of the total value of our assets can be represented by securities of one or more taxable REIT subsidiaries and in taxable years beginning after December 31, 2017, no more than 20% of the value of our total assets may consist of the securities of one or more taxable REIT subsidiaries. Securities for purposes of the 5% Asset Requirement, 10% Voting Asset Requirement and 10% Value Asset Requirement may include debt securities, including debt issued by a partnership. Fourth, no more than 25% of the value of our total assets may consist of debt instruments that are issued by publicly-offered REITs, but that are not secured by real property. Debt of an issuer will not count as a security for purposes of the 10% Value Asset Requirement if the security qualifies for any of a number of applicable exceptions, including for example, the exception for “straight debt” and for debt issued by a partnership at least 75% of the gross income of which (excluding gross income from prohibited transactions) is derived from sources constituting qualifying income for purposes of the REIT 75% gross income requirement.

After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset requirements at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset requirements because we acquire securities during a quarter, we can cure this failure by disposing of the non-qualifying assets within 30 days after the close of that quarter. If we fail either the 5% Asset Requirement, 10% Voting Asset Requirement or 10% Value Asset Requirement at the end of any quarter, and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets or otherwise satisfy such requirements within six months after the last day of the quarter in which our identification of the failure to satisfy those asset requirements occurred to cure the violation, provided that the non-permitted assets do not exceed the lesser of 1.0% of the total value of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other REIT asset requirements, or our failure of the 5% Asset Requirement, 10% Voting Asset Requirement or 10% Value Asset Requirement is in excess of this amount, as long as the failure was due to reasonable cause and not willful neglect and, following our identification of the failure, we filed a schedule in accordance with the Treasury Regulations describing each asset that caused the failure, we are permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps to satisfy the requirements of the applicable REIT asset requirement within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset requirement occurred, including the disposition of sufficient assets to meet the asset requirements and paying a U.S. federal tax equal to the greater of (1) $50,000 or (2) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable U.S. federal corporate income tax rate (currently 35.0%).

We believe that we have complied with the foregoing REIT asset requirements each calendar quarter since our election to be taxable as a REIT, and we intend to monitor compliance with such requirements on an ongoing basis. We can provide no assurance, however, that the IRS will agree with our determinations in this regard. To the extent that we fail one or more of the REIT asset requirements and do not fall within any of the safe harbors described above, we may fail to maintain our REIT status.

Gross Income Requirements

To maintain our qualification as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75.0% of our gross income for each taxable year, excluding gross income from prohibited transactions, must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from other REITs, interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities and any obligation secured by a mortgage on both real property and personal property, if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property), and gains from the sale of real estate assets, as well as “qualified temporary investment income,” (i.e., income that is attributable to temporary investments in stock and debt securities of new capital proceeds from stock issuances and public debt offerings and that is received in the one-year period beginning on the date new capital is received). Second, at least 95.0% of our gross income in each taxable year, excluding gross income from prohibited transactions, must be derived from sources of income that qualify under the 75.0% gross income requirement and other dividends, interest, gain from the sale or disposition of stock or securities, and certain other categories of income.

Rents will qualify as “rents from real property” in satisfying the REIT gross income requirements only if several conditions are met, including the following:

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The rent must not be based in whole or in part on the income or profits of any person. An amount will not be disqualified, however, solely by being based on a fixed percentage or percentages of receipts or sales or, if it is based on the net income or profits of a lessee which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the sublessees would qualify as rents from real property, if derived directly by us.

•

If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the total rent that is attributable to the personal property will not qualify as rents from real property if it exceeds 15.0% of the total rent received under the lease (for this purpose, with respect to each lease of real property, rent attributable to personal property for the taxable year is that amount which bears the same ratio to total rent for the taxable year as the average of the fair market values of the personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real property and the personal property at the beginning and at the end of such taxable year) (the “Personal Property Rent Attribution Test”).

•

For rents received to qualify as rents from real property, neither we (nor the Operating Partnership or any Operating Partnership Flow-Through Entity) generally may operate or manage the property or furnish or render certain services to the lessees of such property, other than through an “independent contractor,” as defined in the Code, who is adequately compensated and from which neither we, the Operating Partnership nor any Operating Partnership Flow-Through Entity derive or receive any income or through a taxable REIT subsidiary. We (or the Operating Partnership or an Operating Partnership Flow-Through Entity) are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. Additionally, we (or the Operating Partnership or an Operating Partnership Flow-Through Entity) may directly or indirectly provide non-customary services to lessees of our properties without disqualifying all of the rents from the property if the gross income from such services does not exceed 1.0% of the total gross income from the property. In such a case, only the amounts for non-customary services are not treated as rents from real property, and the provision of the services does not disqualify all of the rents from treatment as rents from real property. For purposes of this requirement, gross income received from such non-customary services is deemed to be at least 150.0% of the direct cost of providing the services. Also, services are permitted to be provided to lessees through a taxable REIT subsidiary without disqualifying the rental income received from lessees as rents from real property.

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Rental income will not qualify as rents from real property if we directly or indirectly (through application of certain constructive ownership rules) own (i) in the case of any lessee which is a corporation, stock possessing 10.0% or more of the total combined voting power of all classes of stock entitled to vote, or 10.0% or more of the total value of shares of all classes of stock, of such lessee or (ii) in the case of any lessee which is not a corporation, an interest of 10.0% or more in the assets or net profits of such lessee. Rental payments from a taxable REIT subsidiary, however, will qualify as rents from real property even if we own more than 10.0% of the total value or combined voting power of the taxable REIT subsidiary if (i) at least 90.0% of the property is leased to unrelated lessees and the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated lessees for comparable space or (ii) as relevant to us, the property is a “qualified lodging facility” and certain additional requirements are satisfied (including that the leased property is operated on the taxable REIT subsidiary’s behalf by an “eligible independent contractor”). Our leases of our hotel properties with TRS Lessee (and, thus, for U.S. federal income tax purposes, with its sole member and beneficial owner MHI Holding) (the “TRS Hotel Leases”) are structured with the intent to comply with clause (ii) so that our rents under these leases will qualify as “rents from real property.”

We believe that we have complied with the foregoing REIT gross income requirements each taxable year since our election to be taxable as a REIT, and most of our gross income has consisted of our share of the rents derived under the TRS Hotel Leases, which rents we believe have constituted rents from real property. None of the rents under our, the Operating Partnership’s or any Operating Partnership Flow-Through Entity’s leases (including under the TRS Hotel Leases) have been based on the income or profits of any person, and none of the rents under any such lease and which are attributable to personal property (as determined under the Personal Property Rent Attribution Test) have exceeded 15.0% of the total rents received under any such lease. Furthermore, all or most of the services performed with respect to our properties have been services that are usually or customarily rendered in connection with the rental of real property and not rendered to the occupant(s) of such property or services performed by an “eligible independent contractor” engaged by TRS Lessee. We intend to monitor compliance with the REIT gross income requirements on an ongoing basis but can provide no assurances that the actual future sources of our income will allow us to continue to satisfy these requirements.

Even if we were to fail to satisfy one or both of the 75.0% gross income requirement and the 95.0% gross income requirement for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Code. These relief provisions generally will be available if (1) our failure to meet these requirements was due to reasonable cause and not due to willful neglect; (2) we attach a schedule of our income sources to our U.S. federal income tax return; and (3) any incorrect information on the schedule is not due to fraud with intent to evade tax. It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. If these relief provisions are inapplicable, we will not qualify as a REIT. Even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test.

Annual Distribution Requirements

To qualify as a REIT, we are required to distribute each year to our stockholders an amount that qualifies for the “dividends-paid deduction” (other than capital gains dividends) and which equals at least (1) the sum of (a) 90.0% of our REIT taxable income (computed without regard to the dividends paid deduction and our net capital gain) and (b) 90.0% of the net income (after tax), if any, from foreclosure property, minus (2) the sum of certain items of non-cash income over 5.0% of our REIT taxable income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our U.S. federal income tax return for such year and if paid on or before the first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90.0% distribution requirement.

To the extent that we do not distribute all of our net capital gain or all of our other REIT taxable income, then we will be subject to U.S. federal income tax on the undistributed amount at regular U.S. federal corporate tax rates. However, for any of our net capital gain that we elect not to distribute to stockholders, we can nonetheless elect to report such gain to our stockholders for U.S. federal income tax purposes (as if we had actually distributed said gain to them), in which case each of our stockholders would be required to report on its own U.S. federal income tax return its pro rata share of such undistributed net capital gain income and would be allowed a credit for its proportionate share of the U.S. federal income tax imposed on us on such gain (but which proportionate share of such tax would be deemed paid by such stockholder), and an adjustment would be made to increase such stockholder’s U.S. federal income tax basis in our stock. Furthermore, if we should fail to distribute during each calendar year at least the sum of (1) 85.0% of our ordinary income for such year, (2) 95.0% of our net capital gain income for such year, and (3) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4.0% excise tax on the excess of such required distribution over the sum of the amounts actually distributed and the amount of any net capital gains we elected to retain and pay tax on. For these and other purposes, dividends that we declare in October, November or December of one taxable year and which are payable to a stockholder of record on a specific date in any such month shall be treated as both paid by and received by the stockholder during such taxable year, provided that the dividend is actually paid by us by January 31 of the following taxable year.

If we fail to meet the distribution requirements as a result of an adjustment to our tax return by the IRS or we determine that we understated income on a filed return, we may retroactively cure the failure by paying a “deficiency dividend” (plus applicable penalties and interest) within a specified period.

Since our election to be taxable as a REIT, we believe that we have satisfied the annual distribution requirements described above. It is possible, however, that in the future we may not have sufficient cash or other liquid assets to meet the distribution requirements, including for example due to timing differences between the actual receipt of income and actual payment of expenses on the one hand, and the inclusion of such income and deduction of such expenses in computing our REIT taxable income on the other hand or because cash representing taxable income is required to be used to make a payment that, for U.S. federal income tax purposes, is either non-deductible (e.g., re-payment of loan principal) or must be capitalized. Further, as described below, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. To avoid any problem with the distribution requirements, we will closely monitor the relationship between our REIT taxable income and cash flow (including amounts that the Operating Partnership is able and permitted to distribute to us) and, if necessary and feasible, we may borrow funds and/or issue stock (and/or we may cause the Operating Partnership and/or one or more of its direct and/or indirect subsidiaries to borrow funds for distribution to us) to enable us to satisfy our REIT distribution requirement.

Qualified REIT Subsidiaries

For purposes of the requirements described herein, any corporation we own that is a qualified REIT subsidiary will not be treated as a corporation separate from us and all of its assets, liabilities and items of income, deduction and credit will be treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary, all of the capital stock of which is owned by a REIT.

Ownership of Partnership Interests

We own substantially all of our assets and conduct substantially all of our activities through the Operating Partnership of which, as of June 30, 2017, we were the sole general partner and owned approximately 89.1% of the partnership units in the Operating Partnership (with the limited partners, including certain of our officers and directors, owning the remaining units of the Operating Partnership). As noted above, a REIT that is a partner in an entity treated as a partnership for U.S. federal tax purposes is treated as owning its proportionate share of the assets of the partnership and as being entitled to the income of the partnership attributable to such share and which share, for purposes of the REIT requirements of Code Section 856 (including the REIT gross income and asset requirements) is determined in accordance with its capital interest in the partnership. In addition, the character of the assets and gross income of the partnership retains the same character in the hands of the REIT for purposes of such requirements. Accordingly, and as also noted above, in applying these REIT requirements, our proportionate share of the assets, liabilities and items of income of the Operating Partnership and any Operating Partnership Flow-Through Entity is treated as our assets, liabilities and items of income.

Moreover, for purposes of determining whether we might be subject to the 100.0% excise tax on net income from a prohibited transaction, we are treated as holding primarily for sale to customers in the ordinary course of business our proportionate share of any property so held by the Operating Partnership or any Operating Partnership Flow-Through Entity. See “Prohibited Transaction Rules” discussion below.

Finally, in the case where a partnership sells real property, or a REIT that is a partner of a partnership that owns real property sells its interest in such partnership, any gross income realized from such sale, to the extent attributable to the real property, is deemed gross income from the sale or disposition of real property held for either the period that the partnership held the real property or the period that the REIT was a member of the partnership, whichever is shorter.

Taxable REIT Subsidiaries

Subject to the 25% (20% after December 31, 2017) asset requirement addressed in the following paragraph, a REIT is permitted to own (including through a partnership or other entity that constitutes a “partnership” for U.S. federal income tax purposes) up to 100.0% of the stock of one or more “taxable REIT subsidiaries.” The subsidiary and the REIT must jointly elect to treat the subsidiary as a taxable REIT subsidiary. In addition, if a taxable REIT subsidiary owns, directly or indirectly, securities representing 35.0% or more of the vote or value of a subsidiary corporation, that subsidiary will automatically be treated as a taxable REIT subsidiary of the parent REIT. A taxable REIT subsidiary is subject to U.S. federal, state and local income tax (where applicable), as a regular “C” corporation.

Generally, a taxable REIT subsidiary may earn income that would not be qualifying income under the REIT gross income requirements if earned directly by the parent REIT. Several provisions in the Code regarding the arrangements between a REIT and a taxable REIT subsidiary ensure, however, that the taxable REIT subsidiary will be subject to an appropriate level of U.S. federal income tax. For example, the Code limits the ability of a taxable REIT subsidiary to deduct interest payments made to its parent REIT in excess of a certain amount. In addition, the Code imposes a 100.0% tax on transactions between a taxable REIT subsidiary and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis. Further, a 100% excise tax is imposed on the gross income of a TRS attributable to services provided to, or on behalf of, its parent REIT (other than income attributable to services provided to a tenant of the REIT) that are not conducted on an arm’s-length basis. Moreover, in taxable years beginning on or prior to December 31, 2017, not more than 25.0% of the total value of our assets can be represented by securities of one or more taxable REIT subsidiaries and in taxable years beginning after December 31, 2017, no more than 20% of the value of our total assets may consist of the securities of one or more taxable REIT subsidiaries. We believe that our taxable REIT subsidiaries have complied with, and currently are in compliance with, the above rules.

We can give you no assurance that any taxable REIT subsidiary that we currently own or will form in the future will not be limited in their ability to deduct interest payments (if any) made to us. We also cannot assure you that the IRS would not seek to impose a 100.0% tax on us to the extent any taxable REIT subsidiary is undercompensated for any services it may perform for our tenants or the tenants of partnerships in which we own an interest, or on a portion of the payments received by us from, or expenses deducted by, our taxable REIT subsidiaries.

Prohibited Transaction Rules

Any gain that a REIT recognizes from the sale of property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business (excluding sales of foreclosure property and sales conducted by taxable REIT subsidiaries) will be treated as income from a prohibited transaction that is subject to a 100.0% excise tax. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of business is a question of fact that depends on all of the facts and circumstances of the particular transaction. Under a statutory safe harbor, however, we will not be subject to the 100.0% excise tax with respect to a sale of property if (the “Prohibited Transaction Safe Harbor”) (1) the property has been held for at least two years for the production of rental income prior to the sale, (2) capitalized expenditures on the property in the two years preceding the sale are less than 30.0% of the net selling price of the property and (3) we have seven or fewer sales of property (excluding certain property obtained through foreclosure and certain involuntary conversions) in the year of sale (the “Seven Sales Requirement”). If the Seven Sales Requirement is not satisfied, the Prohibited Transaction Safe Harbor will still apply if: (a) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 20% of the aggregate bases of all of the assets of the REIT at the beginning of the year, and the aggregate adjusted bases of all such properties sold by the REIT during the three-year period ending with such year did not exceed 10% of the sum of the aggregate bases of all the assets of the REIT at the beginning of each year in such three-year period or (b) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 20% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year, and the aggregate fair market value of all of our such properties sold by the REIT during the three-year period ending with such year did not exceed 10% of the sum of the aggregate fair market values of all the assets as of the REIT at the beginning of each year in such three-year period. In addition, in order for the 10% Basis Exception or 10% FMV Exception to apply each year in such three-year period. In addition, for the Prohibited Transaction Safe Harbor to apply when the Seven Sales Requirement is not satisfied, substantially all of the marketing and development expenditures with respect to the property sold must be made through an independent contractor from whom we derive no income.

Moreover, for purposes of determining whether we might be subject to the 100.0% excise tax under these prohibited transaction rules, we would be treated as holding primarily for sale to customers in the ordinary course of business our proportionate share of any property so held by the Operating Partnership or any Operating Partnership Flow-Through Entity.

Although we will attempt to ensure that none of our (or the Operating Partnership’s or Operating Partnership Flow-Through Entity’s) sales of property will constitute a prohibited transaction, we cannot assure you that none of such sales will be so treated. In the event that the IRS were to successfully contend that the Operating Partnership’s or any Operating Partnership Flow-Through Entity’s sale of property constitutes a prohibited transaction (and such sale otherwise did not qualify for the Prohibited Transaction Safe Harbor), then we would be required to pay the 100.0% penalty tax on the gain (or, in the case of a sale by the Operating Partnership or Operating Partnership Flow-Through Entity, our proportionate share of any gain) resulting from such sale.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income requirements and asset requirements, we may retain our REIT qualification if the failures are due to reasonable cause and not willful neglect, and if we pay a penalty of $50,000 for each such failure.

If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to U.S. federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify will not be deductible, nor will they be required to be made. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether we would be entitled to such statutory relief.

Foreclosure Property

“Foreclosure property” is real property (including interests in real property) and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was made, entered into or acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes an election to treat the property as foreclosure property. Treatment of property as foreclosure property generally continues until the end of the third taxable year following the year during which the REIT acquires or takes possession of the property, but this period ends prematurely if, before the end of the third year, (1) the REIT makes a lease of the property under which it will receive rents not qualified for purposes of the 75.0% gross income requirement, (2) the REIT begins construction on the property (other than by continuing a project at least 10.0% completed when default became imminent), or (3) the REIT uses the property in a trade or business on a day more than 90 days after it acquired the property. The IRS may, however, extend the period if the REIT establishes to the IRS’s satisfaction that an extension is necessary for the orderly liquidation of the REIT’s interests in such property, but no such extension may prolong the period beyond the sixth taxable year following the year during which the REIT acquires or takes possession of the property.

REITs generally are subject to U.S. federal income tax at the maximum corporate rate (currently 35.0%) on any net income from foreclosure property. Net income from foreclosure property is the excess of (1) gain on sales and exchanges of foreclosure property that the REIT holds for sale to customers in the ordinary course of a trade or business and (2) gross income from foreclosure property other than rents from real property, interest on real property mortgages, refunds of real property taxes and gains on dispositions of real property not held for sale to customers in the ordinary course of business, over deductions directly connected with the production of the above income. Net income from foreclosure property constitutes “qualifying income” under both the 75.0% and the 95.0% gross income requirements described above.

REITs must distribute to shareholders 90.0% of the excess of any net income from foreclosure property over the U.S. federal income tax on such income. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100.0% excise tax on gains from prohibited transactions, even if the property is held primarily for sale to customers in the ordinary course of a trade or business.

If there were to be a default on any lease of any property owned by us, the Operating Partnership or any Operating Partnership Flow-Through Entity such that possession of the subject property is acquired by us, the Operating Partnership or Operating Partnership Flow-Through Entity, as applicable, and an election is made to treat such property as foreclosure property, our net income from any foreclosure property should qualify under both the 75.0% and the 95.0% gross income requirements. We will be subject to U.S. tax on such net income, however.

Redetermined Rents, Redetermined Deductions, Excess Interest, and Redetermined TRS Services Income

Any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income we generate will be subject to a 100.0% penalty tax. In general, redetermined rents are our rents from real property to the extent the amount would be reduced by IRS’s distributing, apportioning, or allocating items of income or deduction under the principles of Section 482 of the Code to clearly reflect income as a result of services furnished or rendered to a tenant by a taxable REIT subsidiary. Redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been charged based on arm’s-length negotiations. Redetermined TRS service income is the gross income of a REIT’s taxable REIT subsidiary that is attributable to services provided to, or on behalf of, the REIT (excluding any services furnished or rendered to any tenant of the REIT) to the extent that such income would be increased on distribution, apportionment, or allocation under Code Section 482. Under “safe harbor” provisions of the Code, rents we receive from tenants of a property will not constitute redetermined rents (by reason of the performance of services by any taxable REIT subsidiary to such tenants) if:

•

So much of such amounts as constitutes “impermissible tenant service income” (i.e., any amounts received or accrued directly or indirectly by a REIT, with respect to any real or personal property, for services furnished or rendered by the REIT to tenants of such property, or for managing or operating such property) does not exceed 1.0% of all amounts received or accrued during the year with respect to such property;

•	The taxable REIT subsidiary renders a significant amount of similar services to unrelated parties and the charges for such services are substantially comparable;

•

Rents paid to a REIT by tenants leasing at least 25.0% of the net leasable space in the property who are not receiving services from the taxable REIT subsidiary are substantially comparable to the rents paid by tenants leasing comparable space who are receiving such services from the TRS and the charge for the services is separately stated; or

•	The taxable REIT subsidiary’s gross income from the service is not less than 150.0% of the taxable REIT subsidiary’s direct cost in furnishing the service.

We have conducted, and will continue to conduct, our operations so as to not generate any redetermined rents, redetermined deductions or excess interest, but no assurance can be given that we will not generate such amounts.

Hedging Transactions

We (or the Operating Partnership or Operating Partnership Flow-Through Entity) may enter into hedging transactions with respect to one or more assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. The income from certain “hedging transactions” is disregarded for purposes of the 75.0% and 95.0% gross income tests. Such hedging transactions are: (1) a hedging transaction to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred by us to acquire or own real estate assets, which is clearly identified as such before the close of the day on which it was acquired, originated or entered into, including gain from the disposition of such a transaction (a “Debt Financing Hedge”); (2) hedges entered into by a REIT to manage foreign currency risks with respect to income that qualifies under either the 75% or the 95% gross income test (a “Currency Hedge”); and (3) a hedging transaction entered into to manage the risk of a Debt Financing Hedge, when any portion of the hedged indebtedness is extinguished, or a Currency Hedge, when there is a disposition of any portion of the property producing the REIT qualifying income that is hedged by the Currency Hedge. To the extent we (or the Operating Partnership or Operating Partnership Flow-Through Entity) enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both the 75.0% and 95.0% gross income tests. We intend that any hedging transaction that we (or the Operating Partnership or Operating Partnership Flow-Through Entity) may determine to enter into shall be one that would not jeopardize our ability to qualify as a REIT.

Taxation of Taxable U.S. Stockholders

This section summarizes the taxation of U.S. stockholders that are not U.S. tax-exempt organizations. For these purposes, a “U.S. stockholder” is a beneficial owner of our stock that for U.S. federal income tax purposes is

(1) a citizen or resident of the United States, (2) a corporation or other entity treated as a corporation for U.S. federal income tax purposes that is created or organized in or under the laws of the United States or any political subdivision thereof, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (4) a trust if (a) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) it has a valid election in place to be treated as a U.S. person or otherwise is treated as a U.S. person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our stock should consult his, her or its tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our stock by the partnership.

Distributions

Distributions to U.S. stockholders, other than capital gain dividends discussed below, will constitute dividends to the extent they do not exceed our current and accumulated earnings and profits. As long as we continue to qualify as a REIT, such dividends will (a) in the case of corporate U.S. stockholders, not be eligible for the dividends-received deduction generally available to corporate stockholders; and (b) in the case of individual and other U.S. stockholders, generally be taxable as ordinary income subject to a maximum 39.6% U.S. federal income tax rate, other than the portion of such dividends that constitute (and are designated by us as) “qualified dividend income” eligible for taxation at the preferential maximum 20% U.S. federal income tax rate. Only the portion (if any) of our dividends attributable to (and which are designated by us as):

(1) income retained by us in the prior taxable year on which we were subject to corporate level income tax (less the amount of tax),

(2) distributions received by us (or our share of distributions received by the Operating Partnership or Operating Partnership Flow-Through Entity) from taxable C corporations including our taxable REIT subsidiaries (e.g., dividends derived from MHI Holding), or

(3) income in the prior taxable year from the sales of “built-in gain” property acquired by us from C corporations in carryover basis transactions (less the amount of corporate tax on such income) will constitute “qualified dividend income.”

If we make a distribution in excess of the amount of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis of a U.S. stockholder’s shares of our stock, and the amount of each distribution in excess of a U.S. stockholder’s tax basis in his, her or its shares of our stock will be taxable as gain realized from the sale of his, her or its shares. Distributions that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of the year, as long as we actually pay the distribution during January of the following calendar year. U.S. stockholders are not permitted to include any of our losses on their own U.S. federal income tax returns.

Distributions from us that are designated as capital gain dividends will be taxed to U.S. stockholders as long-term capital gains, to the extent that they do not exceed our actual net capital gains for the taxable year, without regard to the period for which the U.S. stockholder has held its shares. To the extent that we elect under the applicable provisions of the Code to retain our net capital gains, U.S. stockholders will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit for taxes paid by us on such retained capital gains. U.S. stockholders will increase their adjusted U.S. federal income tax basis in our stock by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Corporate U.S. stockholders may be required to treat up to 20.0% of some capital gain dividends as ordinary income. Long-term capital gain is generally taxable at maximum U.S. federal income tax rate of 20.0% in the case of U.S. stockholders who are individuals, and a maximum U.S. federal income tax rate of 35.0% for corporate stockholders, except that for U.S. stockholders who are individuals long-term capital gain attributable to the sale of depreciable real property held for more than 12 months is subject to a 25.0% maximum U.S. federal income tax rate to the extent of previously claimed depreciation deductions.

Disposition of Stock

In general, for U.S. federal income tax purposes, a U.S. stockholder will realize gain or loss upon the sale or other taxable disposition of our stock in an amount equal to the difference between the sum of the fair value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted U.S. federal income tax basis in the stock at the time of the disposition. Capital gains recognized by individuals upon the sale or disposition of shares of our stock will generally be subject to a maximum U.S. federal income tax rate of 20.0% if such stock is held for more than 12 months, and will be taxed at ordinary income rates of up to 39.6% if such stock is held for 12 months or less. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25.0% (which is generally higher than the long-term capital gain tax rates for non-corporate stockholders) to a portion of a capital gain realized by a non-corporate stockholder on the sale of REIT shares that would correspond to the REIT’s “unrecaptured Section 1250 gain.” Gains recognized by stockholders that are corporations are subject to a maximum U.S. federal income tax of 35.0%, whether or not classified as long-term capital gains. Losses recognized by a stockholder upon the disposition of shares of our stock will be considered capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a stockholder who has held such shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that are required to be treated by the stockholder as long-term capital gain.

If a U.S. stockholder has shares of our stock redeemed by us, such U.S. stockholder will be treated as if it sold the redeemed shares if (1) all of the U.S. stockholder’s shares of our stock are redeemed (after taking into consideration certain ownership attribution rules set forth in the Code) or (2) such redemption is (a) not essentially equivalent to a dividend within the meaning of Section 302(b)(1) of the Code or (b) substantially disproportionate within the meaning of Section 302(b)(2) of the Code. If a redemption is not treated as a sale of the redeemed shares, it will be treated as a distribution made with respect to the U.S. stockholder’s stock. U.S. stockholders should consult with their tax advisors regarding the taxation of any particular redemption of our shares.

Passive Activity Losses and Investment Interest Limitations.

Distributions made by us and gain arising from the sale or exchange by a U.S. stockholder of our stock will not be treated as passive activity income. As a result, a U.S. stockholder will not be able to apply any “passive losses” against income or gain relating to our stock. Distributions made by us, to the extent they do not constitute return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. Net capital gain derived from a disposition of our stock (or capital gain dividends) generally will be excluded from a U.S. stockholder’s investment income unless the U.S. stockholder elects to have such gain taxed at ordinary income rates.

Information Reporting and Backup Withholding

Payments of dividends on our stock and proceeds received upon the sale, redemption or other disposition of our stock may be subject to IRS information reporting and backup withholding. Payments to certain U.S. stockholders (including, among others, corporations and certain tax-exempt organizations) are generally not subject to information reporting or backup withholding. Payments to a non-corporate U.S. stockholder generally will be subject to information reporting. Such payments also generally will be subject to backup withholding at the current rate of 28.0% with respect to distributions paid, if such stockholder (1) fails to furnish its taxpayer identification number, which for an individual is ordinarily his or her social security number, (2) furnishes an incorrect taxpayer identification number, (3) is notified by the IRS that it has failed to properly report payments of interest or dividends or (4) fails to certify, under penalties of perjury, that it has furnished a correct taxpayer identification number and that the IRS has not notified the U.S. stockholder that it is subject to backup withholding.

A U.S. stockholder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the U.S. stockholder’s U.S. federal income tax liability, if any, and otherwise will be refundable, provided that the requisite procedures are followed. U.S. stockholders should consult their tax advisors regarding their qualification for an exemption from backup withholding and information reporting and the procedures for obtaining such an exemption, if applicable.

Medicare Tax on Unearned Income

A U.S. stockholder who is an individual is subject to a 3.8% tax on the lesser of (1) his or her “net investment income” for the relevant taxable year or (2) the excess of his or her modified gross income for the taxable year over a certain threshold (between $125,000 and $250,000 depending on the individual’s U.S. federal income tax filing status). A similar regime applies to certain estates and trusts. Net investment income generally would include dividends on our stock and gain from the sale of our stock. If you are a U.S. stockholder that is an individual, an estate or a trust, you are urged to consult your tax advisors regarding the applicability of this tax to your income and gains in respect of your investment in our stock.

WE URGE THOSE OF YOU THAT ARE, OR WOULD BE IF PURCHASING OUR SECURITIES, A U.S. STOCKHOLDER TO CONSULT YOUR OWN TAX ADVISOR(S) TO DETERMINE THE IMPACT OF THE UNITED STATES FEDERAL, STATE AND LOAN INCOME AND OTHER TAX LAWS ON THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR SECURITIES IN LIGHT OF YOUR OWN PARTICULAR CIRCUMSTANCES.

Taxation of Tax-Exempt U.S. Stockholders

U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. They are subject to taxation, however, on their unrelated business taxable income, or UBTI. Provided that (1) a tax-exempt U.S. stockholder has not held shares of our stock as “debt financed property” within the meaning of the Code (i.e., where the acquisition or ownership of our stock is financed through a borrowing by the tax-exempt stockholder) and (2) our stock is not otherwise used in an unrelated trade or business, distributions from us and income from the sale or redemption of shares of our stock generally should not give rise to UBTI to a tax-exempt U.S. stockholder.

However, for tax-exempt U.S. stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, income from an investment in our stock will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Code. These tax-exempt U.S. stockholders should consult their own tax advisors concerning these “set aside” and reserve requirements.

In the event that we are deemed to be “predominately held” by qualified employee pension benefit trusts (as defined in the Code), such trusts would be required to treat a certain percentage of the distributions paid to them as UBTI. We would be deemed to be “predominately held” by such trusts if either (1) one employee pension benefit trust owns more than 25.0% in value of our stock, or (2) any group of employee pension benefit trusts, each owning more than 10.0% in value of our stock, holds in the aggregate more than 50.0% in value of our stock. If either of these ownership thresholds were ever exceeded, any qualified employee pension benefit trust holding more than 10.0% in value of our stock would be subject to tax on that portion of our distributions made to it which is equal to the percentage of our income that would be UBTI if we were a qualified trust, rather than a REIT. Our stock has not been and is not currently “predominately held” by qualified employee pension benefit trusts. Although we do not expect our stock to be deemed to be “predominately held” by qualified employee pension benefit trusts, we cannot give any assurance that our stock will not be so held and that the above rules dealing with qualified employee pension benefit trusts will not apply.

WE URGE THOSE OF YOU THAT ARE, OR WOULD BE IF PURCHASING OUR SECURITIES, A TAX-EXEMPT U.S. STOCKHOLDER TO CONSULT YOUR OWN TAX ADVISOR(S) TO DETERMINE THE IMPACT OF THE UNITED STATES FEDERAL, STATE AND LOAN INCOME AND OTHER TAX LAWS ON THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR SECURITIES IN LIGHT OF YOUR OWN PARTICULAR CIRCUMSTANCES.

Taxation of Non-U.S. Stockholders

The following is a discussion of certain anticipated U.S. federal income tax consequences of the ownership and disposition of our stock applicable to non-U.S. stockholders. A non-U.S. stockholder is any person who is not a U.S. stockholder. The discussion is based on current law and is for general information only. The discussion addresses only certain and not all aspects of U.S. federal income taxation.

Ordinary Dividends

The portion of dividends received by non-U.S. stockholders payable out of our current or accumulated earnings and profits which are not attributable to capital gains and which are not effectively connected with a U.S. trade or business of the non-U.S. stockholder will generally be treated as ordinary income and will be subject to U.S. withholding tax at the rate of 30.0% (unless reduced by an applicable income tax treaty). In general, non-U.S. stockholders will not be considered engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. stockholder’s investment in our stock is effectively connected with such stockholder’s conduct of a U.S. trade or business (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the non-U.S. stockholder), the non-U.S. stockholder generally will be subject to U.S. tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends (a corporate non-U.S. stockholder may also be subject to a “branch profits tax” at a rate of 30.0% or lower under an applicable treaty).

We expect to withhold U.S. income tax at the rate of 30.0% on the gross amount of any distributions of ordinary income made to a non-U.S. stockholder unless (1) a lower treaty rate applies and proper certification is provided on IRS Form W-8 (i.e., IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8IMY or IRS Form W-8EXP) or (2) the non-U.S. stockholder submits an IRS Form W-8ECI claiming that the distribution is effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the non-U.S. stockholder). However, the non-U.S. stockholder may seek a refund of such amounts from the IRS if it is subsequently determined that such distribution was, in fact, in excess of our current and accumulated earnings and profits.

Non-Dividend Distributions

A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if such excess does not exceed such non-U.S. stockholder’s adjusted basis in our stock. Instead, the excess portion of such distribution will reduce the non-U.S. stockholder’s adjusted basis in our stock. The excess of a distribution over both our current and accumulated earnings and profits and the non-U.S. stockholder’s adjusted basis in our stock will be taxed, if at all, as gain from the sale or disposition of our stock. See “—Disposition of

Stock” below. Under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA (discussed below), we may be required to withhold 15% of the portion of any distribution that exceeds our current and accumulated earnings and profits. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, a non-U.S. stockholder may seek a refund of such amounts from the IRS if it is subsequently determined that such distribution was, in fact, in excess of our current and accumulated earnings and profits.

Capital Gain Dividends and FIRPTA

Under FIRPTA, a distribution made by us to a non-U.S. stockholder, to the extent attributable to gains from dispositions of U.S. real property interests held by us directly or held by the Operating Partnership or Operating Partnership Flow-Through Entity (a “capital gain dividend”), must be reported on U.S. federal income tax returns filed by, and are treated as effectively connected with a U.S. trade or business of, the non-U.S. stockholder. Capital gain dividends are subject to U.S. federal income tax at the rates applicable to U.S. stockholders. A non-U.S. corporate stockholder may also be subject to an additional 30.0% “branch profits tax” (or a lower rate of tax under the applicable income tax treaty). We are required to withhold tax at a 35.0% rate on capital gain dividends. Notwithstanding the above, if at any time during the one-year period ending on the date of our distribution of a capital gain dividend, a non-U.S. stockholder did not hold more than 10.0% of any class of our stock that is regularly traded on an established securities market, such dividend will, instead, be subject to U.S. withholding tax as an ordinary dividend and, thus, subject to a U.S. withholding tax rate of 30.0% (or lower applicable treaty rate) pursuant to the rules discussed above under “—Ordinary Dividends.” In addition, certain “qualified foreign pension funds” and certain publicly-traded non-U.S. “qualified collective investment vehicles” will no longer be subject to tax under FIRPTA on distributions that are attributable to gain from our sale or exchange of a USRPI (the “FIRPTA Exemption”). Non-U.S. shareholders are urged to consult their own tax advisors to determine the application to them of this potential relief from FIRPTA taxation in light of their particular circumstances.

Disposition of Stock

Gain recognized by a non-U.S. stockholder upon a sale, repurchase or other disposition of our stock generally will not be taxable to such stockholder in the United States unless (1) investment in our stock is effectively connected with the non-U.S. stockholder’s U.S. trade or business (through a U.S. permanent establishment, if a non-U.S. stockholder is entitled to the benefits of an applicable tax treaty and such tax treaty so requires as a condition for taxation), in which case the non-U.S. stockholder generally will be subject to the same treatment as U.S. stockholders with respect to the gain and if such non-U.S. stockholder is a corporation, may also be subject to the branch profits tax described above; (2) the non-U.S. stockholder is a nonresident alien individual who was present in the United States for more than 182 days during the taxable year and other requirements are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains, reduced by certain capital losses; or (3) we are not a “domestically controlled REIT” (defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons), in which case gain recognized by a non-U.S. stockholder will be taxable under FIRPTA (unless the FIRPTA Exception applies).

We currently anticipate that we constitute a domestically controlled REIT, although, because our common stock is publicly traded, there can be no assurance that we have or will retain that status. If we are not a domestically controlled REIT, gain recognized by a non-U.S. stockholder with respect to any class of our stock that is regularly traded on an established securities market will nevertheless be exempt under FIRPTA if that non-U.S. stockholder at no time during the five-year period ending on the date of disposition owned more than 10.0% of such class of stock. If the gain on the sale of shares were to be subject to taxation under FIRPTA, a non-U.S. stockholder (to whom the FIRPTA Exception does not apply) would be subject to the same treatment as U.S. stockholders with respect to the gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In that case, withholding tax at a rate of 15.0% of the amount payable could apply and any withholding tax withheld pursuant to the rules applicable to dispositions of a U.S. real property interest would be creditable against such non-U.S. stockholder’s U.S. federal income tax liability.

Non-U.S. stockholders are urged to consult their own tax advisors as to whether they will be subject to tax under FIRPTA upon a disposition of our stock.

Information reporting and backup withholding

Backup withholding will generally not apply to dividend payments made by us or our paying agents, in their capacities as such, to a non-U.S. stockholder provided that the non-U.S. stockholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid and appropriate IRS Form W-8, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a “United States person” that is not an exempt recipient. Payments of the proceeds from a disposition or a redemption effected outside the U.S. by a non-U.S. stockholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition by a non-U.S. stockholder of common shares made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. stockholder certifies under penalties of perjury that it is not a “United States person” and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

WE URGE THOSE OF YOU THAT ARE, OR WOULD BE IF PURCHASING OUR SECURITIES, A NON-U.S. STOCKHOLDER TO CONSULT YOUR OWN TAX ADVISOR(S) TO DETERMINE THE IMPACT OF THE UNITED STATES FEDERAL, STATE AND LOAN INCOME AND OTHER TAX LAWS ON THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR SECURITIES IN LIGHT OF YOUR OWN PARTICULAR CIRCUMSTANCES.

Dividend Reinvestment Plan

Our stockholders have had the opportunity since June 2006 to participate in a dividend reinvestment plan (a “DRIP”) sponsored and administered by AST which allows them to acquire additional shares of our common stock by automatically reinvesting their cash dividends. The additional shares are purchased on the open market by the DRIP administrator. The share price of stock acquired pursuant to the DRIP is the average price of all shares purchased with the reinvested distributions by the DRIP administrator on behalf of all DRIP participants relating to a particular distribution by us. The DRIP administrator charges participants under the DRIP commissions and other fees according to the fee schedule provided by AST in connection with any acquisition of shares. We do not subsidize or otherwise provide any discount to DRIP participants in connection with the acquisition of shares of common stock under the DRIP. Stockholders who do not participate in the DRIP continue to receive cash distributions as declared. Stockholders who elect to participate in the DRIP will incur tax liability for dividends reinvested even though they will receive no related cash. Specifically, stockholders will be treated as if they have received a cash dividend from us and then applied such dividend to purchase additional common stock in the DRIP. A U.S. stockholder who reinvests dividends will be taxed on such dividends at ordinary income tax rates to the extent such dividends are made out of our current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend, in which case such designated portion of the distribution will be taxed as capital gain. See “Taxation of Taxable U.S. Stockholders—Distributions” above. A non-U.S. stockholder who reinvests dividends will be subject to U.S. withholding tax on such dividends to the extent such dividends are made out of our current or accumulated earnings and profits, as discussed in “Taxation of Non-U.S. Stockholders—Ordinary Dividends” above. A non-U.S. stockholder who reinvests dividends that we designate as capital gain dividends will be subject to tax on such dividends as discussed in “Taxation of Taxable Non-U.S. Stockholders—Capital Gain Dividends and FIRPTA” above.

Foreign Account Tax Compliance Act (“FATCA”)

FATCA generally imposes a 30% withholding tax on certain U.S.-source “withholdable payments” made after June 30, 2014 to “foreign financial institutions” with U.S. customers and “foreign nonfinancial entities” with substantial U.S. owners, unless foreign financial institutions and foreign nonfinancial entities disclose certain information regarding their U.S. customers or U.S. owners to the IRS and satisfy certain conditions, including the execution of an information reporting agreement with the IRS. A “withholdable payment” is non-effectively connected (1) U.S. source fixed or determinable annual or periodical income (i.e., dividends, interest, royalties); (2) U.S. source gross proceeds from sales of property that produce interest and dividend income; and (3) interest on deposits with foreign branches of domestic commercial banks (which are otherwise non-U.S. source income). A foreign financial institution includes a foreign entity that (1) accepts deposits in the ordinary course of a banking or similar business, (2) holds financial assets for the account of others as a substantial portion of its business, or (3) is engaged or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities, partnership interests, commodities or any interest in the foregoing. A foreign nonfinancial entity is any entity that is not a foreign financial institution.

In order to comply with the new rules and avoid the 30% withholding tax, non-U.S. stockholders should note that they may themselves be required to comply with these reporting requirements with respect to their investors and/or to enter into an information reporting agreement with the IRS. Non-U.S. stockholders are urged to consult their own tax advisors as to the impact of these new rules and reporting requirements on their investment in us.

Tax Aspects of Our Investment in The Operating Partnership

We must include in our income our distributive share of the Operating Partnership’s income and gain (which would include our indirect share of the income and gain of any Operating Partnership Flow-Through Entity) and to deduct our distributive share of the Operating Partnership’s losses (which would include our indirect losses of any Operating Partnership Flow-Through Entity) only if the Operating Partnership is classified as a partnership for U.S. federal income tax purposes (and, as regard to any income, gain and losses of any Operating Partnership Flow-Through Entity, only if the Operating Partnership Flow-Through Entity is classified as either a partnership or “disregarded entity” for U.S. federal income tax purposes), rather than as a corporation or an association taxable as a corporation. Under applicable Treasury Regulations, which we refer to as the “Check-the-Box-Regulations,” an unincorporated domestic entity with at least two members may elect to be classified for U.S. federal tax purposes either as an association taxable as a corporation or as a partnership and an unincorporated domestic entity having only one member may elect to be classified for U.S. federal tax purposes either as an association taxable as a corporation or a “disregarded entity”. If an unincorporated domestic entity does not make any classification election, it generally will be treated either as a partnership (if it has at least two members) or a “disregarded entity” (if it has only one member) for U.S. federal income tax purposes. The Operating Partnership is classified as a partnership for U.S. federal income tax purposes and does not intend to make the election to be treated as an association taxable as a corporation under the Check-the-Box-Regulations.

Even though the Operating Partnership has not made, and will not make, the election to be treated as an association taxable as a corporation for U.S. federal income tax purposes, it may nonetheless be taxed as a corporation for U.S. federal income tax purposes if it were to constitute a “publicly-traded partnership” and it were unable to satisfy the “90% gross income requirement”. In general, a publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. However, even if a partnership were to constitute a “publicly-traded partnership” under this definition, the partnership would still not be treated as a corporation for U.S. federal income tax purposes if at least 90.0% of the partnership’s gross income for each taxable year consisted of “qualifying income” under Section 7704(d) of the Code. Qualifying income generally includes any income that is qualifying income for purposes of the 95.0% gross income test applicable to REITs.

Under applicable Treasury Regulations, limited safe harbors from the definition of a publicly traded partnership are provided. Pursuant to one of those safe harbors—i.e., the “Private Placement Exclusion”—interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction (or transactions) that were not required to be registered under the Securities Act and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity (including a partnership, grantor trust or S corporation) that owns an interest in the partnership is treated as a partner in such partnership only if (1) substantially all of the value of the owner’s interest in the flow-through entity is attributable to the flow-through entity’s direct or indirect interest in the partnership, and (2) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation.

We do not believe that the Operating Partnership constitutes a publicly traded partnership in the first instance. This is because (1) interests in the Operating Partnership are not traded and have never been traded on an established securities market; and (2) the Operating Partnership satisfies the Private Placement Exclusion safe harbor (such that interests in the Operating Partnership should not be treated as readily tradable on a secondary market or the substantial equivalent thereof). Moreover, even if interests in the Operating Partnership could be viewed as being traded on an established securities market or readily tradable on a secondary market or the substantial equivalent thereof, the Operating Partnership should still avoid “corporation” treatment for U.S. federal income tax purposes since at least 90.0% of its gross income for each taxable year has consisted of, and is expected to consist of, “qualifying income” under Section 7704(d) of the Code.

We have not requested, and do not intend to request, a ruling from the IRS that the Operating Partnership will be classified as a partnership for U.S. federal income tax purposes. If for any reason the Operating Partnership were to become taxable as a corporation for U.S. federal income tax purposes, then we would not be able to qualify as a REIT, unless we were eligible for relief from the violation pursuant to relief provisions described herein. In addition, any change in the Operating Partnership’s classification for U.S. federal income tax purposes might be treated as a taxable event, in which case we might incur a U.S. federal income tax liability without any related cash distribution. Further, items of the Operating Partnership’s income, gain, losses and deduction would not pass through to us and its other partners, and we (and its other partners) would be treated as stockholders for U.S. federal income tax purposes. In such instance, the Operating Partnership would be required to pay U.S. federal income tax at corporate tax rates on its taxable income and gain, and distributions to us (and its other partners) would constitute distributions that would not be deductible in computing such taxable income and gain.

Partners, Not The Operating Partnership, Subject to U.S. Federal Income Tax

A partnership is not a taxable entity for U.S. federal income tax purposes. We will therefore take into account our allocable share of the Operating Partnership’s income, gains, losses, deductions, and credits for each taxable year of the Operating Partnership ending with or within our taxable year, even if we receive no distribution from the Operating Partnership for that year or a distribution less than our allocable share of the Operating Partnership’s taxable income and gain. Similarly, even if we receive a distribution from the Operating Partnership, it may not be taxable if the distribution does not exceed our adjusted tax basis in our interest in the Operating Partnership.

Tax Allocations With Respect to Contributed Properties

Pursuant to Section 704(c) of the Code, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for U.S. federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a “reasonable method” for allocating items subject to Section 704(c) of the Code, and several reasonable allocation methods are described therein.

Under the partnership agreement of the Operating Partnership, depreciation or amortization deductions of the Operating Partnership generally will be allocated among the partners in accordance with their respective interests in the Operating Partnership, except to the extent that the Operating Partnership is required under Section 704(c) to use a different method for allocating depreciation deductions attributable to its properties. In addition, gain or loss on the sale of a property that has been contributed to the Operating Partnership will be specially allocated to the contributing partner to the extent of any built-in gain or loss with respect to the property for U.S. federal income tax purposes. It is possible that we may (1) be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution, and (2) be allocated taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to us as a result of such sale.

These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate that this event will occur. The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining the portion of our distributions that are taxable as a distribution. The allocations described in this paragraph may result in a higher portion of our distributions being taxed as a distribution than would have occurred had we purchased such properties for cash.

Basis in Our Partnership Interest in the Operating Partnership.

Our adjusted tax basis in our partnership interest in the Operating Partnership generally will be:

•	the amount of cash and the adjusted tax basis of any other property we contribute to the Operating Partnership;

•	increased by our allocable share of the Operating Partnership’s income (including tax-exempt income) and our allocable share of the Operating Partnership’s indebtedness;

•

reduced, but not below zero, by our allocable share of the Operating Partnership’s loss (excluding any nondeductible items), the amount of cash and the adjusted tax basis of property distributed to us, and constructive distributions resulting from a reduction in our share of the Operating Partnership’s indebtedness;

•	increased by the amount of money plus the fair market value of property used to acquire units in the Operating Partnership from other unitholders; and

•	reduced by the amount of cash paid to us by the Operating Partnership to redeem units in the Operating partnership.

Loss allocated to us in excess of our basis in our partnership interest in the Operating Partnership will not be taken into account until we again have basis sufficient to absorb the loss. A reduction of our share of the Operating Partnership’s indebtedness will be treated as a constructive cash distribution to us, and will reduce our adjusted tax basis in our partnership interest in the Operating Partnership. Distributions, including constructive distributions, in excess of the adjusted tax basis of our partnership interest in the Operating Partnership will constitute taxable income to us. Such distributions and constructive distributions normally will be characterized as long-term capital gain.

Sale of the Properties

We conduct substantially all our business through the Operating Partnership. The Operating Partnership intends to hold its properties (through the Operating Partnership Flow-Through Entities) for investment with a view to long-term appreciation. We believe that such properties should not be considered dealer property (i.e., property held for sale to customers in the ordinary course of business). Whether property is dealer property is a question of fact that depends on the particular facts and circumstances with respect to that particular transaction, however. Our share of any gain realized by the Operating Partnership (or Operating Partnership Flow-Through Entity) on the sale of any dealer property generally will be treated as income from a prohibited transaction that is subject to a 100% excise tax (unless such sale qualified for the Prohibited Transaction Safe Harbor). See “Prohibited Transaction Rules” above. Although we and the Operating Partnership will attempt to ensure that no property sale will be treated as a prohibited transaction, no assurance can be given of this treatment.

New Partnership Audit Legislation

On November 2, 2015, former President Obama signed into law the Bipartisan Budget Act of 2015 (the “Budget Act”). The Budget Act repeals the partnership tax audit laws that were enacted in 1982 by the Tax Equity and Fiscal Responsibility Act (“TEFRA”), as well as the audit rules and procedures dealing with “electing large partnerships.” The Budget Act contains provisions that set forth a brand new set of partnership audit rules and procedures (collectively, the “New Partnership Audit Rules”) that will become mandatorily effective for tax returns filed for partnership taxable years beginning after December 31, 2017 (and elective for partnership taxable years beginning after November 2, 2015 and before January 1, 2018).

A central feature of the New Partnership Audit Rules is that, unlike prior law, partnership audit adjustments will no longer be assessed and collected at the partner level, but will instead be assessed to, and the tax arising from such adjustments (referred to as the “imputed underpayment”) collected directly from, the partnership, unless the Passthrough Adjustment Election or the Opt-Out Election (both defined below) is made. Moreover, any imputed underpayment imposed on a partnership from an audit adjustment will be imposed in the year that the audit adjustment is finalized (the “Adjustment Year”), as opposed to the year that is audited (the “Reviewed Year”). This is the case even if a partner that is a partner in the partnership in the Adjustment Year was not a partner in the partnership during the Reviewed Year. Accordingly, under the New Partnership Audit Rules partners in an Adjustment Year would be required to bear the cost of any partnership audit adjustments made with respect to a prior year that is the Reviewed Year.

The IRS will determine an imputed underpayment by netting partnership audit adjustments and multiplying the result by the highest marginal federal tax rate (without regard to the character of any income or gain) in effect for the Reviewed Year. The imputed underpayment calculation will not take into consideration any partner-level tax attributes. Furthermore, to the extent that any audit adjustment reallocates partnership items from one partner to another partner, such adjustment will not take into account any decrease in any item of income or gain, and any increase in any item of deduction, loss or credit. Accordingly, if an income reallocation were made from one partner to another partner resulting in an imputed underpayment due to an increase in income to one partner, such assessment will not take into consideration any reduction in income to the other partner.

A partnership and the “partnership representative” (discussed below) have the ability to demonstrate that modifications to an imputed underpayment, and a lower rate of tax, are appropriate. Specifically, a partnership and the partnership representative may provide to the IRS, within 270 days from the date of mailing of a “Notice of Proposed Partnership Adjustment” by the IRS, and before the issuance of a “Notice of Final Partnership Administrative Adjustment” by the IRS, partner-specific information reflecting certain tax attributes of the partners (e.g., tax-exempt partners, individual partners subject to favorable rates on capital gains and qualified dividends, non-U.S. partners and C-corporation partners (which are currently subject to tax at a rate that is lower than the maximum individual ordinary income rate)). Additionally, modifications and reductions to an imputed underpayment may be made to the extent that a partner files an amended tax return for the Reviewed Year which takes into account the partnership adjustments and includes the tax payment due. The Budget Act directs the IRS to establish rules to implement procedures with respect to the modification of imputed underpayments.

As an alternative to a partnership directly bearing the tax burden with respect to an imputed underpayment, the partnership may affirmatively make an election to have adjustments from a partnership-level audit reflected on adjusted Schedules K-1 (which are provided to both the partners as well as the IRS) and paid at the partner level by those partners that were partners in a Reviewed Year (the “Passthrough Adjustment Election”). The Passthrough Adjustment Election must be made no later than 45 days after the date of the issuance of a “Notice of Final Partnership Administrative Adjustment,” and once made, the Passthrough Adjustment Election is revocable only with the consent of the IRS. The partners would be required to take the adjustments into account on their own tax returns in the Adjustment Year. Penalties would be determined at the partnership level, but interest would be determined at the partner level at the short-term federal rate plus 5%.

All partnerships will be subject to the New Partnership Audit Rules unless they are eligible to opt out of these rules altogether and make an opt-out election every year (the “Opt-Out Election”). Partnerships that are eligible for the Opt-Out Election are those partnerships that issue fewer than 100 Schedules K-1 a year and have as partners individuals, C corporations (including comparable non-U.S. entities), S corporations, or an estate of a deceased partner as partners. A C corporation partner that is a regulated investment company (“RIC”) or a real estate investment trust (“REIT”) does not prevent the partnership from being able to elect out, provided the applicable requirements are met. Each S corporation shareholder is counted for purposes of the 100-Schedule K-1 limit. Partnerships that have another partnership as a partner (i.e., tiered partnership structures) cannot make the Opt-Out Election.

The New Partnership Audit Rules eliminate the designation of a “tax matters partner.” Instead, a partnership will designate a “partnership representative” who does not need to be a partner (but must have a substantial presence in the United States) and will have broad authority to resolve any partnership audit. The partnership representative’s actions and decisions will bind the partnership and all partners, and unlike the rules under TEFRA, partners will no longer have a statutory right to notice or to participate in any audit proceedings. Likewise, partners will no longer be able to initiate an administrative adjustment request with respect to tax returns for prior years.

We are the “tax matters partner” of the Operating Partnership, and we (or a party we designate) will serve as the “partnership representative” of the Operating Partnership for taxable years beginning after December 31, 2017. We will determine the best course of action for the Operating Partnership to follow under the New Partnership Audit Rules and the attendant implementing guidelines and procedures that are expected to be issued by the IRS and the Department of Treasury, including, but not limited to, (i) whether an Opt-Out Election or a Passthrough Adjustment Election is available or appropriate for the Operating Partnership, and (ii) whether any modifications to imputed underpayments should be made and amended tax returns should be filed by the Operating Partnership. We will make our determinations in a manner that takes into consideration the interests of both our shareholders and the partners of the Operating Partnership. The above discussion presents some of the salient features of the New Partnership Audit Rules, and does not contain an exhaustive description or analysis of these rules. The New Partnership Audit Rules represent a drastic and radical change from current law. Prospective investors are strongly urged to consult with their independent tax advisors as to the New Partnership Audit Rules and the impact of these rules.

State and Local Taxes

We and our subsidiaries and our stockholders may be subject to state or local taxation in various jurisdictions, including those in which we or they transact business or reside. The state and local tax treatment of us, our subsidiaries and our stockholders may not conform to the U.S. federal income tax consequences discussed above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in us.

Possible Legislative or Other Actions Affecting Tax Considerations

Prospective investors should recognize that the present U.S. federal income tax treatment of an investment in our securities may be modified by legislative, judicial or administrative action at any time, and that any such action may affect investments and commitments previously made. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department, resulting in revisions of the Treasury Regulations and revised interpretations of established concepts as well as statutory changes. Revisions in U.S. federal tax laws and interpretations thereof could adversely affect the tax consequences of an investment in our securities.

THE FOREGOING SUMMARY IS INCLUDED FOR GENERAL INFORMATION ONLY. ACCORDINGLY, YOU ARE URGED TO CONSULT WITH YOUR OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF YOUR PURCHASE, OWNERSHIP AND DISPOSITION OF OUR SECURITIES APPLICABLE TO YOUR OWN PARTICULAR TAX SITUATIONS.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed,

•	at market prices prevailing at the time of sale,

•	at prices related to such prevailing market prices, or

•	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock will be listed on NASDAQ, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate proceeds of the offering.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, certain legal matters in connection with this offering, including the validity of the securities to be offered by Sotherly or by the Operating Partnership, will be passed upon for us by Baker & McKenzie LLP.

EXPERTS

The consolidated financial statements of Sotherly Hotels Inc. and Sotherly Hotels LP as of December 31, 2016, and for the year then ended (including the schedules appearing therein), have been incorporated by reference herein in reliance upon the reports of Dixon Hughes Goodman LLP, independent registered public accounting firm, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audited consolidated financial statements and respective schedules of each of Sotherly Hotels Inc. and Sotherly Hotels LP as of December 31, 2015 and for the years ended December 31, 2015 and 2014 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We maintain a website, www.sotherlyhotels.com, which contains additional information concerning us. We file annual, quarterly and current reports, proxy statements and other information, as applicable, with the SEC. You may read and copy any materials we file with the SEC at the SEC’s public reference room at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC (http://www.sec.gov).

We have filed a registration statement on Form S-3 of which this prospectus is a part and related exhibits under the Securities Act with respect to the securities being offered by this prospectus. The registration statement contains additional information about us. You may inspect the registration statement and exhibits without charge at the office of the SEC at Room 1580, 100 F Street, N.E., Washington, D.C. 20549, and you may obtain copies from the SEC at prescribed rates.

We make available free of charge through our website all our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, definitive proxy statements and other reports filed with the SEC as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. We have also posted on this website Sotherly’s Code of Business Conduct and the charters of Sotherly’s Audit and Nominating, Corporate Governance and Compensation Committees of Sotherly’s board of directors. The information contained in or accessed through our website is neither part of nor incorporated into this prospectus.

This prospectus does not contain all of the information included in the registration statement. We have omitted certain parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement, including its exhibits and schedules, which may be found at the SEC’s website at http://www.sec.gov. Statements contained in this prospectus and any accompanying prospectus supplements about the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete. Please refer to the actual exhibit for a more complete description of the matters involved. Each of these statements is qualified in all respects by this reference.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document prior to the completion of this offering. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC prior to the completion of this offering will automatically update and supersede the previously filed information. We incorporate by reference into this prospectus the documents listed below as well as any future filings made by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (File Nos. 001-32379 and 001-36091), including any filings made after the date of this prospectus until we sell all of the securities under this prospectus, except that we do not incorporate any document or portion of a document that is “furnished” to the SEC, but not deemed “filed.” The following documents filed with the SEC are incorporated by reference in this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2016;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017;

•	our Current Reports on Form 8-K filed with the SEC on February 2, 2017, February 9, 2017, February 22, 2017, March 6, 2017, April 26, 2017, June 7, 2017 and June 30, 2017;

•	Sotherly’s definitive Proxy Statement for its Annual Meeting of Stockholders held on April 25, 2017;

•	the description of Sotherly’s common stock included in our Registration Statement on Form 8-A filed with the SEC on March 10, 2008;

•	the description of Sotherly’s Series B Preferred Stock in our Registration Statement on Form 8-A filed with the SEC on August 22, 2016; and

•	the description of the 7% Senior Unsecured Notes due 2019 issued by the Operating Partnership in our Registration Statement on Form 8-A filed with the SEC on November 21, 2014.

Any statement in a document incorporated or deemed to be incorporated by reference in this prospectus is deemed to be modified or superseded to the extent that a statement contained in this prospectus, or in any other document we subsequently file with the SEC prior to the completion of this offering, modifies or supersedes that statement. If any statement is modified or superseded, it does not constitute a part of this prospectus, except as modified or superseded.

You may request a copy of any or all of the information incorporated by reference into this prospectus (other than an exhibit to the filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

Sotherly Hotels Inc.

410 W. Francis Street

Williamsburg, Virginia 23185-4046

Attention: Investor Relations/Scott Kucinski,

Telephone: 757-229-5648

You should rely only on the information contained in this prospectus, any prospectus supplement, any applicable free writing prospectus and the documents that are incorporated by reference. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell, or soliciting an offer to buy, securities in any jurisdiction where the offer and sale is not permitted. You should not assume that the information in this prospectus, any prospectus supplement, any applicable free writing prospectus or any incorporated document is accurate as of any date other than the date of the document.

SOTHERLY HOTELS INC.

Shares

% Series D Cumulative Redeemable Perpetual

Preferred Stock

PROSPECTUS SUPPLEMENT

Sandler O’Neill + Partners, L.P.

Janney Montgomery Scott

American Capital Partners, LLC

Boenning & Scattergood, Inc.

April     , 2019